PROSPECTUS	Filed Pursuant to Rule 424(b)(4)

Registration No. 333-276592

AGEAGLE AERIAL SYSTEMS INC.

16,319,165 WARRANT SHARES

This prospectus relates to the resale by the Selling Shareholders (the “Selling Shareholders”), identified on page 71 of this prospectus, of up to 16,319,165 shares of common stock (the “Warrant Shares”), par value $0.001 per share (the “Common Stock”) of AgEagle Aerial Systems Inc. (the “Company”), issuable upon the exercise of warrants (the “Warrants”) consisting of (i) 14,835,605 Warrant Shares underlying the Warrants at an initial exercise price of $0.1247 per warrant (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering defined below) issued to the Selling Shareholders in a private placement pursuant to Investor Notices (as defined below) received by the Company from the Selling Shareholders on November 15, 2023, the Assignment, Waiver and Amendment Agreement (the “Assignment Agreement”) among the Company and the Selling Shareholders, dated November 15, 2023, and the Securities Purchase Agreement (the “Series F Agreement”) between the Company and one of its investors, dated June 26, 2022; and (ii) 1,483,560 Warrant Shares underlying the Warrants at the exercise price of $0.1247 per warrant initially issued to Dawson James Securities, Inc. (“Dawson”) in a private placement pursuant to an engagement letter between Dawson and the Company, dated November 15, 2023 (the “Engagement Letter”), of which Warrant for 1,281,796 Warrant Shares were subsequently assigned by Dawson to certain Selling Shareholders.

We are registering the above described offer and sale of the Warrant Shares by the Selling Shareholders to satisfy certain registration rights we have granted. We will not receive any proceeds from the sale of the Warrant Shares by the Selling Shareholders. We may receive up to approximately $1.6 million in proceeds upon the exercise of the Warrants for cash. The Selling Shareholders may offer all or part of the Warrant Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Warrant Shares are being registered to permit the Selling Shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholders may sell these Warrant Shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution.” In connection with any sales of Warrant Shares offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will bear all costs, expenses and fees in connection with the registration of the Warrant Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Warrant Shares, or interests therein.

Investing in our shares involves substantial risks. See “RISK FACTORS” on page 10 of this prospectus. You should carefully read this prospectus and the documents incorporated herein before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Warrant Shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2024.

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This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the Warrant Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered, or Warrant Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Warrant Shares.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction.

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ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, references to “AgEagle,” the “Company,” “we,” “us,” and “our” refer to AgEagle™ Aerial Systems Inc. and our subsidiaries.

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our Common Stock. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Common Stock. You should rely only on the information contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date hereof, regardless of the time of its delivery or any sale of our Warrant Shares.

INDUSTRY AND MARKET DATA

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. Although we believe these third-party sources are reliable, we have not independently verified the information. Except as may otherwise be noted, none of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. In addition, some data are based on our good faith estimates. Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. See “Special Note Regarding Forward-Looking Statements” below.

MARKET INFORMATION

Our shares of Common Stock are traded on The NYSE American under the symbol “UAVS.” On January 17, 2024, the last reported sale price of our Common Stock was $0.10 per share. As of January 12, 2024, there were approximately 332 holders of our Common Stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of shares of our Common Stock which are held in street name by brokers and other nominees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

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Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	increased competition, including from companies which may have substantially greater resources than we have, and, in the unmanned aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	uncertainty in the customer adoption rate of commercial use unmanned aerial systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and resulting government-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade and other business restrictions affecting our ability to manufacture and sell our products;

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and any related prospectus supplement and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes and other information appearing elsewhere in this prospectus and the matters discussed in the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” section and other sections of this prospectus.

Overview

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight and/or Operations Over People in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing in Lausanne, Switzerland which supports our international business activities.

Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs

●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

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Key components of our growth strategy include the following:

●	Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps to attract and retain highly skilled professionals. We intend to preserve this culture to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us to make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

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AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that meet the highest possible safety and operational standards and fit their specific business needs. We have established three Centers of Excellence that our leadership has challenged to cross-pollinate ideas, industry insights and interdisciplinary skillsets to generate intelligent autonomous solutions that efficiently leverage our expertise in robotics, automation and manufacturing to solve problems for our customers, irrespective of the industry sector in which they may operate.

In December 2022, we unveiled our new eBee™ VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions; and in April 2023, were awarded a federal contract from the U.S. Department of Defense’s Defense Innovation Unit (“DIU”) to produce and deliver eBee™ VISION fixed-wing drones and customized command and control software that proves compatible and is in full compliance with the DoD Robotic and Autonomous System-Air Interoperability Profile (“RAS-A IOP”). In addition, three branches of European military forces have taken delivery of eBee VISION drones in 2023. In anticipation of achieving commercial production of eBee VISIONs later this year, we have teams hosting live demonstrations of eBee VISION prototypes for officials of government and military agencies in Austria, the Baltics, Italy, Poland, Spain and across the United States.

In May 2023, we released the new RedEdge-P™ dual high resolution and RGB composite drone sensor, representing yet another AgEagle technological advancement in aerial imaging cameras, seamlessly integrating the power and performance of the RedEdge-P and the new RedEdge-P blue cameras in a single solution. The RedEdge-P dual doubles analytical capabilities with the benefit of a single camera workflow. Its coastal blue band – the first of its kind in the market – was specifically designed for vegetation analysis of water bodies; environmental monitoring; water management; habitat monitoring, protection and restoration; and vegetation species and weeds identification, including differentiating and counting plants, trees, invasive species and weeds.

In April 2023, AgEagle released Field Check for the Measure Ground Control mobile app. Measure Ground Control is a complete Software-as-a-Service solution for drone program management that is available as a web app and mobile app for both iOS and Android devices. The software’s capabilities include mission and equipment management, flight control, data processing and analysis, secure data storage and sharing, online collaboration and reporting. Field Check’s unique feature set enables users to review and validate the quality of their drone-captured imagery on-site. Capturing target imagery right the first time in one trip to a project site allows users to eliminate time loss and costs associated with project reworks by ensuring data capture is complete and ready for processing into high-resolution outputs before leaving a site. Reflecting our software development team’s superb problem-solving capabilities, Field Check provides our clients with a competitive edge in their drone operations and across the industries they serve by avoiding project repeats and downtime due to data processing errors or poor image quality.

●	AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

●	Our eBee TAC UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense. We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

●	Our eBee X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament to our commitment to provide best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

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●	Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report (“DVR”) demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 acquisitions completed in 2021 (the “2021 Acquisitions”), we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

●	In November 2022, we partnered with government contractor W.S. Darley & Co. (“Darley”) to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

Risks related to Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” in this prospectus. Some of these risks include, but are not limited to, risks associated with:

●	our need for additional funding;

●	our ability to protect our intellectual property rights;

●	rapid technological changes in the industry;

●	governmental policies and regulations regarding our industry;

●	our ability to maintain strong relationships with our customers, suppliers and distributors, including Raven; and

●	worldwide and domestic economic trends and financial market conditions, including an economic decline in the agricultural industry.

Our Corporate Information

We were incorporated in the State of Nevada on April 22, 2015. Our principal executive offices are located at 8201 E. 34th Cir N, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is http://www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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PRIVATE PLACEMENT

Engagement Letter

The Company entered into an Engagement Letter, dated November 15, 2023, with Dawson pursuant to which Dawson agreed to serve as the sole placement agent for the Company, on a reasonable best efforts basis, in connection with the placement of the Company’s Series F Preferred (as defined below) and associated warrants to purchase Common Stock as well as Common Stock.

Pursuant to the Engagement Letter, the Company issued to Dawson 1,483,560 Warrant Shares underlying the Warrants at the exercise price of $0.1247 per warrant, equal to 10% of the total number of warrants sold in the offering. Subsequent to the issuance and prior to the date of this prospectus, warrants for 1,281,796 of the 1,483,560 Warrant Shares were assigned by Dawson to certain Selling Shareholders. These Warrant Shares have the same terms as the November Additional Warrants (as defined below) except that such Warrant Shares have a five (5) year term and do not include any anti-dilution protection provisions in connection with a subsequent equity issuance, or otherwise.

Assignment, Waiver and Amendment Agreement

The Company entered into the Series F Agreement, dated June 26, 2022, with an institutional investor, which is an existing shareholder of the Company. Pursuant to the terms of the Series F Agreement, pending shareholder approval which was obtained at the Company’s Special Meeting held on February 3, 2023, the investor has the right until August 3, 2024 (18 months after shareholder approval), in its sole discretion (the “Additional Investment Right”), to purchase up to a total aggregate additional stated value of the Company’s Series F 5% Convertible Preferred Stock (“Series F Preferred”) in minimum aggregate subscription amount tranches of $2,000,000 each (the “Minimum Subscription Requirement”), up to a total aggregate additional stated value of Series F Preferred equal to $25,000,000 (the “Additional Investment Right”), at a purchase price equal to the volume-weighted average prices of the Company’s Common Stock for three trading days prior to the date the investor gives notice to the Company that it exercised its Additional Investment Right (the “Investor Notice”).

The Company entered into the Assignment Agreement, dated November 15, 2023, with the investor pursuant to which, among other things, (i) the investor transferred and assigned to certain institutional and accredited investors (the “Assignees”), the rights and obligations to purchase up to $1,850,000 of Series F Preferred pursuant to the Additional Investment Right provided in the Series F Agreement (the “Assigned Rights”), (ii) the Series F Agreement was amended so that the Assignees are party thereto and have the same rights and obligations thereunder as the investor to the extent of the Assigned Rights, (iii) the time period during which the investor can provide an Investor Notice was extended from August 3, 2024 until February 3, 2025; and (iv) the investor and the Company agreed to a one-time waiver of the Minimum Subscription Requirement to allow exercise of the Assigned Rights.

Pursuant to the Investor Notices received by the Company from the investor and the Assignees on November 15, 2023, delivered in connection with the Assignment Agreement, the investor and the Assignees have provided notices of their desire to purchase 1,850 shares of Series F Preferred (the “November Additional Series F Preferred”) convertible into 14,835,605 shares of Common Stock (the “November Conversion Shares”) at a conversion price of $0.1247 per share (which was adjusted to $0.10 per share as a result of the Common Stock Offering defined below) and warrants (the “November Additional Warrants”) to purchase up to 14,835,605 shares of our Common Stock an initial exercise price of $0.1247 per share (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering defined below) for an aggregate purchase price of $1,850,000. The November Additional Warrants are exercisable upon issuance and has a three-year term (the “Series F Offering”).

Securities Purchase Agreement

Subsequent to the Company’s receipt of Investor Notices from the Investor and the Assignees, also on November 15, 2023, the Company entered into a Securities Purchase Agreement with three accredited investors (the “Accredited Investors”) pursuant to which the Company sold to the Accredited Investors 1,500,000 shares of Common Stock at $0.10 per share for an aggregate purchase price of $150,0000 pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on February 5, 2021 and was declared effective on May 6, 2021. The shares of Common Stock sold to the Accredited Investors in the offering were issued pursuant to a prospectus supplement and accompanying prospectus dated November 15, 2023 (the “Common Stock Offering”).

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On November 24, 2023, the Company closed both the Series F Offering and the Common Stock Offering and raised an aggregate of $2,000,000 in gross proceeds. The November Additional Series F Preferred, the November Conversion Shares and the Common Stock were issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252801), which was declared effective on May 6, 2021, and a prospectus supplement dated November 15, 2023. The November Additional Warrants and the 1,483,560 Warrant Shares were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or applicable state securities laws.

Warrants

The exercise price of the Warrants and the number of Warrant Shares issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants, but has no anti-dilution protection provisions. The Warrants will be exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares. The Warrants contain a beneficial ownership limitation, such that none of such Warrants may be exercised, if, at the time of such exercise, the holder would become the beneficial owner of more than 4.99% or 9.99%, as determined by the holder, of the Company’s outstanding shares of Common Stock following the exercise of such Warrant (the “Beneficial Ownership Limitation”).

No later than forty-five (45) calendar days after the date of the execution of the Purchase Agreement, the Company shall file a registration statement on Form S-1 (or other appropriate form) providing for the resale by the investors of the Warrant Shares issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to cause the registration statement to become effective, (i) in the event that the registration statement is not subject to a full review by the Commission, thirty (30) calendar days following the filing date, or (ii) in the event that the registration statement is subject to a full review by the SEC, sixty (60) calendar days following the filing date, and to keep the registration statement effective at all times until no Investor owns any Common Warrants or Warrant Shares issuable upon exercise thereof.

We are registering the offer and sale of the Warrant Shares by the Selling Shareholders to satisfy certain registration rights we have granted.

Our registration of the Warrant Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Warrant Shares if or when exercised. The Selling Shareholders may offer, sell or distribute all or a portion of their Warrant Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholders may sell the Warrant Shares in the section titled “Plan of Distribution.”

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THE OFFERING

Shares Offered by the Selling Shareholders:	16,319,165

Common Stock Outstanding Prior to the Exercise of the Warrants by the Selling Shareholders:	142,520,163

Common Stock Outstanding Assuming the Full Exercise of the Warrant by the Selling Shareholders:	158,839,328

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the Selling Shareholders. We will receive the proceeds of approximately $1.6 million from the full exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. The Warrants will be exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares; in which case we would not expect to receive any gross proceeds from the cashless exercise of the Warrant.

Risk Factors:	You should carefully read the “Risk Factors” on page 10 and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Symbol for Our Common Stock:	UAVS

*	All securities held by the Selling Shareholders that are convertible or exercisable into shares of our Common Stock are subject to a Beneficial Ownership Limitation, which limits the Selling Shareholders from converting or exercising such securities in the event the conversion or exercise will result in each Selling Shareholders beneficially owning more than either 4.99% or 9.99% of our issued and outstanding shares of Common Stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or shareholder has sole or shared voting power or investment power and also any shares which the security or shareholder has the right to acquire within a forward-looking 60-day period, whether through the exercise or conversion of any preferred share, option, convertible security, warrant or other right.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our securities. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We have a history of operating losses and expect to incur significant additional operating expenses.

Through our wholly-owned subsidiary, AgEagle Aerial, Inc., we have been operating for over ten years. It was not until 2021 that we acquired the latest go-to-market airframes, sensors and software technologies of our products. As of December 31, 2022, we had an accumulated deficit of approximately $111,553,444 which included net losses of approximately $58,253,723 and $30,108,680 for the years ended December 31, 2022 and 2021, respectively. As of September 30, 2023, we had an accumulated deficit of $134,374,548. For the nine months ended September 30, 2023, we had a net loss of approximately $17,910,210. We are currently still incurring significant net losses as we continue to invest in our business strategy and grow our business. As a result we cannot guarantee when we can expect to generate sufficient cash flows from operations to be adequate to cover our operating business. Moreover, even if we achieve profitability, given the competitive and evolving nature of the industries in which we operate, we may be unable to sustain or increase profitability and failure to do so would adversely affect our business, including our ability to raise additional funds.

We will need additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on product and software development. We will require additional funds to support our continued research and development activities, as well as the costs of commercializing, marketing and selling any existing and new products and/or services resulting from those activities. Until such time, if ever, that we can generate sufficient revenue and achieve profitability, we will need to meet our future cash needs through equity or debt financings. There can be no assurance that we will be successful in our capital raising efforts.

On May 25, 2021, the Company entered into an at-the-market Sales Agreement (the “ATM Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. as sales agents (the “Agents”), in connection with the offer and sale from time to time of shares of the Company’s Common stock, having an aggregate offering price of up to $100,000,000 (the “ATM Shares”), through an at-the-market equity offering program (the “ATM Offering”). During 2022, we raised total gross proceeds of $17.8 million in debt and equity transactions, including $4.6 million through the ATM Offering.

On June 26 2022, the Company entered into a Securities Purchase Agreement with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of that agreement, the Company issued and sold to the Investor 10,000 shares of the Series F 5% Preferred Convertible Stock (“Series F”) and warrants to purchase up to 16,129,032 shares of the Company’s Common Stock at $0.96 per share in a registered direct offering and raised a total of $10,000,000 in gross proceeds.

On December 6, 2022, the Company and the Investor entered into a Securities Purchase Agreement pursuant to which the Company issued and sold to the Investor (i) a 8% original issue discount promissory note (the “Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note is an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Company received net proceeds of $3,285,000 net of the original issue discount of $140,000 and $75,000 of issuance costs. Pursuant to a Warrant Exchange Agreement dated September 15, 2023, the Warrant was exchanged for 5,000,000 shares of the Company’s common stock.

On March 10, 2023, the Company issued and sold to the Investor an additional 3,000 shares of Series F convertible into 2,381 shares of the Company’s common stock, per $1,000 Stated Value per share of Preferred Stock, at a conversion price of $0.42 per share and associated common stock warrant to purchase up to 7,142,715 shares of common stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) in a private placement and raised $3,000,000 in gross proceeds. The Additional Warrant is exercisable upon issuance and has a three-year term.

On June 5, 2023, the Company issued and sold 16,720,000 shares of the Company’s common stock at $0.25 per share and associated common stock warrant to purchase up to 25,080,000 shares at an exercise price of $0.38 per share, and raised $4,180,000 in gross proceeds. The warrant is for a term of 5.5 years commencing on the closing date, but is not exercisable for the first six months after closing.

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On November 15, 2023, the Company issued and sold an additional 1,850 shares of Series F convertible into 14,835,605 shares of Common Stock and November Additional Warrants to purchase up to 14,835,605 shares of Common Stock at an initial exercise price of $0.1247 per share, for an aggregate purchase price of $1,850,000. On that same day, the Company sold 1,500,000 shares of Common Stock at $0.10 per share, raising an additional $150,000 in gross proceeds.

Despite the foregoing, we will require additional financing in the future. If we are unable to raise additional capital, we may have to delay, curtail or eliminate commercializing, marketing and selling one or more of our solutions. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.

In addition, if additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2023, the Company had $1,600,143 of cash on hand and working capital of $2,818,220. As of December 31, 2022, the Company had $4,349,837 of cash on hand and working capital of $9,079,091. For the nine months ended September 30, 2023, the Company had a net loss of approximately $17,910,210. During the year ended December 31, 2022, the Company incurred a net loss of $58,253,723, and used cash in operating activities of $20,107,670. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. As the Company will require additional liquidity to continue its operations and meet its financial obligations over the next twelve months, there is substantial doubt about the Company’s ability to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operation and the restructuring of operations to grow revenues and reduce expenses.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing options are available. The consolidated financial statements contained in this Annual Report do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Risks Related to Our Business and the Industries We Serve

We operate in evolving markets, which makes it difficult to evaluate our business and future prospects.

AgEagle’s drone, sensor and software technologies are and will be sold in new and rapidly evolving markets. The commercial UAV industry is in the early stages of customer adoption and the FAA’s definition of regulations relating to the integration of commercial drones into the U.S. National Airspace System is rapidly evolving. Accordingly, our business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for our drone systems and solutions will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following:

●	Generate sufficient revenue to achieve sustainable profitability;

●	Acquire and maintain market share;

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●	Achieve or manage growth in our business operations;

●	Renew contracts;

●	Attract and retain software and system engineers and other highly qualified personnel;

●	Successfully develop for the commercial market new products and end-to-end solutions;

●	Adapt to new or changing polices and spending priorities of current and prospective clients; and

●	Access to additional capital when required and on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition would be materially harmed.

Product development is a long, expensive, and uncertain process.

The development of UAV systems is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We plan to continue making significant investments in research and development relating to our products and technology services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and will likely negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

Although we have successfully acquired our fully developed go-to-market UAV systems, sensors, and software technology solutions ready for sale or subscription, we may still fail to achieve commercial success for several reasons, including, among others, the following:

●	failure to obtain the required regulatory approvals for their use;

●	rapid obsolescence of a product due to new, more advanced technologies;

●	prohibitive production costs;

●	competing products;

●	lack of product innovation;

●	unsuccessful distribution and marketing through our sales channels;

●	insufficient cooperation from our supply and distribution partners; and

●	product development that does not align with or meet customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our solutions may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with our competitors; or may not feel there is a significant need for the products we develop. As a result, significant revenue from our current and new product investments may not be achieved for several years, if at all, and that will affect the Company’s profitability.

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We face competition from other companies, many of which have substantially greater resources.

Our competitors may be able to provide customers with products that have different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price, and the availability of key professional personnel. Furthermore, many of our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products and technologies, manufacture in high volumes more efficiently, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. Small business competitors may be able to offer more cost competitive solutions, due to their lower overhead costs. The markets for commercial drones and services are quickly expanding, and competition is intensifying as additional competitors enter the market and current competitors expand their product offerings. In order to secure contracts successfully when competing with larger, better financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively could have a material adverse effect on our business, prospects, financial condition or future operating results.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and successful in the development of our products and to our future growth potential. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality and non-disclosure agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. As we currently only have a limited amount of granted patent or copyright protections, we must rely on trade secrets and nondisclosure agreements, which provide limited protections. Our intellectual property rights may be challenged, invalidated, or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors.

Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management’s attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party; however, claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

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The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We have developed and sold products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. Currently, the unmanned aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We may incur substantial product liability claims relating to our products.

As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny in recent years, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any of our products.

We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks, which exceed the FDIC insurance limits. We also maintain cash deposits in foreign banks where we operate, some of which are not insured or are only partially insured by the FDIC or other similar agencies. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. Additionally, on March 15, 2023, Credit Suisse announced that it would borrow up to 50 billion Swiss francs, or $53.7 billion, from the Swiss National Bank to address its liquidity concerns. We have historically maintained deposits less than $1 million euros at Credit Suisse and have now lowered our bank balances as part of our risk mitigation plan in connection with the foregoing. We may increase our deposits at Credit Suisse in the future however; and there can be no assurance that we will be able to effectively mitigate the risk of loss should a similar event impact Credit Suisse in the future or any other bank at which we maintain deposits. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or applicable foreign government, or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

We often rely upon other companies to perform work we are obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that provide complementary or supplementary services to our offers. We are responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ requirements may be compromised. In extreme cases, performance, or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

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For certain of the components included in our products, there are a limited number of suppliers we can rely upon. If we are unable to obtain these components when needed, we could experience delays in the manufacturing of our products and our financial results could be adversely affected.

Suppliers of some of the components of our products may require us to place orders with significant lead-time to assure supply in accordance with their manufacturing requirements and enter into agreements specifically for our technological services business. Delays in supply may significantly hurt our ability to fulfill our contractual obligations and therefore our business and result of operations. In addition, we may not be able to continue to obtain such components from these suppliers on satisfactory commercial terms. Disruptions of our manufacturing operations would ensue if we were required to obtain components from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified executive, technical and sales personnel. The failure to recruit additional key personnel when needed, with specific qualifications, on acceptable terms and with an ability to maintain positive relationships with our partners, might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our future growth depends on our gaining market acceptance and regular production orders for our products and services. Our marketing plan includes attendance at trade shows, conducting private demonstrations, advertising, social media, public relations, promotional materials and advertising campaigns in print and/or broadcast media. In addition, our marketing plan incorporates strategies to nurture, expand and leverage our global reseller network and relationships with government and defense contractors to achieve greater market penetration in the commercial and government/military verticals. In the event we are not successful in obtaining a significant volume of orders for our products and technology services, we will face significant obstacles in expanding our business. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

Our operating margins may be negatively impacted by reduction in sales or an increase in the cost of products sold.

Expectations regarding future sales and expenses are largely fixed in the short term. We maintain raw materials and finished goods at a volume we feel is necessary for anticipated distribution and sales. Therefore, we may not be able to reduce costs in a timely manner to compensate for any unexpected shortfalls between forecasted and actual sales.

We face a significant risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

●	the timing of sales or subscription of our products;

●	unexpected delays in introducing new products and services;

●	increased expenses, whether related to sales and marketing or administration; and

●	costs related to possible acquisitions of businesses.

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Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition, and results of operations.

The markets in which we compete are subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and services and new products and services. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results, and financial condition may be adversely affected.

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In August 2016, the FAA’s final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System went into effect, providing safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. In April 2021, the FAA’s final rules requiring remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS to fly over people and at night under certain conditions also went into effect. We cannot assure you that any additional final rules will result in the expanded use of our UAS and UAS solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

Federal, state and tribal government regulation of domestic hemp cultivation is new and subject to constant change and evolution, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to domestic hemp cultivation could adversely affect our business, results of operations and our business prospects for our HempOverview SaaS platform.

We may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

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These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We develop and maintain an information security program to identify and mitigate cyber risks, but the development and maintenance of this program is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

The potential liabilities associated with these events could exceed the insurance coverage we maintain. Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of technology platforms or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with generally accepted accounting principles in the United States require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

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Our results of operations can be significantly affected by foreign currency fluctuations and regulations.

A significant portion of our revenues is currently derived in the local currencies of the foreign jurisdictions in which our products are sold. Accordingly, we are subject to risks relating to fluctuations in currency exchange rates. In the future, and especially as we further expand our sales efforts in international markets, our customers will increasingly make payments in non-U.S. currencies. Fluctuations in foreign currency exchange rates could affect our revenues, operating costs and operating margins. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency or if it reduces the cost-competitiveness of our products. We cannot predict the effect of future exchange rate fluctuations on our operating results.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our manufacturing facilities, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions. Disasters occurring at our manufacturing facilities could impact our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

For instance, Russia’s military conflict in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets. Although our business does not have any direct exposure to Russia or the adjoining geographic regions, the extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

International trade disruptions or disputes could adversely affect our business and operating results.

Significant portions of our business are conducted in Europe, Asia, and other international geographies. Interruptions in international relationships such as the exit by the U.K., commonly referred to as “Brexit” from the EU, or the rapidly evolving conflict between Russia and Ukraine, and trade disputes such as the current trade negotiations between the U.S. and China, could result in changes to regulations governing our products and our intellectual property, disruption of our manufacturing or commercial operations, our inability to timely engage with and collect payment from customers in Russia and other affected regions, or otherwise affect our ability to do business. Although these global problems transcend our company and afflict companies across industries and borders, these and similar events could adversely affect us, or our business partners or customers.

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We are subject to the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and their intermediaries from making payments to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage.

We are also subject to anti-bribery laws in the jurisdictions in which we operate. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with the FCPA and other anti-bribery laws, there is no assurance that such policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire. We do business in a number of countries in which FCPA violations by other companies have recently been enforced. Failure to comply with the FCPA, other anti-bribery laws or other laws governing the conduct of business with foreign government entities, including local laws, could disrupt our business and lead to severe criminal and civil penalties, including imprisonment, criminal and civil fines, loss of our export licenses, suspension of our ability to do business with the federal government, denial of government reimbursement for our products and/or exclusion from participation in government healthcare programs. Other remedial measures could include further changes or enhancements to our procedures, policies, and controls and potential personnel changes and/or disciplinary actions, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We could also be adversely affected by any allegation that we violated such laws.

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products are subject to export control and import laws, tariffs, and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of our products must be made in compliance with these laws, tariffs, and regulations. If we fail to comply with these laws, tariffs, and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers. In addition, changes in our products or changes in applicable export or import laws, tariffs, and regulations may create delays in the introduction and sale of our products in international markets or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws, tariffs, and regulations, or change in the countries, governments, persons, products, or technologies targeted by such laws, tariffs, and regulations, could also result in decreased use of our products, or in our decreased ability to export or sell our products to existing or potential customers. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

Our business may be adversely affected by the ongoing coronavirus pandemic.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and is likely to continue to affect our operations and those of third parties on which we rely, including by causing disruptions in our global supply chain, our ability to obtain raw materials, the manufacturing of and short-term demand for our products.

The spread of the coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, had a material economic effect on our business. While the potential economic impact brought on by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruptions of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the coronavirus could materially and adversely affect our business and the value of our Common Stock.

In addition, as a result of the pandemic, our ability to access components and parts needed to manufacture drones and sensors, and to perform quality testing have been impacted. During the years ended December 31, 2022 and 2021, our supply chain was adversely impacted by the pandemic, causing material delays in the delivery of critical supply orders associated with timely fulfilling our obligations to our customers. As a consequence, significant inventory purchases were made in 2021 and 2022 in order to secure the manufacturing of our products in an effort to prevent delays in our 2022 and 2023 revenues, however supply-chain and labor shortages is on-going situation that we continue to monitor closely. If either we or any third-parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted by restrictions resulting from the coronavirus pandemic, our supply chain may be further disrupted, limiting our ability to manufacture and assemble products.

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As of the date of this filing, our manufacturing facilities remain operational and we have resumed research and development activities that were temporarily suspended as a result of the COVID-19 pandemic, however we have experienced, and may continue to experience, challenges in hiring necessary staff members to conduct our research and development activities, including technical staff. Further, while the potential economic impact brought on by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Additionally, the stock market has been unusually volatile during and following the COVID-19 outbreak and such volatility may continue. Macro factors have impacted, and may continue to negatively impact the UAV market. To date, during certain periods of the COVID-19 pandemic, our stock price fluctuated significantly, and such fluctuation will likely continue to occur.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely. We will continue to monitor the situation closely.

Worldwide and domestic economic trends and financial market conditions, including an economic decline in the industries we serve, may adversely affect our operating performance.

We intend to distribute our products and services in a number of countries and derive revenues from both inside and outside the United States. We expect our business will be subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the industries we serve – including, but not limited to, agriculture, construction, energy, environmental monitoring, military/defense and public safety – could adversely impact our business, liquidity, financial condition and results of operations.

Our senior management and key employees are important to our customer relationships and overall business.

We believe that our success depends in part on the continued contributions of our senior management and key employees. We rely heavily on our executive officers, senior management and key employees to generate business and execute programs successfully. In addition, the relationships and reputation that members of our management team and key employees have established and maintain with certain key customers continue to our ability to maintain good customer relations and to identify new business opportunities. The loss of any of our executive officers, members of our senior management team or key employees could significantly delay or prevent the achievement of our business objectives and could materially harm our business and customer relationships and impair our ability to identify and secure new contracts and otherwise manage our business.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

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Risks Associated with Our Securities

The market price of our securities may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our securities may experience substantial volatility as a result of a number of factors, including, among others:

●	sales or potential sales of substantial amounts of our Common Stock;

●	announcements about us or about our competitors or new product introductions;

●	developments concerning our product manufacturers;

●	the loss or unanticipated underperformance of our global distribution channel;

●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

●	conditions in the UAV, domestic hemp cultivation and drone-enabled package delivery industries;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	changes in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

●	foreign currency values and fluctuations; and

●	overall political and economic conditions, including Russia’s invasion of Ukraine.

Our Common Stock closed as high as $0.58 and as low as $0.10 per share between January 1, 2023 and December 31, 2023 on NYSE American. On January 30, 2024, the closing price of our common stock, as reported on NYSE American was $0.08. Many of these factors are beyond our control. The stock markets have historically experienced substantial price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of our securities, regardless of our actual operating performance.

We do not intend to pay cash dividends. As a result, capital appreciation, if any, will be your sole source of gain.

We intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, from the sale of our Common Stock will be your sole source of gain for the foreseeable future.

Provisions in our articles of incorporation, our by-laws and Nevada law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our Articles of Incorporation, our By-Laws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

●	the inability of stockholders to call special meetings; and

●	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

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The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

We incur significant costs as a result of operating as a public reporting company, and our management is required to devote substantial time to regulatory compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses not otherwise incurred by a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly. For example, we expect that these rules and regulations will continue to make it more difficult and more expensive for us to obtain director and officer liability insurance.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of Common Stock, which will result in additional dilution to our shareholders.

We currently have outstanding instruments which are convertible into shares of Common Stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of outstanding Common Stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules that a broker-dealer must have reasonable grounds for believing that an investment recommended to a customer is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in the shares, resulting in fewer broker-dealers being willing to make a market in our shares, potentially reducing a stockholder’s ability to resell our securities.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, the price of our securities and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analyst’s cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, the price of our securities could decline.

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USE OF PROCEEDS

All of the Warrant Shares covered by this prospectus are being sold by the Selling Shareholders. We will not receive any proceeds from the sale of the Warrant Shares. We will receive approximately $1.6 million if the Warrants are exercised in full for cash, and we intend to use it for general corporate and working capital purposes.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Warrant Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Warrant Shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock trades on the NYSE American under the symbol “UAVS.” The following table lists the quotations for the high and low sales prices of our common stock for each quarter during the years ended December 31, 2022 and December 31, 2023.

Year Ended December 31, 2022	High	Low
Quarter ended March 31, 2022	$1.76	$0.91
Quarter ended June 30, 2022	$1.19	$0.58
Quarter ended September 30, 2022	$0.79	$0.46
Quarter ended December 31, 2022	$0.58	$0.31
Year Ended December 31, 2023
Quarter ended March 31, 2023	$0.58	$0.35
Quarter ended June 30, 2023	$0.50	$0.22
Quarter ended September 30, 2023	$0.26	$0.16
Quarter ended December 31, 2023	$0.18	$0.10

Holders

As of February 13, 2024, there were 332 holders of record of our common stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of shares of our Common Stock which are held in street name by brokers and other nominees.

Dividends

We do not intend to pay cash dividends to our stockholders in the foreseeable future. We currently intend to retain all of our available funds and future earnings, if any, to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of the fiscal year ended December 31, 2023 about our equity compensation plan and arrangements.

Plan Category	Number of shares to be issued upon exercise of outstanding options, and restricted stock units	Weighted-average exercise price of outstanding options and restricted stock units	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	5,558,732	$0.90	5,959,773
Equity compensation plans not approved by stockholders	—	—	—
	5,558,732	$0.90	5,959,773

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition since the Company’s inception should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Prospectus. All statements, other than statements of historical facts, included in this report are forward-looking statements. When used in this report, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “possible,” “expect,” “plan,” “project,” “continuing,” “ongoing,” “could,” “believe,” “predict,” “potential,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, availability of additional equity or debt financing, changes in sales or industry trends, competition, retention of senior management and other key personnel, availability of materials or components, ability to make continued product innovations, casualty or work stoppages at our facilities, adverse results of lawsuits against us and currency exchange rates. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Readers of this report are cautioned not to place undue reliance on these forward-looking statements, as there can be no assurance that these forward-looking statements will prove to be accurate and speak only as of the date hereof. Management undertakes no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This cautionary statement is applicable to all forward-looking statements contained in this report.

Overview

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

AgEagle is led by a proven management team with years of drone industry experience and is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing operations in Raleigh, North Carolina. In addition, the Company operates business and manufacturing operations in Lausanne, Switzerland in support of our international business activities.

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Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs.

●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

●	Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps attract and retain highly skilled professionals. We believe this culture is key to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

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Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

●	AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that meet the highest possible safety and operational standards and fit their specific business needs. We have established three Centers of Excellence that our leadership has challenged to cross-pollinate ideas, industry insights and interdisciplinary skillsets to generate intelligent autonomous solutions that efficiently leverage our expertise in robotics, automation and manufacturing to solve problems for our customers, irrespective of the industry sector in which they may operate.

●	We offer market-tested drones, sensors and software solutions that have earned the longstanding trust and fidelity of customers worldwide – Through successful execution of our acquisition integration strategy in 2022, AgEagle is now delivering a unified line of industry trusted drones, sensors and software that have been vigorously tested and consistently proven across multiple industry verticals and use cases. For instance, our line of eBee fixed wing drones have flown more than one million flights over the past decade serving customers spanning surveying and mapping; engineering and construction; military/defense; mining, quarries and aggregates; agriculture humanitarian aid and environmental monitoring, to name just a few. Featured in over 100 research publications globally, advanced sensor innovations developed and commercialized by AgEagle have served to forge new industry standards for high performance, high resolution, thermal and multispectral imaging for commercial drone applications in agriculture, plant research, land management and forestry. In addition, we have championed the development of end-to-end software solutions which power autonomous flight and deliver actionable, contextual data and analytics for numerous Fortune 500 companies, government agencies and a wide range of businesses in agriculture, energy and utilities, construction and other industry sectors.

●	Our eBee TAC™ UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

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●	Our eBee™ X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament of our commitment to providing best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

●	Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA.Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 Acquisitions, we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

In November 2022, we partnered with government contractor Darley to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

Impact of the War in Ukraine and COVID-19 On Our Business Operations

Global economic challenges, including the impact of the war in Ukraine, the COVID-19 pandemic, rising inflation and supply-chain disruptions, adverse labor market conditions could cause economic uncertainty and volatility. During the year ended December 31, 2022, the COVID-19 pandemic and other supply chain disruptions continued to have a significant negative impact on the UAV industry, our customers and our business globally. The aforementioned risks and their respective impact on the UAV industry and our operational and financial performance remains uncertain and outside of our control. Specifically, as a result of the aforementioned continuing risks, our ability to access components and parts needed in order to manufacture our proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If we or any of the third-parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply-chain may be further disrupted, limiting its ability to manufacture and assemble products. We expect the pandemic, inflation and supply chain disruptions and its effects to continue to have a significant negative impact on our business for the duration of the pandemic and during the subsequent economic recovery, which could be for an extended period.

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For the year ended December 31, 2022, our supply chain was adversely impacted by the COVID-19 pandemic and other global economic challenges, causing material delays in the delivery of critical components associated with production of our Altum-PT™ and RedEdge-P™ multispectral sensors, that we began to sell in early 2022. These delays resulted in a significant backlog of purchase orders for our sensors. Steps taken in early 2022 to expand our supply sources has allowed us to resolve the majority of our backlogged sensor orders and be better positioned to meet ongoing global market demand in the foreseeable future. While we believe we have largely overcome our supply chain challenges, this is an ongoing situation we will continue to monitor closely.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates include the reserve for obsolete inventory, valuation of stock issued for services and stock options, valuation of intangible assets, and the valuation of deferred tax assets. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting estimates affect the more significant judgments and estimates used in preparing our consolidated financial statements. Please see Note 2 to our consolidated financial statements, which are included in Item 8 “Financial Statements and Supplementary Data” of this Annual Report, for our Summary of Significant Accounting Policies. There have been no material changes made to the critical accounting estimates during the periods presented in the consolidated financial statements.

Revenue Recognition

Most of the Company’s revenues are derived primarily through the sales of drone, sensors and related accessories, and software subscriptions. All contracts and agreements are a fixed price and are accounted for in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company generally recognizes revenue on sales to customers, dealers and distributors upon satisfaction of performance obligations which generally occurs once control transfers to customers, which is when product is shipped or delivered depending on specific shipping terms and, where applicable, customer acceptance has been obtained. The Company records revenue in the statements of operations and comprehensive loss, net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances and returns.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent the Company’s actual costs vary from the estimates upon which the price was negotiated, it will generate more or less profit or could incur a loss. The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Additionally, customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the term of the sale or performance obligation is completed.

The Company’s software subscriptions to its platforms, HempOverview and Ground Control, are offered on a subscription basis. These subscription fees are recognized ratably over each monthly membership period as the services are provided.

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Inventories and Provision for Obsolescence

Our policy for valuation of inventory, including the determination of obsolete inventory, requires us to perform a detailed assessment of inventory at each balance sheet date, which includes a review of, among other factors, an estimate of future demand for products within specific time horizons, valuation of existing inventory, as well as product lifecycle and product development plans. Inventory reserves are also provided to cover risks arising from slow-moving items. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about future demand and market conditions. We may be required to record additional inventory write-downs if actual market conditions are less favorable than those projected by our management.

Goodwill and Intangible Assets

The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of customer programs, trademarks, customer relationships, technology and other intangible assets. Customer programs include values assigned to major programs of acquired businesses and represent the aggregate value associated with the customer relationships, contracts, technology and trademarks underlying the associated program and are amortized on a straight-line basis over a period of expected cash flows used to measure fair value, which ranges from four to five years.

As of December 31, 2022 and 2021, our goodwill balance was $23.2 million and $64.9 million, respectively. We perform an annual impairment test of our goodwill at least annually in the fourth quarter or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may be impaired. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of our industry, a decline in our market capitalization, operating performance indicators, competition, reorganizations of our business. Our goodwill has been allocated to and is tested for impairment at a level referred to as the business segment. The level at which we test goodwill for impairment requires us to determine whether the operations below the business segment constitute a self-sustaining business for which discrete financial information is available and segment management regularly reviews the operating results which is referred to as a reporting unit.

We use a quantitative approach when testing goodwill. To perform the quantitative impairment test, we compare the fair value of a reporting unit to its carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. We generally estimate the fair value of each reporting unit using a combination of a discounted cash flow (“DCF”) analysis and market-based valuation methodologies such as comparable public company trading values and values observed in recent business acquisitions. Determining fair value requires the exercise of significant judgments, including the amount and timing of expected future cash flows, long-term growth rates, discount rates and relevant comparable public company earnings multiples and relevant transaction multiples. The cash flows employed in the DCF analysis are based on our best estimate of future sales, earnings, and cash flows after considering factors such as general market conditions, existing firm orders, expected future orders, changes in working capital, long term business plans and recent operating performance.

Finite-lived intangibles are amortized to expense over the applicable useful lives, ranging from five to ten years, based on the nature of the asset and the underlying pattern of economic benefit as reflected by future net cash inflows. We perform an impairment test of finite-lived intangibles whenever events or changes in circumstances indicate their carrying value may be impaired. If events or changes in circumstances indicate the carrying value of a finite-lived intangible may be impaired, the sum of the undiscounted future cash flows expected to result from the use of the asset group would be compared to the asset group’s carrying value. If the asset group’s carrying amount exceeds the sum of the undiscounted future cash flows, we would determine the fair value of the asset group and record an impairment loss in net earnings.

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As of December 31, 2022, we performed our annual goodwill impairment tests for our three reporting units. The results of our annual impairment test indicated that the fair value of the sensors reporting unit exceeded its carrying amount, while the fair value of the SaaS and drones reporting units were less than their carrying amount, indicating an impairment. As of December 31, 2022, the Company recorded an aggregate goodwill impairment charge of $41,687,871 on the two impaired reporting units. This impairment charge is based on the excess carrying value of the reporting units over their fair values.

As of December 31, 2021, we performed our annual goodwill and finite-lived intangible assets impairment tests for our three reporting units. The results of these tests indicated that the Company’s sensors and software reporting units exceeded their respective carrying amounts, while the fair value of the SaaS reporting unit was less than the amount reflected in the consolidated balance sheet. Accordingly, the Company recorded a $12,357,921 goodwill impairment charge on its SaaS reporting unit during the fourth quarter of 2021. The results of these tests indicated that for our reporting units no impairment charges were necessary related to our finite-intangibles assets of $13.6 million.

Share-Based Compensation Awards

The value we assign to the options that we issue is based on the fair market value as calculated by the Black-Scholes pricing model. To perform a calculation of the value of our options, we determine an estimate of the volatility of our stock. We need to estimate volatility because there has not been enough trading of our stock to determine an appropriate measure of volatility. We believe our estimate of volatility is reasonable, and we review the assumptions used to determine this whenever we issue new equity instruments. If we have a material error in our estimate of the volatility of our stock, our expenses could be understated or overstated. All share-based awards are expensed on a straight-line basis over the vesting period of the options.

Results of Operations

Year Ended December 31, 2022 as Compared to Year Ended December 31, 2021

Revenues

For the year ended December 31, 2022, revenues were $19,094,425 as compared to $9,760,952 during the year ended December 31, 2021, an increase of $9,333,473, or 95.6%. The increase was attributable to the revenues derived from sales of our eBee drone products acquired in the senseFly Acquisition in the fourth quarter of 2021, coupled with total sensor sales climbing 305% to $9,840,321 from $2,428,858. Revenue growth was also positively impacted by continued strong demand for our Altum-PT and RedEdge-P multispectral sensors, which resulted in total sensor sales rising 27% to $8,655,434 from $6,793,727. In addition, SaaS subscriptions increased 11% to $598,670 for the twelve months ended December 31, 2022, compared to $538,367 for the same period in the prior year. The COVID-19 pandemic and its effects continue to have a negative impact on our business due to global supply chain constraints, inflation, and adverse labor market conditions, which could last for an extended period of time. Although we understand that market conditions impacting supply chain are not predictable at this time, we do believe we have made material progress in addressing our backlog of orders for our sensors in the third quarter of 2022 and will continue to monitor the situation on an on-going basis.

Cost of Sales

For the year ended December 31, 2022, cost of sales was $10,876,308 as compared to $5,504,708 during 2021, an increase of $5,371,600, or 97.6%. The increase in our cost of sales was attributable to new sales of eBees, acquired in the senseFly Acquisition in October 2021, and an increase in sensor sales, as well as higher costs associated with the effects of supply chain constraints, including shortages in electronic components and inflation caused by higher costs to acquire electronic components, increased labor expenses and higher freight-in costs.

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Gross Profit

For the twelve months ended December 31, 2022, gross profit was $8,218,117 as compared to $4,256,244 for the twelve months ended December 31, 2021, an increase of $3,961,873, or 93.1%. For the twelve months ended December 31, 2022, gross profit margin was 43.0% as compared to 43.6% for the twelve months ended December 31, 2021. The decrease in gross profit margin was mainly due to a slight decline in our drone and sensor margins as a result of higher component and labor costs along with increased shipping expenses over the twelve-month period.

Operating Expenses

For the year ended December 31, 2022, operating expenses were $72,494,954, as compared to $34,549,016 during 2021, an increase of $37,945,938, or 109.8%. Operating expenses comprise of general and administrative expenses, research and development, sales and marketing, along with goodwill impairment costs.

General and Administrative Expenses

For the year ended December 31, 2022, general and administrative expenses were $17,757,708 as compared to $14,957,410 for the prior year ended December 31, 2021, resulting in an increase of $2,800,298, or 18.7%. The increase was primarily due to costs associated with the senseFly acquisition which can be mainly attributed to additional payroll, bonus, and social charges along with the office rents for Raleigh, North Carolina and Lausanne, Switzerland. Also contributing to the increase was ERP costs offset by a reduction in stock compensation expenses related to employees and directors and additional amortization expense associated with the intangibles acquired as part of the 2021 Acquisitions and platform development costs.

Research and Development

For the twelve months ended December 30, 2022, research and development expenses were $8,113,774 as compared to $4,082,799 for the twelve months ended December 31, 2021, an increase of $4,030,975, or 98.7%. The increase was attributable to the addition of senseFly’s and Measure’s research and development teams and technological innovations resulting in the new eBee VISION intelligence, surveillance and reconnaissance drone along with continued enhancements and integrations with Measure Ground Control.

Sales and Marketing

For the twelve months ended December 31, 2022, sales and marketing expenses were $4,935,601 as compared to $3,150,886 for the twelve months ended December 31, 2021, an increase of $1,784,715, or 56.6%. The increase was primarily due to the addition of the senseFly marketing and sales teams, and conference related travel that resulted in additional business development activities.

Goodwill Impairment

For the twelve months ended December 31, 2022, goodwill impairment was $41,687,871 compared to $12,357,921 for the twelve months ended December 31, 2021. This increase was primarily attributable to the goodwill impairment related to our SaaS and drones reporting units recorded in the fourth quarter of 2022. Due to the lower than forecasted sales and profitability along with declining market conditions, decline stock price and changes in our technologies, the Company recorded an impairment charge to these two reporting units of $29,032,294 and $12,655,577, respectively, during the fourth quarter and for the year ended December 31, 2022.

Total Other Income

For the year ended December 31, 2022, other income, net was $6,023,114 as compared to $184,092 for the year ended December 31, 2021. The increase was primarily due to a $6,463,101 non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense realized in the third quarter of 2022, offset mainly by foreign exchange realized losses along with interest expense and loss on disposal of fixed assets.

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Net Income (Loss)

For the year ended December 31, 2022, the Company incurred a net loss of $58,253,723 as compared to a net loss of $30,108,680 for the year ended December 31, 2021, an increase of $28,145,043, or 93.5%. The overall increase in net loss was primarily attributable to a $41.7 million goodwill impairment charged in 2022 on our SaaS and drone reporting units as compared to a $12 million impairment on our SaaS reporting unit in 2021. In addition, in 2022 the Company incurred greater operating and transactional costs as a result of the 2021 Acquisitions. In order to execute our long-term growth strategies additional resources and investments would be required as we continue to address these shifts by developing new platforms, products and services to support prevailing growth opportunities. This increase was offset by a $6,463,101 non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense realized in the third quarter of 2022.

Cash Flows

Twelve Months Ended December 31, 2022 as Compared to the Twelve Months Ended December 31, 2021

As of December 31, 2022, cash on hand was $4,349,837, a decrease of $10,240,729, or 70.2%, as compared to $14,590,566 as of December 31, 2021. For the year ended December 31, 2022, cash used in operations $20,107,670, an increase of $7,644,542, as compared to $12,463,127 for the year ended December 31, 2021. The increase in cash used in operating activities was mainly driven by greater operating expenses incurred in 2022 as a result of our 2021 Acquisitions, which included higher inventory purchases and prepayments, along with additional accounts payable, accrued expenses and other liabilities associated with the reporting units. Also contributing to the net cash used in operating activities were non-cash charges for goodwill, stock-based compensation, depreciation and amortization expenses, gain on debt extinguishment, dividends on preferred stock Series F, defined benefit obligation expenses and loss on disposal of fixed assets that netted out to $42,268,131.

For the year ended December 31, 2022, cash used in investing activities was $8,359,759, a decrease of $34,137,865, as compared to $42,497,624 for the year ended December 31, 2021. The decrease in cash used in our investing activities resulted from the 2021 Acquisitions, purchase of property and equipment and building improvements related to the new leased warehouse and corporate offices in Wichita, along with recording capitalized costs associated with the development of the Measure Ground Control platform.

For the year ended December 31, 2022, cash provided by financing activities was $17,862,691, a decrease of $27,748,293, or 60.8% as compared to cash provided of $45,610,984 for twelve months ended December 31, 2021. The decrease in cash provided by our financing activities was due to less sales of our Common Stock through an at-the-market (“ATM”) offering and exercise of warrants in the prior year while raising capital through the sale of a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock.

Results of Operations

Three and Nine Months Ended September 30, 2023 as Compared to Three and Nine Months Ended September 30, 2022

Revenues

For the three months ended September 30, 2023, revenues were $3,483,932 as compared to $5,490,714 for the three months ended September 30, 2022, a decrease of $2,006,782, or 36.5%. The decrease mainly was attributable to a decline in revenues of $1,501,085 of our RedEdge-P and Altum-PT™ panchromatic sensors, due to continued supply chain and manufacturing constraints, $454,233 of the eBee series of drone products and $51,464 of our SaaS subscription services related to our HempOverview and Ground Control platforms. In addition, the launch of the panchromatic series commenced in the second quarter of 2022, which resulted in higher sales last year due to immediate strong demand and orders for our next generation sensors.

For the nine months ended September 30, 2023, revenues were $10,819,213 as compared to $14,620,565 for the nine months ended September 30, 2022, a decrease of $3,801,352, or 26.0%. The decline in revenues is mainly attributed to the eBee drone products of $2,995,313, $673,143 of our our RedEdge-P and Altum-PT™ panchromatic sensors and $132,896 of our SaaS subscription services related to our HempOverview and Ground Control platforms. Our continued innovation has demonstrated growth in our sales leading to strong demand of our products, specifically for our panchromatic sensor series, offsetting this growth are delays in our newly announced VISION drone product and Field Check for Measure Ground Control mobile app which we have just begun to deliver to marketplace. Additionally, our business continues to be negatively impacted by supply chain constraints, inflation, adverse labor market conditions and manufacturing disruptions due to the consolidation of our manufacturing facilities.

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Cost of Sales and Gross Profit

For the three months ended September 30, 2023, cost of sales was $2,269,858 as compared to $3,407,573 for the three months ended September 30, 2022, a decrease of $1,137,715, or 33.4%. For the three months ended September 30, 2023, gross profit was $1,214,074 or 34.8%, as compared to $2,083,141 or 37.9% for the three months ended September 30, 2022, a decrease of $869,067, or 41.7% in actual gross margin. The primary factors contributing to the decrease in our cost of sales and the gross profit margin were due to the decline in revenues from our sensor and our drone products along with significant price reduction in mid-Q2 to stimulate market demand and bring us in line specifically with competitive products manufactured in China as our products become older while awaiting the new ebee VISION. In addition, our sensor sales continue to experience supply chain pressure, because of increases in raw components and labor costs.

For the nine months ended September 30, 2023, cost of sales was $6,594,973 as compared to $8,622,436 for the nine months ended September 30, 2022, a decrease of $2,027,463, or 23.5%. For the nine months ended September 30, 2023, gross profit was $4,224,240, or 39.0% as compared to $5,998,129 or 41.0% for the nine months ended September 30, 2022, a decrease of $1,773,889, or 29.6% in actual gross margin. The decrease in gross profit margin was a result of our drone products along with significant price reduction in mid-Q2 to stimulate market demand and bring us in line specifically with competitive products manufactured in China as our products become older while awaiting the new ebee VISION. In addition, our sensor sales continue to experience supply chain pressure, because of increases in raw components and labor costs.

Operating Expenses

For the three months ended September 30, 2023, operating expenses were $7,204,187, as compared to $7,230,471 for the three months ended September 30, 2022, a decrease of $26,284, or 0.4%.

For the nine months ended September 30, 2023, operating expenses were $19,247,300, as compared to $24,015,980 for the nine months ended September 30, 2022, a decrease of $4,768,680, or 19.9%.

Operating expenses comprise general and administrative, sales and marketing, research and development and impairment charges for goodwill and an operating lease.

General and Administrative Expenses

For the three months ended September 30, 2023, general and administrative expenses were $3,357,550 as compared to $4,175,090 for the three months ended September 30, 2022, a decrease of $817,540, or 19.6%. The decrease was primarily a result of the integration of the 2021 Business Acquisitions that provided continued decreases in general and administrative costs in professional fees, relating mainly to legal and consulting fees, insurance, lease expenses due to combination of offices, reduction in employee payroll related costs due to integration of roles, ERP consulting integration costs, reduction in R&D consultants, less stock compensation costs offset by increased shareholder annual meeting costs.

For the nine months ended September 30, 2023, general and administrative expenses were $10,435,834 as compared to $14,093,655 for the nine months ended September 30, 2022, a decrease of $3,657,821, or 26.0%. The decrease was primarily a result of the integration of the 2021 Business Acquisitions which provided costs primarily included lease expenses due to combination of offices, reduction in employee payroll related costs due to integration of roles, ERP consulting integration costs, reduction in R&D consultants, less stock compensation costs offset by increased shareholder annual meeting costs.

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Research and Development

For the three months ended September 30, 2023, research and development expenses were $1,368,394 as compared to $1,818,540 for the three months ended September 30, 2022, a decrease of $450,146, or 24.8%. The decrease was primarily due to the integration of research and development teams that provide development of our new airframe, sensor and software technologies resulting in a reduction in our consultants and internal headcounts.

For the nine months ended September 30, 2023, research and development expenses were $4,320,216, as compared to $6,185,777 for the nine months ended September 30, 2022, a decrease of $1,865,561, or 30.2%. The decrease was primarily due to the integration of research and development teams that provide development of our new airframe, sensor and software technologies resulting in a reduction in our consultants and internal headcounts.

Sales and Marketing

For the three months ended September 30, 2023, sales and marketing expenses were $978,243 as compared to $1,236,841 for the three months ended September 30, 2022, a decrease of $258,598, or 20.9%. The decrease was primarily due to a decrease of travel and payroll related costs due to the integration of sales and marketing teams, along with a decrease in consulting expenses due to branding and website integration done in prior year along with less tradeshows offset by more in-person demos with our sales and marketing team for the new eBee VISON.

For the nine months ended September 30, 2023, sales and marketing expenses were $2,911,963 as compared to $3,736,548 for the nine months ended September 30, 2022, a decrease of $824,585, or 22.1%. The decrease was primarily due to the integration of sales and marketing teams, along with a decrease in consulting expenses due to branding and website integration done in prior year along with less tradeshows offset by more in-person demos with our sales and marketing team for the new ebee VISON.

Impairment Charges

For the three and nine months ended September 30, 2023, we recognized a goodwill impairment charge of $1,500,000 on our SaaS reporting unit due to its carrying value exceeded its fair value. For the nine months ended September 30, 2023, we also recognized an impairment charge on a subleased operating lease of $79,287 for the excess of the carrying value of the right of use asset at time of the sublease and the expected future cash flows from the sublease.

Other Income (Expense), net

For the three months ended September 30, 2023, other expense, net was $2,030,015 as compared to other income, net of $6,812,282 for the three months ended September 30, 2022. The increase of the expense was primarily attributable to the promissory note’s original issue discount of 4% and interest at 8% per annum issued in December 2022 along with the amendment executed to the promissory note on August 14, 2023, resulting in a debt extinguishment costs of $1,523,867, also the net foreign currency transaction losses incurred by the drone (senseFly) business, the other income for the same period in 2022 was attributable to a non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense.

For the nine months ended September 30, 2023, other expense, net was $2,887,150 as compared to other income, net of $6,484,495 for the nine months ended September 30, 2022. The increase of the expense was primarily attributable to the promissory note’s original issue discount of 4% and interest at 8% per annum issued in December 2022 along with the amendment executed to the promissory note on August 14, 2023, resulting in a debt extinguishment costs of $1,523,867, also the net foreign currency transaction losses incurred by the drone (senseFly) business, the other income for the same period in 2022 was attributable to a non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense.

Net Loss

For the three months ended September 30, 2023, we incurred a net loss of $8,020,128 as compared to a net income of $1,664,952 for the three months ended September 30, 2022, a loss increases of $9,685,080, or 581.7%. Overall, the net loss is primarily a result of a decline in our drone business due to declining revenues from sales our legacy products. In addition, due to the decrease in our sales price for eBee products for the quarter, our margins were severely impacted, diminishing our bottom-line results and reflecting a sharp decrease in our operating expenses for the quarter of approximately $2.0 million. and the $6,486,899 non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense realized in the third quarter of 2022.

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For the nine months ended September 30, 2023, the Company incurred a net loss of $17,910,210 as compared to a net loss of $11,533,356 for the nine months ended September 30, 2022, an increase of $6,376,854, or 55.3%. Overall, the net loss is primarily a result of a decline in our drone and sensor business due to declining revenues from sales of our legacy products net of a decrease in operating costs because of the integration of the 2021 Business Acquisitions and reduction in employee payroll. In addition to the $6,486,899 non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense realized in the third quarter of 2022.

Cash Flows

Nine Months Ended September 30, 2023 as Compared to the Nine Months Ended September 30, 2022

As of September 30, 2023, cash on hand was $1,600,143, as compared to $4,349,837 as of December 31, 2022, a decrease of $2,749,694.

For the nine months ended September 30, 2023, cash used in operations was $8,829,669, a decrease of $6,339,067 or 41.8%, as compared to cash used of $15,168,736 for the nine months ended September 30, 2022. The decrease in cash used in operating activities was principally driven by lower sales and operating expenses which included significantly lower inventory purchases, prepaids, accounts payable, accrued expenses and contract liabilities.

For the nine months ended September 30, 2023, cash used in investing activities was $564,116, a decrease of $7,498,625, or 93.0%, as compared to cash used of $8,062,741 for the nine months ended September 30, 2022. The decrease in cash used in our investing activities resulted mainly from the business acquisition of MicaSense and senseFly that occurred in 2022 and a decrease in platform and internal use software costs along with purchases of property and equipment.

For the nine months ended September 30, 2023, cash provided by financing activities was $6,730,348, a decrease of $7,674,030 or 53.2%, as compared to cash provided of $14,404,378 for the nine months ended September 30, 2022. The decrease in cash provided by our financing activities was due to less sales of our Common stock through an at-the-market (“ATM”) offering and exercise of warrants in the prior year offset by the sale of Series F Preferred stock issuance of Common Stock and Warrant.

Liquidity and Capital Resources

As of September 30, 2023, we had a working capital of $2,818,220. For the nine months ended September 30, 2023, we incurred a loss from operations of $15,023,060, a decrease of $2,994,791, or 16.6%, as compared to $18,017,851 for the nine months ended September 30, 2022. While we have historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable us to continue our growth is not guaranteed. We will require additional liquidity to continue its operations and meet its financial obligations over the next twelve (12) months, there is substantial doubt about our ability to continue as a going concern. We are evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

During the nine months ended September 30, 2023, we raised $6,817,400 in equity from the additional sale of Series F Preferred Stock and Offering of our Common Stock.

As of December 31, 2022, we had working capital of $9,079,091. For the year ended December 31, 2022, we incurred a loss from operations of $64,276,837, inclusive of $41,687,871 for goodwill impairment, an increase of $33,984,064, as compared to $30,292,772 for the year ended December 31, 2021. Further, we utilized our cash in our operating activities of $20,107,670, an increase of $7,644,542 as compared to $12,463,127 for the year ended December 31, 2021.

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On June 26, 2022, the Board of Directors of the Company designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. The Company issued to an existing investor 10,000 shares of Series F for an aggregate purchase price and gross proceeds of $10,000,000.

For the twelve months ended December 30, 2022, we raised $4,583,341 of net proceeds from our ATM offering with co-agents Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates.

The increase in net loss and cash used in operating activities is larger due to the Company’s long-term growth strategy and 2021 Acquisitions which have resulted in additional working capital needs. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern as the Company will require additional liquidity to continue its operations and meet its financial obligations for 12 months from the date these consolidated financial statements were issued. The Company is evaluating strategies to obtain the required additional funding for future operation and the restructuring of operations to grow revenues and reduce expenses.

For the year ended December 31, 2021, we raised capital of $6,313,943 as a result of the sale of 1,057,214 shares of Common Stock in connection with a securities purchase agreement (the “December Purchase Agreement”) entered on December 31, 2020. Also on February 8, 2021, we received $8,305,368 in additional gross proceeds associated with the exercise of 2,516,778 of warrants issued at a price of $3.30 in connection with a securities purchase agreement dated August 4, 2020. During the period from May 29, 2021, through December 31, 2021, we raised $30,868,703 by utilizing our ATM Offering with co-agents Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates.

Our primary need for liquidity is to fund working capital requirements of our business, capital expenditures, acquisitions, debt service, and for general corporate purposes. Our primary source of liquidity is funds generated by financing activities and from private placements. Our ability to fund our operations, to make planned capital expenditures, to make planned acquisitions, to make scheduled debt payments, and to repay or refinance indebtedness depends on our future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

Off-Balance Sheet Arrangements

On September 30, 2023 and December 31, 2022, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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Contractual Obligations

Material contractual obligations arising in the normal course of business primarily consist of business acquisition related liabilities, principal and interest payments for loans made under the COVID program in Switzerland, defined benefit plan obligations, principal and interest payments for operating leases and other purchase obligations. See Notes 5, 8, 10, 11 and 13 to the consolidated financial statements for amounts outstanding as of December 31, 2022 for these contractual obligations.

Inflation

During the nine months ended September 30, 2023 and the year ended December 31, 2022, inflation had a negative impact on the unmanned aerial vehicle systems industry, our customers and our business globally. Specifically, our ability to access components, parts and labor needed to manufacture our proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either the Company or any of its third parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply chain may be further disrupted, limiting our ability to manufacture and assemble products. We expect inflation and its effects to continue to have a significant negative impact on our business.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

New Accounting Pronouncements

There were certain updates recently issued by the Financial Accounting Standards Board (“FASB”), most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

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DESCRIPTION OF BUSINESS

Our Company

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight and/or Operations Over People in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing in Lausanne, Switzerland which supports our international business activities.

Strategic Acquisitions

MicaSense, Inc.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”), a company that has been at the forefront of advanced drone sensor development since its founding in 2014. In early 2022, AgEagle completed development and brought to market the Altum-PT™ and RedEdge-P™ — next generation thermal and multispectral sensors which offer critical advancements on MicaSense’s legacy sensor products to customers primarily in agriculture, plant research, land management and forestry management. Today, AgEagle’s multispectral sensors are distributed in over 75 countries worldwide and help customers use drone-based imagery to make better and more informed business decisions.

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Measure Global, Inc.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”), a company founded in 2020. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service, Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes. Ground Control serves a world class customer base, including many Fortune 500 companies. By adding Measure’s advanced software to the AgEagle platform, combined with its sensors and other data capture and analytics innovations, our customers can capitalize on the significant economic, safety and efficiency benefits made possible by drones used at scale.

senseFly, S.A.

In October 2021, the Company acquired senseFly, S.A. and senseFly Inc. (collectively “senseFly”), a global leader in fixed-wing drones that simplify the collection and analysis of geospatial data, allowing professionals to make better and faster decisions. Founded in 2009, senseFly develops and produces a proprietary line of eBee™-branded, high performance, fixed-wing drones which have flown more than one million flights around the world. Safe, ultra-light and easy to use, these autonomous drones are utilized by thousands of customers around the world in agriculture, government/defense, engineering, and construction, among other industry verticals, to collect actionable aerial data intelligence.

2022 Integration Activities

In 2022, the Company built an enterprise architecture designed to seamlessly integrate the acquisitions completed in 2021, thereby unifying four disparate brands under one global brand: AgEagle. As part of this process, AgEagle executed an action plan to create long-term sustainable value through the efficiencies derived from economies of scale, sharing and optimizing resources – in particular, human capital and knowledge – and combining assets. Critical to the success of the integration and integral to the Company’s ability to stay disciplined, structurally organized and rooted in its core values was:

●	implementation of a new enterprise resource planning system;

●	collapse of all acquired websites and the creation and launch of one website, found at www.ageagle.com, showcasing the Company’s full suite of products and capabilities;

●	creation of an Intranet employee portal to support and promote enterprise-wide communication and connectivity;

●	consolidation of the Company’s business and manufacturing operations in the United States from multiple offices spread across the country in Kansas, North Carolina, Texas, Washington and Washington, D.C. to two centralized locations in Wichita, Kansas, and Lausanne, Switzerland – an initiative which commenced in late 2022 and was completed in 2023;

●	commitment to customer-centric product development roadmaps designed to best leverage the right combination of process, tools, training and project management to effectively meet product enhancement and new product launch deadlines and achieve post-launch sales and marketing key performance indicators; and

●	shifts in the responsibilities of senior and mid-level management to optimize strengths and squarely align functional and cross-functional goals and objectives.

Our Branded Line of Unmanned Aerial Vehicles

eBee Line of Professional Drones

Sold worldwide through AgEagle’s direct sales team and global network of trusted resellers, the Company’s eBee line of commercial and government/military UAS have logged more than 500,000 flight hours on more than one million successful missions over the past decade. Moreover, according to AgEagle’s analysis of official FAA Part 107 commercial drone registration data supplied to the Company pursuant to a Freedom of Information Act Request submission, from 2016 through 2021, the eBee was the commercial sUAS of choice for U.S. commercial drone operators, outnumbering all other fixed wing drones registered, including Vertical Take-Off and Landing (“VTOL”) aircraft, accounting for 41% of all commercial fixed-wing drone registrations in the United States.

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●	eBee Ag – a reliable, affordable drone solution to help farmers, agronomists and service providers map and monitor crops quickly and easily. The eBee Ag and its drone sensor deliver timely plant health insights with accuracy and efficiency that complements precision agriculture workflows. With its dual-purpose Duet M camera, eBee Ag captures accurate RGB and multispectral data from the sky to help users make better decisions on the ground. eBee Ag also features available Real-Time Kinematic (“RTK”) functionality for greater mapping precision. With its available RTK, the agriculture drone can achieve absolute accuracy down to 2.5 cm (1.0 inch) with its RGB camera. Highly-accurate vegetative index maps allow users to understand every acre while managing problematic areas field-wide – before they impact profits. Equipped with its standard battery, eBee Ag is capable of up to 45-minutes of flight. An available endurance battery increases flight times up to 55 minutes — allowing the drone to cover more than 160 hectares (395 acres) in a single flight and save precious time and money when compared with conventional crop scouting.

●	eBee Geo – an affordable fixed-wing mapping drone designed to meet the highest demands of surveyors, civil engineers and GIS professionals worldwide. Built upon more than 10 years of drone mapping experience, eBee Geo is rugged, intuitive to operate and makes surveying and mapping small to large areas faster and more efficient than using terrestrial surveying equipment alone. The data collected can quickly be processed into highly accurate georeferenced orthomosaics, digital elevation models, digital surface models and high-density point clouds to bring additional value beyond common vectors. Designed to complement the user’s surveying toolkit, eBee Geo comes with everything needed to get started, including professional drone camera technology and eMotion, AgEagle’s flight planning software originally designed and developed by senseFly. With eBee Geo, a user can map up to 160 ha (395 ac) at 120 m (400 ft) with a maximum flight time of 45 minutes. eBee Geo is also available with RTK positioning. Combined with the Company’s purpose-built Sensor Optimized for Drone Applications (“S.O.D.A”), users are assured of sharp, accurate mapping outputs – even in the harshest conditions.

●	eBee TAC™– Designed specifically for government and military mapping and mission planning applications, the eBee TAC operates in disconnected environments, providing a higher accuracy mobile solution to map and locally share aerial imagery data on rapidly changing field conditions to analyze and provide near real-time situational awareness to ground forces. Weighing only 3.5 pounds and featuring a digital camouflage skin for increased stealth and up to 90 minutes flight time and silent mission mode, the eBee TAC can be rapidly deployed, from assembly to hand-launch, in three minutes by a single user to generate 3D modeling, terrain and thermal maps. Each system features National Defense Authorization Act (“NDAA”) compliant drone, sensors and active components, secure extension, Endurance activation, two Endurance batteries, one Pitot Pro-kit, two micro-SD cards with adapters, AES256-bit encryption, pixel camouflage and an IP67 hard transport case with STANAG military standard certification that is lightweight, rugged and dust and water resistant. Camera options include RGB, multispectral and thermal payloads; and the system can also be upgraded to include additional features and payloads.

●	In March 2022, AgEagle’s eBee TAC Unmanned Aerial System was the first approved drone to be added to the U.S. Department of Defense’s (“DoD”) Defense Innovation Unit’s (“DIU”) Blue UAS Cleared List as part of Blue sUAS 2.0. The eBee TAC successfully completed a series of demonstrations in association with Blue sUAS 2.0 to provide the DIU with information and verification of the drone systems’ mission planning and launch capabilities, range and endurance, NDAA compliance, operational safety of flight procedures and cyber security, in addition to scripted and ad hoc flight profiles. Based on its evaluation, the DIU designated the eBee TAC as an approved light-weight, medium-range UAS available for immediate procurement by the DoD without a waiver to operate; and is also available for procurement by other Federal Government agencies. AgEagle’s success with Blue sUAS 2.0 follows eBee’s use as an integral asset for both conventional and unconventional Department of Defense units for over five years.

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●	eBee X – the eBee X has been recognized as the fixed-wing drone that revolutionized the unmanned aerial vehicle sector with its ease-of-use and multiple, state-of-the-art sensors designed to suit a wide range of mapping jobs. At just 1.6 kg (3.5 lbs.), eBee X is a lightweight, ultra-portable solution that is easy for a single person to operate. With a unique Endurance Extension option enabling a flight time of up to 90 minutes and single-flight coverage of up to 500 ha at 122m (1,236 acres at 400 ft.), the eBee X is a premium drone that offers users the high-precision of on-demand RTK/PPK for achieving absolute accuracy of down to 1.5 cm (0.6 in) – without ground control points. This capability makes the eBee X ideal for BVLOS operations, such as long corridor mapping missions for utility companies, expansive crop scouting in agriculture and by enterprise customers who desire a robust and professional drone fleet.

●	The eBee X has proven that it meets the highest possible quality and ground risk safety standards, and due to its lightweight design, the effects of ground impact are reduced. Consequently, the eBee X has been granted BVLOS operations permission in Brazil and has been approved to run OOP and BVLOS operations in Canada.

●	On June 21, 2022, the Company announced that the eBee X was the first drone in its class to receive design verification essential for BVLOS and OOP from the European Union Aviation Safety Agency, enabling drone operations to seek Specific Operations Risk Assessment (“SORA”) authorization to fly BVLOS and OOP with eBee X in 27 European Union member states, as well as Iceland, Lichtenstein, Norway and Switzerland.

●	In October 2022, the eBee X series of fixed wing unmanned aircraft systems, including the eBee X, eBee Geo and eBee TAC, were the first and only drones on the market to comply with Category 3 of the Operations of Small Unmanned Aircraft Systems Over People rules published in the Federal Registry by the FAA in March 2021. Securing a Part 107 certificate of waiver from the FAA is a long, arduous and costly process for sUAS users. Now that the eBee has proven compliant with Category 3 of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. This major milestone was achieved by AgEagle following months of work, historic reliability review and extensive testing conducted by Virginia Tech Mid-Atlantic Aviation Partnership (“MAAP”). Becoming the first and only UAS approved for OOP and over moving vehicles in the U.S. is expected to have material impact on AgEagle’s growth and standing as a recognized leader in the industry in the years to come.

●	eBee VISION – in December 2022, AgEagle announced its latest innovation in commercial and tactical drone technology with the unveiling of its new eBee VISION Intelligence, Surveillance and Reconnaissance (“ISR”) UAS. Scheduled for global commercial release during the first half of 2024, the eBee VISION delivers high resolution, medium-range video imagery made possible by its 32x zoom and powerful thermal observation capabilities. Its sensor payloads are capable of detecting, tracking and geo-locating objects in both day and night conditions. Offering up to 90 minutes of flight time and the same ease-of-use that has earned AgEagle’s eBee line of drones industry distinction, the eBee VISION can be deployed and operated by a single person. Designed, developed and manufactured by AgEagle’s research and development team in Switzerland, the eBee VISION is NDAA compliant, weighs less than 3.5 pounds/1.6 kilograms and can be carried in a backpack.

●	In December 2022, eBee VISION prototypes were successfully tested by European Armed Forces. According to an official from a UAV experimentation unit of a European military force present at the testing, “eBee VISION’s specifications fill the gap between low endurance quadcopters and large military fixed-wing drones. The small size, lightweight, ease-of-use, autonomy, range and sensor capabilities make it a promising drone for tactical ISR missions.”

●	As a result of the tests, European military units have ordered multiple eBee VISION prototypes, with delivery in late 2023. Commercial production of eBee VISION is planned for worldwide availability in early-2024 worldwide. Additional demonstrations with other military forces in the United States and NATO countries are being scheduled for the first quarter of 2024.

Market Opportunity for UAVs

Drones have transformed from being freelance videographer toys to mission critical inspection tools for enterprise businesses like construction, energy and agriculture, and for military/defense applications worldwide. Moreover, the number of use cases for drones has also grown as drone hardware has become more advanced, safe and reliable. Advanced aerial mapping, crop monitoring, publicly safety uses, disaster response and consumer drone deliveries have all become available as the commercial drone industry has matured.

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According to DRONEII’s Drone Market Report, published in November 2023, the global drone market is anticipated to grow from 26.3 billion U.S. dollars in 2021 to 54.6 billion U.S. dollars by 2030. The drone market is made up of various segments which include defense, enterprise, consumer, public safety, logistics, and passenger. Even more bullish on its industry outlook, Precedence Research reported in July 2022 that it believes the commercial drone market segment alone is poised to grow from $24.4 billion in 2022 to $504 billion by 2030, representing a 46.04% CAGR over the forecast period 2022 to 2030.

In September 2022, the Drone Infrastructure Inspection Grant Act was passed by the U.S. House of Representatives. This bi-partisan bill establishes programs within the Department of Transportation (“DOT”) to support the use of drones and other sUAS when inspecting, repairing or constructing road infrastructure, electric grid infrastructure, water infrastructure or other critical infrastructure. Specifically, DOT must award grants in the aggregate of $100 million to state, tribal and local governments, metropolitan planning organizations, or groups of those entities to purchase or otherwise use drones to increase efficiency, reduce costs, improve worker and community safety, reduce carbon emissions, or meet other priorities related to critical infrastructure projects. Grant recipients must use domestically manufactured drones that are made by companies not subject to influence or control from certain foreign entities, including China and Russia. This legislation is supported by the U.S. Chamber of Commerce, National League of Cities, National Council of State Legislatures, American Association of State Highway and Transportation Officials, Commercial Drone Alliance and Association of Unmanned Vehicle Systems International among others. This bill is currently pending approval by the U.S. Senate.

On the military/defense front, drone technologies are providing numerous tactical advantages to warfighters worldwide, including conducting surveillance and mapping missions; relaying crucial real-time information on enemy movements, locations and positions of strategic targets; and transporting valuable supplies and equipment to remote or far-forward areas, among other tactical capabilities. In its 2023 report titled “Global Military Drones Market,” The Business Research Company (“TBRC”) noted that the global military drones market size will grow from $14.54 billion 2022 to $15.88 billion in 2023 at a CAGR of 9.2%. Moreover, by 2027, the market size is forecast to climb to $20.64 by 2027, a 6.8% CAGR. TBRC’s report notes that increasing government funding for military drones to enhance efficiency in military operations is boosting the demand for production of military drones. The report further cites a May 2021 article published by the National Defense Industrial Association, a U.S.-based trade association for the United States’ government and defense industry, which revealed that in fiscal year 2021, the DoD allotted $7.5 billion for a range of robotic platforms and associated technologies. For the purchase of unmanned systems, the Navy and Air Force each received about $1.1 billion; the Army received $885 million; the Marine Corps received $70 million; and the U.S. Special Operations Command (“SOCOM”) received $90 million.

Sensor Solutions

Setting entirely new standards of excellence for high resolution aerial imaging solutions, our proprietary thermal and multispectral sensors are broadly recognized as the cameras of choice worldwide for advanced applications in agriculture, plant research, land management and forestry management.

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●	Altum-PT™ – an optimized three-in-one solution for advanced remote sensing and agricultural research. It seamlessly integrates an ultra-high resolution panchromatic imager, a built-in 320X256 radiometric thermal imager and five discrete spectral bands to produce synchronized outputs such as RGB color, crop vigor, heat maps and high resolution panchromatic in just one flight. Offering twice the spatial resolution of the prior Altum sensor, Altum-PT, introduced in early 2022 the sensor that empowers users with deeper analytical capabilities and broader, more diverse applications; enable them to discern issues at the plant level, even in the early growth stages; and conduct early stage stand counting, as well as season-long soil monitoring, among other critical uses. Altum-PT also features a global shutter for distortion-free results, open APIs and a new storage device allowing for two captures per second.

●	RedEdge-P™ – Offering three times the capture speed and twice the spatial resolution of the RedEdge-MX, the all new RedEdge-P, launched in early 2022, the sensor that builds on the legacy of the rugged, high-quality, multispectral sensor that the industry has come to trust and adds the power of a higher resolution, panchromatic band to double the output data resolution. A single camera solution which is compatible with a wide array of drone aircraft ranging from large fixed wing to small multirotor, RedEdge-P captures calibrated high-resolution multispectral and RGB imagery with an optimized field of view and capture rate for efficient flights. This solution seamlessly integrates a high resolution, all-color imager with synchronized multispectral imagers to enable pixel-aligned outputs at previously unattainable resolutions, while maintaining the efficiency and reliability of its RedEdge™ legacy. Processing of data outputs is enabled through industry standard software platforms, including AgEagle’s Ground Control flight management software. With RedEdge-P, agricultural professionals benefit from a sensor that can enable effective plant counting and spectral analysis of small plants. Likewise, federal, state and local government and commercial forestry enterprises will also benefit from precise, efficient data collection and tree-level analysis as opposed to being limited to analyzing large swaths of land to make critical forestry management decisions.

●	AgEagle also offers a wide range of drone cameras to suit every mapping job, from land surveying and topographic mapping to urban planning, crop mapping, thermal mapping and more.

●	Aeria X – a compact drone photogrammetry sensor that offers the ideal blend of size, weight and DSLR-like image quality. It produces stunning image detail and clarity in virtually all light conditions, allowing users to map for more hours per day.

●	Duet M – a high resolution RGB and multispectral mapping camera rig used to create geo-accurate multispectral maps and high resolution digital surface models quickly and easily. This sensor is ideal for water management, such as mapping field drains and areas of compaction; spotting malfunctioning irrigation lines; and evaluating the consistency of plant vigor across a field.

●	Duet T – a rugged dual RGB/thermal mapping camera rig used to create geo-accurate thermal maps and digital surface models quickly and easily. The Duet T includes a high resolution thermal infrared (640 x 512 px) camera and a S.O.D.A. RGB camera.

●	S.O.D.A. – the first photogrammetry camera built for professional use which quickly became an industry standard for drone operators worldwide upon being introduced in 2016. It captures sharp aerial images, across light conditions, with which to produce detailed, vivid orthomosaics and ultra-accurate 3D digital surface models.

●	S.O.D.A. 3D – a professional drone photogrammetry camera that changes orientation during flight to capture three images (two oblique and one nadir) instead of just one, providing for a much wider field of view. It is optimized for quick, robust image processing with Pix4DMapper. Designed specifically for use with the eBee X aircraft, the S.O.D.A. 3D can achieve coverage of vast areas of flat, homogenous terrain (up to 500 ac / 1,235 ac per 122m / 400ft flight). The unique ability of the S.O.D.A. 3D to capture images in two orientations and the resulting wider field of view translates to stunning digital 3D reconstructions in vertically-focused environments. such as urban areas or open-pit mines - anywhere with walls or steep sides. This system of data recording means that less image overlap is needed, resulting in more efficient flights and greater flight coverage, not to mention quicker image processing for results.

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Market Opportunity for Sensor Solutions

Sensors for drones are increasingly being used for surveying, mapping and inspections – particularly in the mining, construction, energy, environmental management, agriculture, infrastructure and waste management industries. Moreover, with every new innovation in sensor technologies, the functionality and the underpinning value proposition of commercial UAS continues to improve and allows for an even wider range of possible applications.

Due in large measure to increasing demand of drone sensors for mapping services, LiDAR and GPS, the outlook for the drone sensor market is forecasted to grow to $66.6 billion by 2030, according to a January 2022 research report released by Market Research Future. Verified Market Research (“VMR”) also published its industry research report in January 2022, stating that the global drone sensor market will climb to $60.67 billion by 2028 from $10.88 billion in 2020, representing a CAGR of 23.97% from 2021 to 2028. Key market drivers in VMR’s report cite adoption of drones across different industry verticals, including agriculture, landscaping and military and defense, as well as a rise in the need for collecting high quality and real-time data insight.

Our Branded Software Solutions

Ground Control

A cloud-based, plug-and-play operating system, Ground Control provides individual pilots and large enterprises with everything they need to completely automate and scale their drone operations workflows. Offered as Software-as-a-Service, Ground Control continues to earn the trust and fidelity of its blue chip, industry-diverse customers by providing a single platform to automate flight management systems safely and securely; easily manage drone programs of any scope and scale; and process, analyze and share drone-captured image data and visualization necessary for assessing risks, improving workflow processes and achieving time and cost efficiencies across enterprises of virtually any size. With the aim of empowering AgEagle’s customers to readily extend their reach and human capability through adoption of scalable autonomous drone programs, Ground Control users can:

●	plan missions via Keyhole Markup Language (“KML”) files or build a grid or waypoint flight; check airspace for Low Altitude Authorization and Notification Capability (“LAANC”) authorization and confirm local weather conditions are favorable.

●	fly with GPS-aided manual control or automated grid and waypoint patterns, and push web-based flight plans to mobile devices for ground-based in-field control – all with a simple, easy-to-use flight interface.

●	capture raw data and live streaming field images with multispectral cameras, like AgEagle’s RedEdge-P and Altum-PT, and automatically convert into organized map indices and composites; or fly an RTK-enabled drone for improved post-flight processing.

●	process captured imagery into high-quality data products and photogrammetry, and create orthomosaics, digital surface models and contour maps; or upload ground control points (“GCPs”) with user’s maps for increased accuracy.

●	analyze drone data or view orthomosaics and other 2D data files on an interactive, account-wide map.

●	collaborate and support operations with detailed information about missions, including flight logs with screen shots, playbacks and incident flagging; and efficiently manage equipment and workflows with automatic usage tracking capabilities.

●	benefit from Ground Control’s obsession to deliver industry-leading, customer-centric support and service.

Ground Control has been integrated with several other industry leading UAS technologies, including AgEagle’s own line of proprietary sensors and airframes. In addition, Ground Control’s industry partnerships include integrations with:

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●	DJI drone platforms, which work seamlessly with Ground Control’s flight app and permits users to sync flights flown with the DJI Go app and use DJI Geo Unlock;

●	Parrot’s ANAFI, ANAFI USA and ANAFI Thermal drone platforms, which pair ANAFI’s rapid deployment and ease of operation with Ground Control’s standard flight tools, as well as enable users to tailor and expand their use through selection of additional program management and data processing capabilities;

●	Pix4D software, which makes it easy to create high quality orthomosaics, digital surface models and control maps in the Ground Control platform; and

●	Wing’s OpenSky airspace access app, which empowers drone flyers to abide by airspace rules and regulations and request authorization to fly in controlled airspace in near real-time wherever OpenSky is available.

eMotion

AgEagle also offers eMotion, a drone flight and data management solution created specifically for aerial mapping use. With eMotion, flights are built using intuitive mission blocks and flight modes. Users simply need to choose a block (aerial mapping, corridor, etc.), highlight the region they want to map, define key settings, and eMotion auto-generates the drone’s flight plan. Multi-flight missions are supported, and the software’s full 3D environment adds a new dimension to drone flight management, helping users to plan, simulate and control the drone’s trajectory for safer flights, more consistent performance and improved data quality. Moreover, eMotion’s built-in Flight Data Manager automatically handles the georeferencing and preparation of images requires for post-processing in software such as Pix4Dmapper. Connecting wirelessly to a user’s drone, to industry cloud solutions, to survey-grade base stations and to airspace and live weather data, eMotion is advanced, scalable drone software that anyone can use.

HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle leveraged our expertise to champion the use of proven, advanced web- and map-based technologies as the means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through HempOverview, we believe that AgEagle represents the first agriculture technology company to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview comprises four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.

2)	Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.

3)	Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.

4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

In November 2019, the Florida Department of Agriculture and Consumer Services (FDACS) licensed the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. In June 2021, the State of Florida expanded its licensing of the HempOverview platform to provide for access to all four of the modules. FDACS also tasked AgEagle with developing a custom registration software platform to enhance communications, licensing and general compliance relating to the oversight and protection of more than 500 endangered and commercially exploited wild plants native to Florida. For instance, in an effort to curb exploitation of saw palmetto, a plant whose extract is used in herbal supplements often marketed for its urinary tract and prostate health benefits, FDACS requires harvesters and sellers of saw palmetto berries to obtain a Native Plant Harvesting Permit. According to a related FDACS notice, “Widespread gathering of these berries is depleting a wildlife food source and threatening the stability of some ecosystems.”

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In January 2021, the Iowa Department of Agriculture and Land Stewardship also licensed the HempOverview platform to manage the state’s online registration, payment processing, comprehensive data collection and compliance oversight for the 2021, 2022 and 2023 planting seasons.

Market Opportunity for Drone Software Solutions

Rapid adoption of UAS for commercial and government/military purposes continues to fuel the growth of the global drone software market, with particularly robust demand expected for applications in areas that include mapping and surveillance, agriculture 4.0 and precision farming, academic research, infrastructure inspection and maintenance, search and rescue and shipping and delivery. In a July 2022 report published by Allied Market Research, the firm’s market analysts reported that the global drone software market was valued at $5.96 billion in 2021, and is now projected to reach $21.93 billion by 2031, growing at a CAGR of 14.5% from 2022 to 2031.

Market Opportunity for U.S. Industrial Hemp and Hemp-Derived CBD

According to the November 2022 report of the industry research firm Markets and Markets, the global industrial hemp market is estimated to be valued at $6.8 billion in 2033 and is projected to reach $18.1 billion by 2027, recording a 21.6% CAGR. Following the legalization of industrial hemp production in the United States, the country’s industrial hemp industry has grown rapidly, as it is one of the largest consumers of hemp-derived products, including oilseeds and cannabidiol (“CBD”). CBD is a non-intoxicant cannabinoid that has become more popular as a food supplement and as an ingredient in pharmaceutical and cosmetic products. Hemp bioplastics made from hemp seeds and CBD oil is also driving growth of the industry. Growing consumer demand for sustainable goods, as well as corporate and government initiatives and support, are expected to fuel the growth of hemp-based biofuel and bioplastics.

AgEagle’s Manufacturing Operations

For years, federal agencies have been using drones for a wide range of use cases, from mapping to surveillance, search and rescue, and scientific research. However, in recent years federal agencies’ use of and ability to procure UAS has evolved, largely stemming from security concerns about drones from Chinese manufacturers. In 2020, for example, the U.S. Department of Interior grounded its entire fleet of drones over concerns “that Chinese parts in them might be used for spying, making exceptions only for emergency missions like fighting wildfires and search-and-rescue operations,” as The New York Times reported on January 29, 2020.

Former President Donald Trump issued an executive order just before leaving office that said the U.S. government would seek to prevent “the use of taxpayer dollars to procure UAS that present unacceptable risks and are manufactured by, or contain software or critical electronic components from, foreign adversaries, and to encourage the use of domestically produced UAS.” As a result, the General Services Administration works to ensure that only drones approved by the DoD’s Defense Innovation Unit are permitted under Multiple Award Schedule contracts.

AgEagle believes that these measures to ban China-manufactured drones and components has fueled and will continue to fuel, demand for “Made in America” drones and components, creating a significant opportunity for U.S.-based drone manufacturers, like AgEagle. Consequently, it is AgEagle’s intention to establish best industry practices and define quality standards for manufacturing, assembly, design/engineering and testing of drones, drone subcomponents and related drone equipment in the Company’s U.S. facilities. The Company also has established manufacturing operations in its Lausanne, Switzerland facility, where it assembles its line of eBee-branded fixed wing drones for AgEagle’s international customer base.

AgEagle’s commitment to its discerning customers has driven its efforts to establish recognized centers of excellence in drone airframes, sensors and software, which, in turn, has resulted in the Company’s drone production operations receiving official ISO:9001 certification for its Quality Management System (“QMS”) in 2022. Meeting a wide variety of strict standards, AgEagle has demonstrated that it delivers consistently high-quality products and services in every aspect of its fixed-wing drone operations, including design, manufacturing, marketing, sales and after-sales. An international certification, ISO:9001 recognizes organizational excellence and good quality practices based on a strong customer focus, robust process approach and proof of continual improvement. The certification was achieved following an extensive audit across AgEagle’s drone operations, led by the Company’s dedicated in-house quality management team. The QMS was developed over a two-year period, outlining a framework of policies, processes and procedures to help achieve the Company’s high-performance objectives.

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Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs

●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

●	Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps to attract and retain highly skilled professionals. We intend to preserve this culture to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us to make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

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Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

●

AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that meet the highest possible safety and operational standards and fit their specific business needs. We have established three Centers of Excellence that our leadership has challenged to cross-pollinate ideas, industry insights and interdisciplinary skillsets to generate intelligent autonomous solutions that efficiently leverage our expertise in robotics, automation and manufacturing to solve problems for our customers, irrespective of the industry sector in which they may operate.

In December 2022, we unveiled our new eBee™ VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions; and in April 2023, were awarded a federal contract from the U.S. Department of Defense’s Defense Innovation Unit (“DIU”) to produce and deliver eBee™ VISION fixed-wing drones and customized command and control software that proves compatible and is in full compliance with the DoD Robotic and Autonomous System-Air Interoperability Profile (“RAS-A IOP”). In addition, three branches of European military forces have taken delivery of eBee VISION drones in 2023. In anticipation of achieving commercial production of eBee VISIONs later this year, we have teams hosting live demonstrations of eBee VISION prototypes for officials of government and military agencies in Austria, the Baltics, Italy, Poland, Spain and across the United States.

In May 2023, we released the new RedEdge-P™ dual high resolution and RGB composite drone sensor, representing yet another AgEagle technological advancement in aerial imaging cameras, seamlessly integrating the power and performance of the RedEdge-P and the new RedEdge-P blue cameras in a single solution. The RedEdge-P dual doubles analytical capabilities with the benefit of a single camera workflow. Its coastal blue band – the first of its kind in the market – was specifically designed for vegetation analysis of water bodies; environmental monitoring; water management; habitat monitoring, protection and restoration; and vegetation species and weeds identification, including differentiating and counting plants, trees, invasive species and weeds.

In April 2023, AgEagle released Field Check for the Measure Ground Control mobile app. Measure Ground Control is a complete Software-as-a-Service solution for drone program management that is available as a web app and mobile app for both iOS and Android devices. The software’s capabilities include mission and equipment management, flight control, data processing and analysis, secure data storage and sharing, online collaboration and reporting. Field Check’s unique feature set enables users to review and validate the quality of their drone-captured imagery on-site. Capturing target imagery right the first time in one trip to a project site allows users to eliminate time loss and costs associated with project reworks by ensuring data capture is complete and ready for processing into high-resolution outputs before leaving a site. Reflecting our software development team’s superb problem-solving capabilities, Field Check provides our clients with a competitive edge in their drone operations and across the industries they serve by avoiding project repeats and downtime due to data processing errors or poor image quality.

●	AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

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●	Our eBee TAC UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense. We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

●	Our eBee X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament to our commitment to provide best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

●	Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report (“DVR”) demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 acquisitions completed in 2021 (the “2021 Acquisitions”), we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

●	In November 2022, we partnered with government contractor W.S. Darley & Co. (“Darley”) to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

Government Regulation

UAV Regulation

AgEagle is subject to industry-specific regulations due to the nature of the products we sell to our customers. For example, certain aspects of our U.S. business are subject to regulation by the Federal Aviation Administration (“FAA”), which regulates airspace for all air vehicles in the U.S. National Airspace System.

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In August 2016, the FAA’s final rules for routine use of certain small UAS in the U.S. National Airspace System went into effect, providing safety rules for small UAS (under 55 pounds) conducting non-recreational operations. These rules limit flights to visual-line-of-sight daylight operation, unless the UAS has anti-collision lights in which case twilight operation is permitted. The final rule also addresses height and speed restrictions, operator certification, optional use of a visual observer, aircraft registration and marking and operational limits, including prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. Current FAA regulations require drone operators to register their systems with the FAA and secure operating licenses for their drones. These regulations continue to evolve to accommodate the integration of UAS into the National Airspace System for commercial applications.

In April 2021, the FAA’s final rule for remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS over people also went into effect. This rule permits routine operations of small unmanned aircraft over people, moving vehicles and at night under certain conditions, provided that the operation meets the requirements of one of four operational categories.

On October 27, 2022, AgEagle announced that the Company’s eBee X series of fixed wing UAS were the first and only drones on the market at that time to comply with Category 3 (as defined below) of the Operations of Small Unmanned Aerial Systems Over People rules published by the FAA. Now that the eBee has proven compliant with Category 3 (as defined below) of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. Category 3 eligible sUAS must not cause injury to a human being that is equivalent to or greater than the severity of injury caused by a transfer of 25 foot-pounds of kinetic energy upon impact from a rigid object, does not contain any exposed rotating parts that could lacerate human skin upon impact with a human being, and does not contain any safety defects. Category 3 aircraft also require FAA-accepted means of compliance and FAA-accepted declaration of compliance.

Our non-U.S. operations are subject to the laws and regulations of foreign jurisdictions, which may include regulations that are more stringent than those imposed by the U.S. government on our U.S. operations.

Domestic Hemp Production and Prevailing Regulatory Changes

With the passing of the 2018 Farm Bill in December 2018, industrial hemp is now recognized as an agricultural commodity, such as corn, wheat, or soybeans.

More specifically, the 2018 Farm Bill authorizes state departments of agriculture, including agencies representing the District of Columbia, the Commonwealth of Puerto Rico and any other territory or possession of the United States, and Indian tribal governments, to submit plans to the USDA applying for primary regulatory authority over the production of hemp in their respective state or tribal territory. For more information on state and tribal nation plan submissions, please visit https://www.ams.usda.gov/rules-regulations/hemp/state-and-tribal-plan-review.

As of January 15, 2023, 42 states, two U.S. territories and 53 tribal nations have had their hemp production plans approved by the USDA; and eight states and seven tribal nations require hemp growers to seek a USDA Hemp Producer License in order to operate.

Environmental

AgEagle is subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. These costs often are allowable costs under our contracts with the U.S. government. While environmental protection regulations have not had a significant adverse effect on our overall operations historically, it is reasonably possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, or if new areas of soil, air and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of investigations.

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Suppliers

In 2022, we maintained strong relationships established with companies that provide many of the parts and services necessary to construct our advanced fixed-wing drones and sensors. As our Company grows, we expect to pursue additional supplier relationships from which we can source less costly and better supplies to stay ahead of the needs of the market. In addition, we have forged strong relationships with key suppliers in the U.S. and in U.S.-allied countries based on their ability to meet our needs and delivery timelines. We will continue to expand upon our suppliers’ expertise to improve our existing products and develop new solutions. In 2022, we experienced some supply chain delays due primarily to logistical issues relating to COVID-19 shutdown mandates. We may continue to experience potential supply chain disruptions in 2023 for the same reason.

Operating Segment Revenues

The table below reflects our revenue by operating segment for the years indicated below:

Type	For 9 Months Ended September 30, 2023 (unaudited)	For Year Ended December 31, 2022 (audited)
Drones	$4,861,260	$9,840,321
Sensors	5,610,764	8,655,434
Software-as-a-Service (SaaS)	347,189	598,670
Total	$10,819,213	$19,094,425

Research and Development

Research and development activities are core components of our business, and we follow a disciplined approach to investing our resources to create new drone technologies and solutions. A fundamental part of this approach is a well-defined screening process that helps us identify commercial opportunities that support current desired technological capabilities in the markets we serve. Our research includes the expansion of our fixed wing products, providing for developing a portfolio of UAVs, sensors and ongoing software platform development costs, as well as other technological solutions to problems to which our existing and prospective customers must confront. We cannot predict when, if ever, we will successfully commercialize these projects, or the exact level of capital expenditures they could require, which could be substantial.

Organizational History

On March 26, 2018, our predecessor company, EnerJex Resources, Inc. (“EnerJex”), a Nevada company, consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2017, pursuant to which AgEagle Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of EnerJex, merged with and into AgEagle Aerial Systems Inc., a privately held company organized under the laws of the state of Nevada (“AgEagle Sub”), with AgEagle Sub surviving as a wholly-owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems Inc. (the “Company, “we,” “our,” or “us”) and AgEagle Sub changed its name initially to “Eagle Aerial, Inc.” and then to “AgEagle Aerial, Inc.” Prior to this merger, all of the EnerJex operations were conducted through EnerJex Kansas, Inc., Black Sable Energy, LLC, a Texas limited liability company (“Black Sable”) and Black Raven Energy, Inc. a Nevada corporation (“Black Raven”). Its leasehold interests were held in its wholly-owned subsidiaries Black Sable, Working Interest, LLC, EnerJex Kansas and Black Raven. As of December 31, 2021, the Company continued with the wholly-owned subsidiaries, AgEagle Aerial, Inc. and EnerJex Kansas, Inc.

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On January 27, 2021 (“MicaSense Acquisition Date”), we entered into a stock purchase agreement (the “MicaSense Purchase Agreement”) with Parrot Drones S.A.S. and Justin B. McAllister (the “MicaSense Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of MicaSense, Inc. from the MicaSense Sellers (the “MicaSense Acquisition”). The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt, and subject to a customary working capital adjustment. MicaSense became a wholly-owned subsidiary of the Company as a result of the MicaSense Acquisition.

On April 19, 2021 (the “Measure Acquisition Date”), the Company entered into a stock purchase agreement (the “Measure Purchase Agreement”) with Brandon Torres Declet (“Mr. Torres Declet”), in his capacity as representative of the sellers, and the sellers named in the Measure Purchase Agreement (the “Measure Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Measure Global, Inc. (“Measure”) from the Measure Sellers (the “Measure Acquisition”). The aggregate purchase price for the shares of Measure is $45,000,000, less the amount of Measure’s debt and transaction expenses, and subject to a customary working capital adjustment. Measure became a wholly-owned subsidiary of the Company as a result of the Measure Acquisition.

On October 18, 2021 (the “senseFly S.A. Acquisition Date”), the Company entered into a stock purchase agreement with Parrot Drones S.A.S. pursuant to which the Company acquired 100% of the issued and outstanding capital stock of senseFly S.A. from Parrot Drones S.A.S. (the “senseFly S.A. Purchase Agreement”) The aggregate purchase price for the shares of senseFly S.A. is $21,000,000, less the amount of senseFly S.A.’s debt and subject to a customary working capital adjustment. senseFly S.A. became a wholly-owned subsidiary of the Company as a result.

On October 18, 2021 (the “senseFly Inc. Acquisition Date), AgEagle Aerial and the Company entered into a stock purchase agreement (the “senseFly Inc. Purchase Agreement”) with Parrot Inc. pursuant to which AgEagle Aerial agreed to acquire 100% of the issued and outstanding capital stock of senseFly Inc. from Parrot Inc. The aggregate purchase price for the shares of senseFly Inc. is $2,000,000, less the amount of senseFly Inc.’s debt and subject to a customary working capital adjustment. senseFly Inc. became a wholly-owned subsidiary of the Company as a result.

Our Headquarters

Our principal executive offices are located at 8201 E. 34th Cir N, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is www.ageagle.com.

Human Capital Resources

As of January 18, 2024, we employed sixty-four (64) full-time employees and one (1) part-time employee. We acknowledge that our employees are the Company’s most valued asset and the driving force behind our success. For this reason, we aspire to be an employer that is known for cultivating a positive and welcoming work environment and one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. To support these objectives, our human resources programs are designed to develop talent to prepare them for critical roles and leadership positions for the future; reward and support employees through competitive pay, benefit and perquisite programs; enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive; acquire talent and facilitate internal talent mobility to create a high performing, diverse workforce; engage employees as brand ambassadors of the Company’s products; and evolve and invest in technology, tools and resources to enable employees at work.

Properties

As of December 31, 2023, the Company is a party to the following non-cancellable operating leases for manufacturing facilities and office space:

Location	Purpose	Initial Term (months)	Lease Expiration Date
8201 E. 34th Cir N Wichita, Kansas	Manufacturing Facility & Corporate Headquarters	36	October 31, 2026
Route de Genève 38 1033 Cheseaux-sur-Lausanne, Switzerland	Distribution & Assembly Facility & Offices	60	April 30, 2028
1300 N. Northlake Way Seattle, Washington	Offices	60	January 2026

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As of January 18, 2024, the Company held properties in Wichita, KS, Lausanne, Switzerland; and Seattle, WA and represent non-cancelable lease obligations assumed by the Company as a result of its 2021 business acquisitions of senseFly S.A., senseFly Inc., Measure Global Inc., and MicaSense, Inc., respectively. Starting late 2022, the Company has been engaged in consolidating its business and manufacturing operations from multiple offices to two centralized locations in Wichita, Kansas and Lausanne, Switzerland. We expect to complete our consolidation efforts before the end of 2024. We vacated our offices in Seattle, Washington and subleased the offices to a third party in May 2023.

Intellectual Property

As reflected in the table below, we currently have registered trademarks, several patents or pending patents for our proprietary drone, sensor and software technologies filed in the United States and certain jurisdictions abroad. As of December 31, 2023, our trademark portfolio includes 63 registered and/or pending in various countries and 21 patents in various stages of the patent granting process. We also consider our UAV and sensor manufacturing processes to be trade secrets and have non-disclosure agreements with current employees and business partners to protect those and other trade secrets held by the Company. Risks related to the protection and exploitation of IP rights are set forth in “Risk Factors.”

Trademarks
Mark	Country	Application No.	Filing Date	Registration No.	Registration Date	Status
(RE)DEFINING AGRICULTURAL DRONE SENSING	US	88/521832	7/18/2019	6078193	6/16/2020	Registered
ALTUM	US	88/412439	5/2/2019	6823409	8/23/2022	Registered
	US	97/174411	12/15/2021	6918181	12/6/2022	Registered
	Canada	2198057	6/15/2022			Pending
	China		6/15/2022	1672211	6/15/2022	Registered
ALTUM-PT	European Union		6/15/2022	1672211	6/15/2022	Registered
	Japan		6/15/2022			Pending
	Mexico		6/15/2022			Pending
	Madrid Protocol	A0124015	6/15/2022	1672211	6/15/2022	Registered
MICASENSE	US	86/659942	6/11/2015	4922111	3/22/2016	Registered
REDEDGE	US	88/749873	1/7/2020	6344611	5/11/2021	Registered
REDEDGE-MX	US	88/749880	1/7/2020	6359035	5/25/2021	Registered
	US	97/105307	11/2/2021	6917109	12/6/2022	Registered
	Canada	2189471	4/29/2022			Pending
REDEDGE-P	European Union		4/29/2022	1664529	4/29/2022	Registered
	Japan		4/29/2022			Pending
	Mexico		4/29/2022			Pending
	Madrid Protocol	A0122452	4/29/2022	1664529	4/29/2022	Registered
THE SENSOR THAT DOESN’T COMPROMISE	US	88/521846	7/18/2019	6062427	5/26/2020	Registered
AGEAGLE	US	68/08302	7/20/2021	90837274	8/2/2022	Registered
THE DRONE AGE	US	88/946058	6/3/2020			Pending
	Canada	2068393	12/3/2020			Pending
SENSEFLY, A KAMBILL COMPANY AND DESIGN	India		12/16/2021	5249406	8/1/2022	Registered
	Australia		3/13/2013	1553690	3/13/2013	Registered
	Brazil		3/25/2013	840461313	1/12/2016	Registered
	Brazil		3/25/2013	840461305	3/6/2018	Registered
	Canada	TMA932233	3/15/2013	1618501	3/21/2016	Registered
	China		3/13/2013	1156183	12/24/2013	Registered
	European Union		3/13/2013	1156183	3/13/2017	Registered
EBEE	Russia		3/13/2013	1156183	11/13/2014	Registered
	South Africa	2013/06574	3/14/2013			Pending
	South Africa	2013/06573	3/14/2013			Pending
	Switzerland	61158/2012	9/18/2012	638841	1/21/2013	Registered
	US	79128567	3/13/2013	4503673	4/1/2014	Registered
	WIPO		3/13/2013	7/8/5065	3/13/2013	Registered
	Australia		1/22/2015	1241930	1/22/2015	Registered
	Brazil		1/30/2015	908933975		Registered
	China		1/22/2015	1241930	1/22/2015	Registered
	European Union		1/22/2015	1241930	1/22/2015	Registered
EXOM	Russia		1/22/2015	1241930	1/22/2015	Registered
	South Africa		1/23/2015	2015/01806		Pending
	Switzerland	59684/2014	8/20/2014	663964	9/24/2014	Registered
	WIPO		1/22/2015	1241930	1/22/2015	Registered
	United Kingdom		1/22/2015	UK00801241930	2/11/2016	Registered
	Australia		11/8/2011	1100123	11/8/2011	Registered
	Brazil		3/4/2016	910715637	4/17/2018	Registered
	Brazil		3/4/2016	910715580	4/17/2018	Registered
	Canada	TMA1013798	2/25/2016	1769512	1/24/2019	Registered
	China		11/8/2011	1100123	11/8/2011	Registered
SENSEFLY	European Union		11/8/2011	1100123	11/8/2011	Registered
	Russia		11/8/2011	1100123	11/8/2011	Registered
	Switzerland	62950/2010	5/8/2011	615741	5/26/2011	Registered
	US	79106546	11/8/2011	4166369	7/3/2012	Registered
	WIPO			1100123	11/8/2011	Registered
	Australia		9/9/2016	1814255	9/9/2016	Registered
	China			1322220	9/9/2016	Registered
	European Union			132220	9/9/2016	Registered
ALBRIS	Russia			132220	9/9/2016	Registered
	Switzerland	53355/2016	3/16/2016	685791	3/30/2016	Registered
	US	79197603	9/9/2016	5178765	4/11/2017	Registered
	WIPO			132220	9/9/2016	Registered
EBEE TAC	Switzerland	15306/2020	10/29/2020	754619	11/6/2020	Registered
	WIPO		4/21/2021	1615756	4/21/2021	Registered

53

Patents and Pending Patents
Invention Name	Country Code	Status	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Patent Date
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	NP-Filed	62/160732	5/13/15
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	Granted	15/154719	5/13/16	20170352110	12/7/17	10467711	11/5/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	Granted	15/620627	6/12/17	20170358105	12/14/17	10518900	12/31/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	NP-Filed	62/350116	6/14/16
MULTI-SENSOR IRRADIANCE ESTIMATION	PCT	Converted	US2017/066524	12/14/17	WO2018/136175	7/26/18
MULTI-SENSOR IRRADIANCE ESTIMATION	US	Granted	16/037952	7/17/18	20180343367	11/29/18	11290623	3/29/22
MULTI-SENSOR IRRADIANCE ESTIMATION	China	Published	201780083888.1	12/14/17	CN110291368A	9/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Europe	Published	17892899.0	12/14/17	3571480	11/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Japan	Published	2019-529189	12/14/17	2020-515809	5/28/20
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	Europe	Published	19892185.0	12/3/19	3890466	10/13/21
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	China	Allowed	201980079714.7	12/3/19	CN113226007A	8/6/21
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	US	Published	17/299258	6/2/21	20220038644	2/3/22
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	PCT	Converted	US2019/064296	12/3/19	WO2020/117847	6/11/20
DIFFUSER FOR IRRADIANCE SENSOR	US	Published	17/720093	4/13/22	20220333979	10/20/22
DIFFUSER FOR LIGHT SENSOR	US	NP-Filed	63/174929	4/14/21
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	PCT	Pending	US2022/075938	9/2/22
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	US	NP-Filed	63/240730	9/3/21
CAMERA	US	Granted	29/691510	5/16/19			D907099	1/5/21
CAMERA	US	Granted	29/691512	5/16/19			D907100	1/5/21
LIGHT SENSOR	US	Granted	29/691513	5/16/19			D906845	1/5/21
LENS HOUSING	US	Granted	29/691516	5/16/19			D907102	1/5/21

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition and results of operations. As of January 31, 2024, there are no pending, nor to our knowledge threatened, legal proceedings against us.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our current executive officers and directors as of the date of this prospectus, their respective positions and offices, and their respective prior principal occupations or brief employment history.

Name	Age	Position
Grant Begley	69	Interim Chief Executive Officer, Chairman of the Board and Director
Mark DiSiena	57	Chief Financial Officer
Thomas Gardner(1)(2)(3)	47	Director
Kelly Anderson(1)(2)(3)	56	Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Corporate Governance Committee.

Grant Begley. Mr. Begley has served as a member of the Board since June 2016 and the Interim Chief Executive Officer since January 1, 2024. Since July 2011, Mr. Begley has served as President of Concepts to Capabilities Consulting LLC, which advises global executive clients on competitive positioning and performance in aerospace. From August 2010 to September 2011, Mr. Begley was Corporate Senior Vice President for Alion Science and Technology. Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense, for Unmanned Systems, advising on critical issues and leading development of DoD’s 2011 Unmanned Systems Roadmap. Mr. Begley’s career includes defense industry leadership positions for the development of advanced capabilities with Raytheon and Lockheed Martin where he initiated and led cross-corporation unmanned systems and robotics successes. Mr. Begley served in the United States Navy for 26 years, where his duties included operational assignments flying fighter aircraft, designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments. Mr. Begley holds Masters degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelors degree in General Engineering from the U.S. Naval Academy. The Company believes that Mr. Begley’s 20 plus years of experience as a UAV industry expert, focused on UAV technologies, regulations and commercial applications, will be an invaluable resource to the Board.

Mark DiSiena. Mr. DiSiena was appointed the Company’s full-time CFO effective December 1, 2023. Before that he was the Company’s Interim Chief Financial Officer beginning on October 13, 2023. Since November 2021, Mr. DiSiena has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services. From 2004 to 2023, Mr. DiSiena has served in related leadership roles, including Chief Financial Officer for Kyruus Health, Titanium Healthcare, Decentral Life (OTC:WDLF), Cherokee Brands (NASDAQ:CHKE) and 4Medica. From 1995 to 2004, he has held management positions at Oracle-NetSuite, LVMH and Lucent Technologies/Bell Labs. In addition, he has consulted at notable companies that include PublicSq (NYSE:PSQH), World View Enterprises, ICON Aircraft, Cetera Financial Group, Countrywide Bank, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University. Mr. DiSiena, is both a retired CPA and attorney.

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Thomas Gardner. Mr. Gardner has served as a member of the Board since June 2016. Since May 2010, Mr. Gardner has served as Partner at NeuVentures, a technology investment firm. Prior to that, Mr. Gardner served as COO and Director at NeuEon, Inc., a technology advisory consulting firm, where he oversaw operations and provided strategic technology and business guidance to select clients. Mr. Gardner has extensive experience in the areas of business and technology leadership across many industries, including financial services, manufacturing, telecommunications, and consumer goods. Within these sectors, Mr. Gardner has specific expertise in the areas of process improvement, digitization and standardization, mergers and acquisitions, system implementations, enterprise resource planning and work-force optimization. Mr. Gardner holds a dual Bachelor of Science in Accounting and Management from Bryant University. The Company believes that Mr. Gardner’s experience as a data analytics expert, along with his strategic technology and business expertise, brings a unique perspective to the Board.

Kelly Anderson. Ms. Anderson has served as a member of the Board since December 2022. She currently serves as CEO of CXO Executive Solutions, a specialized executive talent solutions company she founded in 2020. From 2015 through 2020, she served as a partner in C Suite Financial Partners, a financial consulting firm serving private, private equity, entrepreneurial, family office and government-owned firms across the entertainment, aerospace/defense, Software-as-a-Service and manufacturing industries. Ms. Anderson previously served in senior financial executive posts at notable companies, including Mavenlink (now known as Kantata), Ener-Core (OTC: ENCR), Fisker Automotive (NYSE:FSR), T3 Motion and The First American Corporation (NYSE: FAF). Ms. Anderson also currently serves as a member of the Board of Directors of Tomi Environmental Solutions (Nasdaq: TOMZ) and Concierge Technologies and has previously held board seats at Guardion Health Sciences (Nasdaq: GHSI) and Psychic Friends Network (OTC:PTOP). She is a Certified Public Accountant in California. The Company believes that Ms. Anderson’s over 25 years of experience in public company finance, accounting and corporate governance make her an ideal addition to the Board.

The Board has reviewed the independence of the directors based on the listing standards of the NYSE American. Based on this review, the Board determined that each of Thomas Gardner and Kelly Anderson are independent within the meaning of the listing rules of NYSE American. In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

CORPORATE GOVERNANCE

Board Operations

The Chairman of the Board chairs the Board and shareholder meetings and participates in preparing their agendas. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. The Company believes that these arrangements afford the independent directors with sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

Risk Oversight

The Board oversees a company-wide approach to risk management. The Board assists management to determine the appropriate risk level for the Company generally and to assess the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

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Board Committees

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.ageagle.com. Each committee member is independent under NYSE American committee independence requirements applicable to the committee on which such member serves.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of the Company’s independent auditors, and the Company’s independent auditors report directly to the Audit Committee.

The current members of the Audit Committee are Kelly Anderson, serving as the Chair and Thomas Gardner. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE American and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Kelly Anderson qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE American.

For the year ended December 31, 2023, the Audit Committee held four (4) meetings.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the chief executive officer and approves or recommends to the Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

For the year ended December 31, 2023, the Compensation Committee held three (3) meetings.

The members of the compensation committee are Mr. Gardner and Ms. Anderson. Mr. Gardner serves as chair of the compensation committee. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or the Code, and each is an independent director as defined by the NYSE American. The compensation committee has adopted a written charter that satisfies the applicable standards of the SEC and the NYSE American, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the Board, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and advising the Board on corporate governance matters. The current members of the Nominating and Corporate Governance Committee are Thomas Gardner (Chairman) and Kelly Anderson.

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The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Section 121(a) of the listing standards of NYSE American and applicable SEC regulations. Shareholders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Street North, Wichita, Kansas 67226. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a shareholder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

Code of Ethics

We adopted a code of ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the code can be found on our website at www.ageagle.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Wichita, Kansas 67226. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions, since January 1, 2023, the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

Policies and Procedures for Related Person Transactions

While the Company has not adopted a written related party transaction policy for the review, approval and ratification of transactions involving “related parties,” related parties are deemed to be directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which the Company was, is or will be a participant and the amount exceeds $120,000, and in which a related party has any direct or indirect interest. The policy is administered by the Audit Committee.

In determining whether to approve or ratify a related party transaction, the Audit Committee will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the Audit Committee is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

●	The position within or relationship of the related party with the Company;

58

●	The materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

●	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

●	Whether the transaction is in the ordinary course of business and was proposed and considered in the ordinary course of business; and

●	The effect of the transaction on the business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by the Company given their nature, size and/or degree of significance to the company. These include compensation arrangements with directors and executive officers for which disclosure is required in the prospectus statement and sales of products or services in the ordinary course of business.

In the event the Company inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the Compensation Committee, and explains the compensation of each of our named executive officers for the fiscal year ended December 31, 2023 (the “NEOs”). AgEagle’s Compensation Committee, which is made up entirely of independent directors, oversees AgEagle’s compensation plans and policies, approves the compensation for executive officers and administers our equity compensation plans, as well as our organizational development activities and human capital management.

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Summary Compensation Table (“SCT”)

The following information is furnished for the Principal Executive Officer (“PEO”) of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2023, exceeded $100,000. These individuals are sometimes referred to in this prospectus as the “Named Executive Officers (“NEOs”).

Name & Principal Position	Year	Salary	Bonus	Stock Awards (6)	Option Awards (7)		All Other Compensation (8)	Total

Mark DiSiena(1)	2023	$22,917	$-	$-	$-		$74,250	$97,167
Chief Financial Officer	2022	$-	$-	$-	$-		$-	$-

Barrett Mooney (2)	2023	$380,000	$113,050	$282,340	$2,844		$21,738	$799,972
Former Chairman, Director and CEO	2022	$361,000	$-	$-	$31,725		$21,745	$414,470

Nicole Fernandez-McGovern(3)	2023	$237,500	$99,750	$270,477	$1,631		$18,527	$627,885
Former CFO & EVP of Operations	2022	$308,462	$110,000	$225,750	$31,725		$24,257	$700,194

Michael O’Sullivan (4)	2023	$234,914	$76,724	$150,880	$1,972		$81,847	$546,337
Former Chief Commercial Officer	2022	$259,372	$110,233	$93,661	$7,070		$-	$470,336

Brandon Torres Declet (5)	2023	$-	$-	$-	$-		$-	$-
Former CEO	2022	$23,726	$5,000	$173,025	$-	-	$119,380	$321,131

(1)	Mr. DiSiena was hired as an Interim Chief Financial Officer on October 2, 2023, and became our Chief Financial Offer effective December 1, 2023.
(2)	Mr. Mooney was reappointed by the Board of Director to serve as Chief Executive Officer of the Company on January 17, 2022 and ceased to serve as our Chief Executive Officer and director effective December 31, 2023.
(3)	Ms. Fernandez-McGovern served as our Chief Financial Officer from March 26, 2018 to October 13, 2023.
(4)	Mr. O’Sullivan was promoted to Chief Commercial Officer on April 11, 2022; he originally joined the Company in October 2021 upon the acquisition of senseFly and thereafter served as Managing Director of AgEagle’s Swiss Operations. On June 20, 2023, AgEagle delivered notice of termination to Mr. O’Sullivan, which will be effective on December 8, 2023 , subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.
(5)	Mr. Torres Declet served as the Company’s Chief Executive Officer between May 24, 2021 and January 17, 2022. In connection with Mr. Torres Declet’s departure from AgEagle in January 2022, he received stock awards valued at $125,000 and other compensation of $117,500 in severance considerations.
(6)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock underlying the respective RSU at the date of grant. Restricted stock awards were issued under AgEagle’s 2017 Omnibus Equity Plan (the Plan”) and vest over one year of service or immediately if determined to be a performance-based award.
(7)	Reflects the fair market value in accordance with FASB ASC Topic 718 – Share Based Payment.
(8)	All Other Compensation includes non-executive consulting fees, board related fees, health insurance premiums and employer contributions to 401(k) plan.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, regarding Pay Versus Performance (PVP), provided below is the Company’s PVP disclosures. As required by Item 402(v) for Smaller Reporting Companies, we have included a table that compares the total compensation of our principal executive officer (“PEO”) and average other named executive officers (“Non-PEO NEOs”), as presented in the Summary Compensation Table (“SCT”), to Compensation Actually Paid (“CAP”). The table and disclosure below also compares CAP to our indexed TSR and GAAP Net Income.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation.

Pay Versus Performance Table – Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP.

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the table below shows for 2023 and 2022 executive compensation actually paid to Mr. Barrett Mooney and Mr. Brandon Torres Declet, our principal executive officers (our “PEOs”); Mark DiSiena, Nicole Fernandez-McGovern and Michael O’Sullivan, the Company’s other named executive officers (our “non-PEO NEOs”):

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Year	Summary Compensation Table Total for PEO - Mooney ($) (1)	Compensation Actually Paid to PEO - Mooney ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	799,972	514,788	635,695	282,143	6.36	*
2022	414,470	382,745	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – DiSiena ($) (1)	Compensation Actually Paid to PEO – DiSiena ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	97,167	97,167	635,695	282,143	6.36	*
2022	-	-	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – Fernandez-McGovern ($) (2)	Compensation Actually Paid to PEO –Fernandez-McGovern ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	627,885	335,777	635,695	282,143	6.36	*
2022	700,194	442,719	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – O’Sullivan ($) (2)	Compensation Actually Paid to PEO –O’Sullivan ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	546,337	393,485	635,695	282,143	6.36	*
2022	470,336	369,605	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO - Torres Declet ($) (1)	Compensation Actually Paid to PEO - Torres Declet ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	-	-	635,695	282,143	6.36	*
2022	321,131	270,304	585,265	262,750	22.29	(58,253,723)

*	As of the date of the filing, the Company’s net loss for the fiscal year ended December 31, 2023 has not yet been finalized.

(1)	The PEO (CEO) in the 2023 reporting year is Mr. Mooney and in the 2022 reporting year is Mr. Mooney and Mr. Torres Declet. The non-PEO NEOs in the 2023 reporting year are Mr. DiSiena, Ms. Fernandez-McGovern and Mr. O’Sullivan and in the 2022 reporting year are Ms. Fernandez-McGovern and Mr. O’Sullivan.

(2)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the SCT Total with certain adjustments noted in the below table and described in footnote 5.

(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718, Compensation – Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table, which reflect the fair market values of equity awards as of each grant date.

(4)	The total shareholder return (“TSR”) is calculated by taking the difference of the Company’s stock price from the beginning of the measurement period, December 31, 2021 at $1.57, and the ending of the measurement periods of December 31, 2022 and 2023 at $0.35 and $0.10, respectively; then dividing by the respective measurement period’s initial stock price.

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	2023 - PEO - Mooney ($)	2022 - PEO - Mooney ($)	2023 - PEO - Torres Declet ($)	2022 - PEO - Torres Declet ($)	2023 - Non-PEO NEOs ($)	2022 - Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	$799,972	$414,470	$-	$321,131	$1,271,389	$585,265
Less: Equity awards reported in SCT	(285,184)	(31,725)	-	(173,025)	(520,593)	(179,103)
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior and Fiscal Years	-	-	-	(76,670)	-	(111,687)
Fair Value of Equity Compensation Granted in Current Year at Year-End	-	-	-	198,868	-	124,949
Change in Fair Value from End of Prior Fiscal Year to Vesting Date for Awards Made in Prior Fiscal Years that Vested During Current Fiscal Year	-	-	-	-	-	205,875
Change in Fair Value as of the Current Fiscal Year (From the End of Prior Fiscal Year) of Awards Granted in Prior Fiscal Years that remain Outstanding and Unvested as of the End of the Current Fiscal Year	-	-	-	-	-	(362,550)
Compensation Actually Paid	$514,788	$382,745	$-	$270,304	$750,796	$262,750

Employment Agreements of Named Executive Officers

Grant Begley

Mr. Begley has served as a member of the Board since June 2016 and the Interim Chief Executive Officer since January 1, 2024. Pursuant to the terms of the Interim CEO Agreement by and between the Company and Mr. Begley, through his personal consulting entity, Concepts to Capabilities Consulting, LLC dated December 28, 2023 (the “Interim CEO Agreement”), the Company has agreed to pay Mr. Begley $18,666.67 each month. The initial term of the Interim CEO Agreement is one month from the effective date of January 1, 2024, and may be auto-renewed each month, unless and until terminated for any or no reason, by either party providing at least 30 days written notice to the other party.

Mark DiSiena

Mr. Mark DiSiena was appointed as the Company’s principal financial and accounting officer and Interim Chief Financial Officer, effective as of October 13, 2023. On November 30, 2023, the Board of Directors of the Company appointed Mr. DiSiena as Chief Financial Officer of the Company, effective as of December 1, 2023 (the “Commencement Date”). Pursuant to an employment offer letter dated November 28, 2023 (the “Offer Letter”), Mr. DiSiena shall receive an annual base salary of $275,000 and a sign-on bonus in the form of restricted stock units (the “RSUs”) not to exceed $60,000 in total award value, with 50% of the RSUs to vest one year after Commencement Date, and the remainder to vest two years after Commencement Date. Mr. DiSiena will be eligible to receive an annual performance-based bonus comprised of up to $75,000 in cash and RSUs not to exceed $60,000 in total award value, with 34% of the total RSU award to vest at the time of the award date, 33% of the original award amount to vest one year after the award date, and the remainder to vest two years after the award date. The performance bonus amounts each year will be determined at the sole discretion of the Board of Directors of the Company based upon an assessment of a combination of his achievement of designated personal goals and the Company reaching designated corporate goals.

Barrett Mooney (Former Chief Executive Officer)

On January 17, 2022, Mr. Mooney was reappointed to serve as the Chief Executive Officer of the Company. Mr. Mooney continues his role as Chairman of the Board. In his role as Chief Executive Officer, Mr. Mooney receives an annual base salary of $380,000 per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan, approved by the Compensation Committee, Mr. Mooney will be eligible for an annual cash bonus of up to 35% of his then-current base salary and RSUs with a fair value of $350,000, based upon his performance as determined by certain metrics established by the Board and Mr. Mooney, for a total annual compensation of up to $863,000. Additionally, Mr. Mooney is entitled to receive a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, subject to the vesting provisions of the Company’s 2017 Omnibus Equity Plan.

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On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Mr. Mooney, his 2022 Executive Performance Award comprising of $113,050 in cash bonus and the issuance of 297,500 restricted stock units (“RSUs”).

Mr. Mooney is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Mr. Mooney and the Company, Mr. Mooney will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested RSUs with a fair market value of $190,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. Mooney’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

In the event the Board determines in its discretion that Mr. Mooney must relocate his principal place of performance of her duties, the Company shall pay and/or reimburse his expenses in connection with such relocation.

On December 17, 2023, the Company received notice from Mr. Barrett Mooney that he has decided to depart the Company as Chief Executive Officer and Director to pursue another professional opportunity, effective December 31, 2023.

Nicole Fernandez-McGovern (Former Chief Financial Officer and EVP of Operations)

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved changes in the compensation of Ms. Fernandez-McGovern: (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company Common Stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Ms. Fernandez-McGovern’s then base salary and potential bonus payments did not change.

On June 14, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial and strategic targets were met, Ms. Fernandez-McGovern would be entitled to receive up to a maximum of an additional $44,000 in cash bonus and 285,000 RSUs.

On November 12, 2021, the Board, in connection with the 2021 senseFly Acquisition and the 2021 executive compensation plan, approved a spot bonus of cash bonus of $10,000 and 75,000 RSUs to Mrs. Fernandez-McGovern.

On February 7, 2022, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved an increase in Ms. Fernandez-McGovern’s annual salary from $220,000 to $300,000, effective retroactively to January 1, 2022, the 2021 Executive Bonus Award of $10,000 in cash bonus and the issuance of 62,500 RSUs.

Additionally, on February 7, 2022, the Company’s Board, upon recommendation of the Compensation Committee, approved the adoption of its 2022 Executive Compensation Plan pursuant to which, if all performance milestones related to the Company’s operational, financial, and strategic targets are met, Mrs. Fernandez-McGovern will be eligible to receive the following:(i) an annual cash bonus of up to 35% of her then-current base salary and RSUs with a fair value of up to $300,000, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. (ii) a service-based bonus, comprised of a cash bonus of $50,000 and RSUs with a fair value of $50,000, which is payable in October 2022, and (iii) a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

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On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Ms. Fernandez-McGovern, her 2022 Executive Performance Award comprising of $99,750 in cash bonus and the issuance of 285,000 RSUs.

Ms. Fernandez-McGovern is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Ms. Fernandez-McGovern and the Company, Ms. Fernandez-McGovern will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Ms. Fernandez-McGovern’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment. Furthermore, in the event the Board determines in its discretion that Ms. Fernandez-McGovern must relocate her principal place of performance of her duties, the Company shall pay and/or reimburse her for expenses, in connection with such relocation.

Michael O’Sullivan (Former Chief Commercial Officer)

On April 11, 2022, Michael O’Sullivan (“Mr. O’Sullivan”) was appointed as the Company’s Chief Commercial Officer, Mr. O’Sullivan will receive an annual base salary of 250,000 CHF per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan and as approved by the Compensation Committee, Mr. O’Sullivan will be eligible to receive an annual cash bonus of up to 30% of his then-current base salary and RSUs with a fair value of up to 150,000 CHF, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. Furthermore, Mr. O’Sullivan is entitled to a service-based bonus, comprised of a cash bonus of 87,500 CHF and RSUs with a fair value of 87,500 CHF. Upon execution of his employment agreement with the Company, Mr. O’Sullivan was immediately granted RSUs with a fair value of 43,750 CHF, as part of his service-based bonus. The remaining RSUs with a fair value of 43,750 CHF and the cash payment of 87,500 CHF will vest in October 2022. In addition, Mr. O’Sullivan is entitled to receive a quarterly grant of 10,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Mr. O’Sullivan, his 2022 Executive Performance Award comprising of $55,344 in cash bonus and the issuance of 57,500 RSUs.

On June 20, 2023, the Company delivered notice of termination to Mr. O’Sullivan, which termination will be effective on September 20, 2023, subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.

Mr. O’Sullivan is provided with severance benefits in the event of termination without cause or for good reason, as defined in his employment offer letter. Upon execution of a severance agreement entered into between Mr. O’Sullivan and the Company, Mr. O’Sullivan will be entitled to the following benefits: (i) three months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) three months of paid Garden Leave, which is paid in the form of salary continuation, in accordance with the laws of Switzerland; and (iii) a grant of fully-vested RSUs with a fair market value of 150,000 CHF on the date of termination of employment, pursuant to the terms of the separation agreement.

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The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. O’Sullivan’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

Compensation of Directors

The following table sets forth information regarding compensation of each director as of the fiscal years ended December 31, 2023 and 2022:

Name	Year	Fees Earned or Paid in Cash $	Stock Awards (4)	Total $
Barrett Mooney (1)	2023	$-	$-	$-
Former Director and Chairman of the Board	2022	$15,000	$-	$15,000
Thomas Gardner	2023	$30,000	$47,425	$77,425
Director	2022	$60,000	$31,725	$91,725
Grant Begley	2023	$30,000	$52,558	$82,558
Director and Chairman of the Board	2022	$60,000	$31,725	$91,725
Kelly Anderson(2)	2023	$30,000	$47,925	$77,925
Director	2022	$-	$1,194	$1,194
Luisa Ingargiola (3)	2023	$-	$-	$-
Former Director	2022	$60,000	$27,500	$87,500

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(1)	Mr. Barrett Mooney served solely as the Company’s Chairman of the Board in 2021 and was appointed to also serve as Chief Executive Officer between January 2022 and December 31, 2023.

(2)	Ms. Anderson joined the Company’s Board on December 6, 2022. Pursuant to Ms. Kelly Anderson’s offer letter dated December 6, 2022, she was entitled to receive for her service on the Board five-year options to purchase 25,000 shares of Common Stock per calendar quarter of service at an exercise price per share equal to the market price of our Common Stock at the time of issuance that will vest in equal installments every calendar quarter for the two-year period after date the grant.

(3)	Ms. Ingargiola ceased to be a director of the Company effective December 5, 2022.

(4)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s common stock on the grant date and vest over a two-year period.

(5)	The Company had incorrectly reported the fair market value of the option awards in 2021. These amounts have been corrected to properly reflect the fair market value in accordance with FASB ASC Topic 718 – Share Based Payment.

Company 2017 Omnibus Equity Incentive Plan

The 2017 Omnibus Equity Plan (the “Plan”) is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company The purpose of the Plan is to help the Company attract, motivate and retain such persons and thereby enhance shareholder value. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares , restricted shares, RSUs, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). The Company currently has reserved a total of 15,000,000 shares of common stock for issuance as or under awards to be made under the Plan.

Types of Stock Awards

The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of Common Stock that have been reserved for issuance under the Plan is 15,000,000. As of December 31, 2023 there are 10,994,723 awards granted under the Plan, less 1,954,496 cancelled and 5,959,773 shares of Common Stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is canceled or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of common stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of common stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board or the authorized committee, referred to herein as the committee, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

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Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any NQSO or an ISO to a key employee who at the time of the grant does not own stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred percent (100%) of the fair market value of a share of common stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an ISO to a key employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred ten percent (110%) of the fair market value of a share of common stock, as determined on the date the stock option award is granted. The fair market value of the common stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of ten years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s common stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our common stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

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Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our shareholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our shareholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

Furthermore, the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by the Named Executive Officers as of the fiscal year ended December 31, 2023:

		Option Awards (1)				Stock Awards
Name & Principal Position	Year	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Options Exercise price ($)	Expiration Date	Number of shares or units of stock that have not Vested (#)	Market value of shares or units of stock that have not Vested ($)
Mark DiSiena	2023	—	—	—	—	—		$—
Chief Financial Officer	2022	—	—	—	—	—		$—

Barrett Mooney	2023	3,125	—	$0.17	09/29/2028	—		$—
Chief Executive Officer	2023	6,250	—	$0.23	06/29/2028	—	$
	2023	9,375	—	$0.45	03/30/2028	—		$—
	2022	12,500	—	$0.35	12/30/2027	—		$—
	2022	15,625	—	$0.46	09/29/2027	—		—
	2022	18,750	—	$0.65	06/29/2027	—		$—
	2022	21,875	—	$1.19	03/30/2027	—		$—
	2021	25,000	—	$1.57	12/30/2026	—		$—
	2021	25,000	—	$3.01	09/29/2026	—		$—
	2021	25,000	—	$5.27	06/29/2026	—		$—
	2021	25,000	—	$6.26	03/30/2026	—		$—
	2020	25,000	—	$6.00	12/30/2025	—		$—
	2020	25,000	—	$2.28	09/29/2025	—		$—
	2020	15,000	—	$1.19	06/29/2025	—		$—
	2020	15,000	—	$0.41	03/30/2025	—		$—
	2019	15,000	—	$0.45	12/29/2024	—		$—
	2019	100,000	—	$0.31	09/28/2024	—		$—

Nicole Fernandez-McGovern	2023	3,125	—	$0.23	06/29/2028	—		$—
Former Chief Financial Officer and EVP of Operations	2023	6,250	—	$0.45	03/30/2028	—		$—
	2022	9,375	—	$0.35	12/30/2027	—		$—
	2022	12,500	—	$0.46	09/29/2027	—		$—
	2022	15,625	—	$0.65	06/29/2027	—		$—
	2022	18,750	—	$1.19	03/30/2027	—		$—
	2021	21,875	—	$1.57	12/30/2026	—		$—
	2021	25,000	—	$3.01	09/29/2026	—		$—
	2021	25,000	—	$5.27	06/29/2026	—		$—
	2021	15,000	—	$6.26	03/30/2026	—		$—
	2020	15,000	—	$6.00	12/30/2025	—		$—
	2020	125,000	—	$5.20	12/20/2025	—		$—
	2020	15,000	—	$2.28	09/29/2025	—		$—
	2020	12,500	—	$1.19	06/29/2025	—		$—
	2020	125,000	—	$1.27	05/13/2025	—		$—
	2020	12,500	—	$0.41	03/30/2025	—		$—
	2019	12,500	—	$0.45	12/29/2024	—		$—
	2019	50,000	—	$0.31	09/28/2024	—		$—
	2019	25,000	—	$0.31	09/28/2024	—		$—
	2019	12,500	—	$0.31	09/28/2024	—		$—
	2019	12,500	—	$0.29	06/28/2024	—		$—
	2019	150,000	—	$0.41	03/28/2029	—		$—
	2019	12,500	—	$0.41	03/29/2024	—		$—

Michael O’Sullivan	2023	9,375	15,625	$0.45	03/30/2028	—		$—
Former Chief Commercial Officer	2022	5,000	5,000	$0.35	12/27/2027	—		$—
	2022	6,250	3,750	$0.46	09/29/2027	—		$—
	2022	7,500	2,500	$0.65	06/29/2027	—		$—

(1)	All options vest equally over two years with a one-year cliff vest.

(2)	Restricted stock awards vests equally over a year period.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as January 18, 2024, by each of the Company’s nominees for director, and executive officers for the year ended December 31, 2023; all executive officers and directors for the year ended December 31, 2023 as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares.

A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from January 18, 2024 and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within sixty (60) days of January 18, 2024. There were 142,520,163 shares of Common Stock issued and outstanding as of January 18, 2024.

Name and Address of Beneficial Owner(1)	Number of Shares (3)	Percent of Class
Alpha Capital Anstalt(2)	14,237,764	9.99%
Barrett Mooney
Former Chairman of the Board & Chief Executive Officer	1,190,833	*
Nicole Fernandez-McGovern
Former Chief Financial Officer & EVP of Operations	1,931,071	1.4%
Michael O’Sullivan
Former Chief Commercial Officer	922,568	*
Grant Begley
Chairman of the Board & Interim Chief Executive Officer	762,298	*
Thomas Gardner
Director	633,110	*
Kelly Anderson
Director	337,392	*
Mark DiSiena
Chief Financial Officer	-	*
All Directors and Executive Officers as a Group (7 persons)	5,777,272 (4)	4.1%

* Represents less than 1% percent of the Company’s outstanding shares.

(1)	Unless otherwise indicated, such individual’s address is c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir N, Wichita, Kansas 67226.
(2)

Beneficial ownership reflects the maximum number of shares of Common Stock that may be acquired by Alpha subject to the Beneficial Ownership Limitation, which limits Alpha from converting or exercising such securities in the event the conversion or exercise will result in Alpha owning more than 9.99% of our issued and outstanding Common Stock.

(3)	All shares reflected are shares of Common Stock which underlie restricted stock units and stock options issued and fully vested as of January 18, 2024.

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SELLING SHAREHOLDERS

We have prepared this prospectus to allow the Selling Shareholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 16,319,165 Warrant Shares.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or shareholder has sole or shared voting power or investment power and also any shares which the security or shareholder has the right to acquire within 60 days of January 31, 2024, whether through the exercise or conversion of any preferred stock, stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or shareholder that he, she or it is a direct or indirect beneficial owner of those shares. The following table sets forth the number of our Common Stock beneficially owned by the Selling Shareholders as of January 31, 2024:

	Beneficial Ownership Before Offering			Number of Shares of	Beneficial Ownership After Offering (1)
Name	Number of Shares of Common Stock	Percent		Common Stock offered by Selling Shareholder	Number of Shares of Common Stock(2)		Percent
Alpha Capital Anstalt(3)	14,237,764	9.99	%(5)	5,212,510	14,237,764	(4)	9.99	%(5)
James Satloff ttee Dustin Nathaniel Satloff u/a 6/1/1993(6)	200,481	*		200,481	-		0
James Satloff (7)	400,962	*		400,962	-		0
James Satloff ttee Emily U Satloff Family Trust u/a 3/25/1993 (8)	400,962	*		400,962	-		0
James Satloff ttee Theodore Jean Satloff Trust u/a 10/4/1996 (9)	200,481	*		200,481	-		0
Joseph Reda (10)	7,111,756	4.99%		4,663,338	7,111,756		4.99%
Jonathan Schechter (11)	950,962	*		950,962	-		0
Gregory Castaldo (12)	4,009,623	2.8%		4,009,623	-		0
Dawson James Securities Inc. (13)	201,764	*		201,764	-		0
Timothy Tyler Berry (14)	78,081	*		78,081	-		0

*	Less than 1%

(1)	Percentage of shares beneficially owned after the resale of all the Warrant Shares offered by this prospectus assumes there are 142,520,163 shares of outstanding Common Stock prior to the issuance of any Common Stock upon the exercise of the Warrant and 64,670,912 of issued warrants.
(2)	Assumes the sale of all registered shares in the offering.
(3)	The address of Alpha Capital Anstalt (“Alpha”) is Altenbach 8, FL-9490 Vaduz, Principality of Liechtenstein.
(4)	Beneficial ownership reflects the maximum number of shares of Common Stock that may be acquired by Alpha subject to the Beneficial Ownership Limitation, which limits Alpha from converting or exercising such securities in the event the conversion or exercise will result in Alpha owning more than 9.99% of our issued and outstanding Common Stock.
(5)	All securities held by Alpha that are convertible or exercisable into our Common Stock are subject to the Beneficial Ownership Limitation, which limits Alpha from converting or exercising such securities in the event the conversion or exercise will result in Alpha owning more than 9.99% of our issued and outstanding Common Stock.
(6)	The address of James Satloff ttee Dustin Nathaniel Satloff u/a 6/1/1993 is 10 Gracie Square, Apartment 9E, New York, NY 10028.
(7)	The address of James Satloff is 10 Gracie Square, Apartment 9E, New York, NY 10028.
(8)	The address of James Satloff ttee Emily U Satloff Family Trust u/a 3/25/1993 is 10 Gracie Square, Apartment 9E, New York, NY 10028.
(9)	The address of James Satloff ttee Theodore Jean Satloff Trust u/a 10/4/1996 is 10 Gracie Square, Apartment 9E, New York, NY 10028.
(10)	Beneficial ownership reflects the maximum number of shares of Common Stock that may be acquired by Joseph Reda is subject to the Beneficial Ownership Limitation, which limits Joseph Reda from converting or exercising such securities in the event the conversion or exercise will result in Joseph Reda owning more than 4.99% of our issued and outstanding Common Stock. The address of Joseph Reda is 1324 Manor Circle, Pelham, NY 10803.
(11)	The address of Jonathan Schechter is 135 Sycamore Drive , Roslyn, NY 11576.
(12)	The address of Gregory Castaldo is 3776 Steven James Drive, Garnet Valley, PA 19060.
(13)	The address of Dawson James Securities Inc. is 1 Wolfs Lane, Suite 316, Pelham, NY 10803.
(14)	The address of Timothy Tyler Berry is 4 Millers Way, Old Lyme, CT 06371.

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Certain Relationships with Selling Shareholders

Sales of Series F Preferred and Series F Warrants to Alpha Capital Anstalt (“Alpha”) in June 2022

On June 26, 2022, the Company entered into the Series F Agreement with Alpha Capital Anstalt (“Alpha”). Pursuant to the terms of the Series F Agreement, the Board of Directors of the Company (the “Board”) designated a new series of preferred stock, the Series F 5% Preferred Convertible Stock (“Series F Preferred”) and authorized the sale and issuance of up to 35,000 shares of Series F Preferred. The Company sold and issued to Alpha 10,000 shares of Series F Preferred for an aggregate purchase price and gross proceeds of $10,000,000 and received proceeds of $9,920,000 net of issuance costs. The shares of Series F Preferred are convertible into shares of Common Stock at the initial conversion price of $0.62 per share, subject to adjustment. Alpha is entitled to receive cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, payable on January 1, April 1, July 1 and October 1, beginning on first conversation date of June 30, 2022 and subsequent conversion dates. The Series F Preferred has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holders of Series F Preferred without their consent.

In connection with the Series F Agreement, the Company also issued to Alpha a warrant to purchase 16,129,032 shares of Common Stock, par value $0.001 per share (“Series F Warrants”) with an initial exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrants, and the shares of Common Stock underlying the Series F Warrants are collectively referred to as the “Series F Warrant Shares”. The Series F Warrants are not exercisable for the first six months after its issuance and has a three-year term from its exercise date.

Until August 3, 2024 (i.e., eighteen months after shareholder approval is obtained), Alpha has the right to purchase up to $25,000,000 of additional shares of Series F Preferred and Series F Warrants (collectively the “Series F Option”) at a purchase price equal to the average of the volume weighted average price for three trading days prior to the date that Alpha gives notice to the Company that it will exercise the Series F Option.

Until December 30, 2022, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), Alpha will have the right to participate up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. This event did not occur and has been extended through subsequent extensions, which currently has a date until April 1, 2024.

Sales of Note and December 2022 Warrant to Alpha in December 2022

On December 6, 2022, the Company and Alpha entered into another Securities Purchase Agreement pursuant to which the Company sold and issued to Alpha an 8% original issue discount promissory note in the aggregate principal amount of $3,500,000 (the “Note”), and an additional warrant to purchase up to 5,000,000 shares of the Company’s Common Stock at an initial exercise price of $0.44 per share, subject to adjustment (the “December 2022 Warrant”). The Note is an unsecured obligation of the Company and has an original issue discount of 4% and bears interest at 5% per annum. The unpaid principal amount of the Note will become due on the earlier of December 31, 2024 (the “Maturity Date”). Beginning June 1, 2023 and on the first business day of each month thereafter, the Company shall pay 1/20th of the original principal amount of the Note plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the Maturity Date. In addition, to the extent the Company raises any equity capital (by private placement, public offering or otherwise), the Company shall utilize 50% of the net proceeds from such equity financing to prepay the Note, within two business days of the Company’s receipt of such funds. In the event such equity financing is provided by Alpha pursuant to the terms of Series F Agreement (the “Additional Investment”), Alpha would accept 50% less warrant coverage in connection with such Additional Investment, up to $3,300,000 of such Additional Investment.

The December 2022 Warrant is not exercisable for the first six months after issuance and has a five-year term from the exercise date. Upon the issuance of the Note and December 2022 Warrant, a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F Preferred adjusting down to $0.44 from $0.62 and $0.96, respectively.

On August 14, 2023, the Company and Alpha entered into a Note Amendment Agreement to, among other things, increase the principal amount of the Note by $595,000 so that the current principal amount of the Note is $4,095,000, and defer certain Monthly Amortization Payments.

On September 15, 2023, the Company and Alpha entered into a Warrant Exchange Agreement pursuant to which the Company issued to Alpha 5,000,000 shares of common stock in exchange for the December 2022 Warrant for no consideration. As a result, the December 2022 Warrant is no longer outstanding.

On October 5, 2023, the Company and Alpha entered into a Second Note Amendment Agreement to, among other things, defer certain Amortization Payments and partially waive the Event of Default as a result of the resignation of a majority of the officers listed therein.

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Sales of Additional Series F Preferred and Additional Warrant to Alpha in March 2023

On March 9, 2023, Alpha delivered a notice to the Company exercising its Series F Option (as defined below) to purchase an additional 3,000 shares of Series F (the “Additional Series F Preferred”) convertible into 2,381 shares of the Company’s Common Stock at a conversion price of $0.42 per share and associated Common Stock warrant to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred and the Additional Warrant. As a result of the issuance of the Additional Series F Preferred, a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F Preferred and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.42 from $0.44.

Sales of Common Stock and Warrants to Alpha in June 2023

On June 5, 2023, the Company, Alpha and two other institutional investors (collectively, the “Investors”) entered into a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company sold and issued to Alpha 5,660,000 shares of Common Stock at $0.25 per share and warrants to purchase up to 8,490,000 shares of Common Stock, exercisable at $0.38 per share (the “June 2023 Warrants”), for an aggregate purchase price of $1,415,000. The Company has agreed to certain restrictions on future stock offerings, including that during the 90 day period following June 5, 2023, the Company will not (i) issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents, subject to certain exceptions, or (ii) file any registration statement or any amendment or supplement thereto relating to the offering or resale of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of Company, subject to certain exceptions. From the June 5, 2023 until the six (6) month anniversary of the date of closing, neither the Company nor any subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, subject to certain exceptions.

For twelve months following the closing date of the Offering, in the event the Company or any of its subsidiaries proposes to offer and sell shares of Common Stock or common stock equivalents (the “Offered Securities”) to investors primarily for capital raising purposes (each, a “Future Offering”), the Investors shall have the right, but not the obligation, to participate in each such Future Offering in an amount of up to 50% in the aggregate of the offered securities.

The June 2023 Warrants are for a term of 5.5 years commencing on the closing date, but are not exercisable for the first six months after closing. The exercise price of the June 2023 Warrants and the number of shares of Common Stock underlying the June 2023 Warrants (the “Warrant Shares”) issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, but has no anti-dilution protection provisions. The June 2023 Warrants are exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares. The June 2023 Warrants contain a beneficial ownership limitation, such that none of such June 2023 Warrants may be exercised, if, at the time of such exercise, Alpha would become the beneficial owner of more than 4.99% or 9.99%, as determined by Alpha, of the Company’s outstanding shares of Common Stock following the exercise of such June 2023 Warrants.

On July 19, 2023 (i.e., within forty-five (45) calendar days after June 5, 2023), the Company filed a registration statement on Form S-1 (File No. 333-273332) providing for the resale by Alpha of the Warrant Shares issuable upon exercise of the June 2023 Warrants. The registration statement (File No. 333-273332) was declared effective by the SEC on July 27, 2023.

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As a result of entering into the Purchase Agreement, a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.25 from $0.42.

Sales of Additional Series F Preferred and Additional Warrant to Alpha in November 2023

On November 15, 2023, the Company and Alpha entered into the Assignment Agreement, pursuant to which, among other things, (i) Alpha transferred and assigned to certain institutional and accredited investors (the “Assignees”), the rights and obligations to purchase up to $1,850,000 of Series F Preferred pursuant to the Additional Investment Right provided in the Series F Agreement (the “Assigned Rights”), (ii) the Series F Agreement was amended so that the Assignees are party thereto and have the same rights and obligations thereunder as the investor to the extent of the Assigned Rights, (iii) the time period during which the investor can provide an Investor Notice was extended from August 3, 2024 until February 3, 2025; and (iv) Alpha and the Company agreed to a one-time waiver of the Minimum Subscription Requirement to allow exercise of the Assigned Rights.

Pursuant to the Investor Notice received by the Company from Alpha, the Company sold to Alpha 650 shares of November Additional Series F Preferred convertible into 5,212,510 shares of Common Stock at a conversion price of $0.1247 per share (which was adjusted to $0.10 per share as a result of the Common Stock Offering) and November Additional Warrants to purchase up to 5,212,510 shares of our Common Stock an initial exercise price of $0.1247 per share (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering) for an aggregate purchase price of $650,000.

Conversion of Series F Preferred by Alpha in January 2024

On January 8, 2024, Alpha converted 200 shares of Series F Preferred into 2,000,000 shares of Common Stock. As of the date hereof, Alpha holds 5,725 shares of Series F Preferred. Accordingly, as of January 18, 2024, the Company had 5,875 shares of Series F Preferred outstanding.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their Common Stock covered by this prospectus hereby on the principal trading market or any other stock exchange, market or trading facility on which our Common Stock are traded or in private transactions.

These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling such Common Stock:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	in transactions through broker dealers that agree with the Selling Shareholders to sell a specified number of such Common Stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Warrant Shares may also be sold under Rule 144 under the Securities Act, if available for the Selling Shareholders, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Warrant Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Shares to brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Warrant Shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Warrant Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Warrant Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the Warrant Shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Warrant Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Warrant Shares. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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If any of the Warrant Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the Warrant Shares offered under this prospectus.

The Company will pay all fees and expenses incident to the registration of the Warrant Shares being offered under this prospectus. The Selling Shareholders are each individually responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, or articles of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 275,000,000 shares, of which 250,000,000 shares are designated as Common Stock, and 25,000,000 shares are designated as preferred stock, par value $.001 per share of which (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (iii) 10,000 shares have been designated as Series C Preferred Stock, (iv) 2,000 shares have been designated as Series D Preferred Stock, (v) 1,050 shares have been designated as Series E preferred stock, and (vi) 35,000 shares have been designated as Series F Preferred Stock.

As of January 18, 2024, we had 142,520,163 shares of Common Stock issued and outstanding, and 5,875 shares of Series F Preferred outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the NRS prescribes a different percentage of votes and/or exercise of voting power.

Dividend Rights

Subject to the rights of the holders of preferred stock, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights and shares of our common stock are not convertible or redeemable.

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Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Our Board of Directors has previously designated (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (ii) 10,000 shares have been designated as Series C Preferred Stock and (iii) 2,000 shares have been designated as Series D Preferred Stock and 1,050 shares have been designated as Series E. In June 2022, our board of directors designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. In a registered direct offering on June 26, 2022, the Company issued and sold to Alpha 10,000 shares of Series F. After 4,137 shares of Series F converted into Common Stock, 5,863 shares of Series F remained outstanding as of December 31, 2022. In a private placement on March 9, 2023, the Company issued and sold to Alpha an additional 3,000 shares of Series F.

Warrants

As of January 18, 2024, the Company had 64,670,912 warrants outstanding and exercisable for Common Stock.

Anti-Takeover Effects of Certain Provisions of Nevada Law

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and our articles of incorporation and bylaws.

Effect of Nevada Control Share Statute. We are subject to Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute that is a type of anti-takeover law. In general, these provisions restrict the ability of individuals and groups acquiring a controlling interest of the voting shares of certain Nevada corporations from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction. These provisions apply to a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada. The Control Share Statute provides that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Control Share Statute, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

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Effect of Nevada Business Combination Statute. We are subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer of employee.

LEGAL MATTERS

The validity of the issuance of the Warrants Shares offered hereby will be passed upon for us by Sherman & Howard L.L.C., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and comprehensive loss, and cash flows of AgEagle for the years then ended and filed on April 4, 2023, incorporated in this prospectus, have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

Our transfer agent is Equiniti/American Stock Transfer & Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York 11219.

78

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ageagle.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

79

INDEX TO FINANCIAL STATEMENTS

ITEM 1.	FINANCIAL STATEMENTS:

	Condensed Consolidated Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	F-2

	Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2023 and 2022 (unaudited)	F-3

	Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three and Nine Months Ended September 30, 2023 and 2022 (unaudited)	F-4 - F-7

	Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022 (unaudited)	F-8

	Notes to Condensed Consolidated Financial Statements (unaudited)	F-9

F-1

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,600,143	$4,349,837
Accounts receivable, net	2,015,045	2,213,040
Inventories, net	6,063,935	6,685,847
Prepaid and other current assets	832,188	1,029,548
Notes receivable	185,000	185,000
Total current assets	10,696,311	14,463,272

Property and equipment, net	597,964	791,155
Right of use assets	3,498,051	3,952,317
Intangible assets, net	9,242,659	11,507,653
Goodwill	21,679,411	23,179,411
Other assets	336,091	291,066
Total assets	$46,050,487	$54,184,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,125,689	$1,845,135
Accrued liabilities	1,650,609	1,680,706
Promissory note	2,625,000	287,381
Contract liabilities	329,536	496,390
Current portion of lease liabilities	840,535	628,113
Current portion of COVID loans	306,722	446,456
Total current liabilities	7,878,091	5,384,181

Long term portion of lease liabilities	2,756,056	3,161,703
Long term portion of COVID loans	509,184	446,813
Defined benefit plan obligation	—	106,163
Long term portion of promissory note	1,470,000	1,861,539
Total liabilities	12,613,331	10,960,399

COMMITMENTS AND CONTINGENCIES (SEE NOTE 10)	-	-

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.001 par value, 25,000,000 shares authorized:
Preferred Stock, Series F Convertible, $0.001 par value, 35,000 shares authorized, 6,275 shares issued and outstanding as of September 30, 2023, and 5,863 shares issued and outstanding as of December 31, 2022, respectively	6	6
Common Stock, $0.001 par value, 250,000,000 shares authorized, 117,878,831 and 88,466,613 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	117,880	88,467
Additional paid-in capital	167,523,676	154,679,363
Accumulated deficit	(134,374,548)	(111,553,444)
Accumulated other comprehensive income	170,142	10,083
Total stockholders’ equity	33,437,156	43,224,475
Total liabilities and stockholders’ equity	$46,050,487	$54,184,874

See accompanying notes to these condensed consolidated financial statements.

F-2

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$3,483,932	$5,490,714	$10,819,213	$14,620,565
Cost of sales	2,269,858	3,407,573	6,594,973	8,622,436
Gross Profit	1,214,074	2,083,141	4,224,240	5,998,129

Operating Expenses:
General and administrative	3,357,550	4,175,090	10,435,834	14,093,655
Research and development	1,368,394	1,818,540	4,320,216	6,185,777
Sales and marketing	978,243	1,236,841	2,911,963	3,736,548
Impairment	1,500,000	—	1,579,287	—
Total Operating Expenses	7,204,187	7,230,471	19,247,300	24,015,980
Loss from Operations	(5,990,113)	(5,147,330)	(15,023,060)	(18,017,851)

Other Income (Expense):
Interest expense, net	(399,651)	(6,727)	(994,751)	(29,776)
Gain (loss) on debt extinguishment	(1,523,867)	6,486,899	(1,523,867)	6,486,899
Other income (expense), net	(106,497)	332,110	(368,532)	27,372
Total Other Income (Expense), net	(2,030,015)	6,812,282	(2,887,150)	6,484,495
Net Income (Loss) Before Income Taxes	(8,020,128)	1,664,952	(17,910,210)	(11,533,356)
Provision for income taxes	—	—	—	—
Net Income (Loss)	$(8,020,128)	$1,664,952	$(17,910,210)	$(11,533,356)

Net Income (Loss) Per Common Share – Basic	$(0.07)	$0.02	$(0.18)	$(0.14)

Net Income (Loss) Per Common Share – Diluted	$(0.07)	$0.01	$(0.18)	$(0.14)

Weighted Average Number of Shares Outstanding During the Period – Basic	111,083,155	85,966,687	98,976,085	81,004,011

Weighted Average Number of Shares Outstanding During the Period – Diluted	111,083,155	113,623,789	98,976,085	81,004,011

Comprehensive Income (Loss):
Net Income (Loss) attributable to common stockholders	$(8,020,128)	$1,664,952	$(17,910,210)	$(11,533,356)

Amortization of unrecognized periodic pension costs	(742)	97,846	43,302	100,487
Foreign currency cumulative translation adjustment	(7,027)	(372,368)	116,757	(220,060)
Total comprehensive income (loss), net of tax	(8,027,897)	1,390,430	(17,750,151)	(11,652,929)
Accrued dividends on Series F Preferred Stock	(49,122)	(94,694)	(170,277)	(94,694)
Deemed dividend on Series F Preferred Stock and warrants	—	—	(4,910,894)	—
Total comprehensive income (loss) available to common stockholders	$(8,077,019)	$1,295,736	$(22,831,322)	$(11,747,623)

See accompanying notes to these condensed consolidated financial statements.

F-3

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

(UNAUDITED)

	Par $0.001 Preferred Stock, Series F Convertible Shares	Preferred Stock, Series F Convertible Amount	Par $0.001 Common Stock	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
Balance as of June 30, 2023	7,025	$7	109,491,375	$109,492	$167,247,840	$177,911	$(126,354,420)	$41,180,830
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(750)	(1)	3,000,000	3,000	(2,999)	—	—	—
Dividends on Series F Preferred Stock	—	—	—	—	(49,122)	—	—	(49,122)
Conversion of warrants issued with promissory note and incremental value modification	—	—	5,000,000	5,000	185,500	—	—	190,500
Issuance of Restricted Common Stock	—	—	387,456	388	(388)	—	—	—
Stock-based compensation expense	—	—	—	—	142,845	—	—	142,845
Amortization of unrecognized periodic pension costs	—	—	—	—	—	(742)	—	(742)
Foreign currency cumulative translation adjustment	—	—	—	—	—	(7,027)	—	(7,027)
Net loss	—	—	—	—	—	—	(8,020,128)	(8,020,128)
Balance as of September 30, 2023	6,275	$6	117,878,831	$117,880	$167,523,676	$170,142	$(134,374,548)	$33,437,156

See accompanying notes to condensed consolidated financial statements.

F-4

	Par $0.001 Preferred Stock, Series F Convertible Shares	Preferred Stock, Series F Convertible Amount	Par $0.001 Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
Balance as of December 31, 2022	5,863	$6	88,466,613	$88,467	$154,679,363	$10,083	$(111,553,444)	$43,224,475
Sales of common stock, net of issuance costs	—	—	16,720,000	16,720	3,800,680	—	—	3,817,400
Issuance of Preferred Stock, Series F Convertible, net of issuance cost	3,000	3	—	—	2,999,997	—	—	3,000,000
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(2,588)	(3)	7,304,762	7,305	(7,302)	—	—	—
Dividends on Series F Preferred Stock	—	—	—	—	(170,277)	—	—	(170,277)
Deemed dividend on Series F Preferred Stock and warrant	—	—	—	—	4,910,894	—	(4,910,894)	—
Conversion of warrants issued with promissory note and incremental value modification	—	—	5,000,000	5,000	185,500	—	—	190,500
Issuance of Restricted Common Stock	—	—	387,456	388	(388)	—	—	—
Stock-based compensation expense	—	—	—	—	1,125,209	—	—	1,125,209
Amortization of unrecognized periodic pension costs	—	—	—	—	—	43,302	—	43,302
Foreign currency cumulative translation adjustment	—	—	—	—	—	116,757	—	116,757
Net loss	—	—	—	—	—	—	(17,910,210)	(17,910,210)
Balance as of September 30, 2023	6,275	$6	117,878,831	$117,880	$167,523,676	$170,142	$(134,374,548)	$33,437,156

See accompanying notes to condensed consolidated financial statements.

F-5

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

(Unaudited)

	Par $0.001 Preferred Stock, Series F Convertible Shares	Preferred Stock, Series F Convertible Amount	Par $0.001 Common Stock	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance as of June 30, 2022	9,690	$10	82,445,570	$82,445	$147,686,141	$84,355	$(64,252,652)	$83,600,299
Settlement of heldback shares from contingent liability related to Measure acquisition	—	—	(498,669)	(499)	2,812,999	—	—	2,812,500
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(3,379)	(4)	5,450,000	5,450	(5,446)	—	—	—
Dividends of preferred stock series F	—	—	—	—	(94,694)	—	—	(94,694)
Issuance of Restricted Common Stock	—	—	12,917	14	(14)	—	—	—
Exercise of stock options	—	—	35,000	35	12,815	—	—	12,850
Stock-based compensation expense	—	—	—	—	556,837	—	—	556,837
Amortization of unrecognized periodic pension costs	—	—	—	—	—	97,846	—	97,846
Foreign currency cumulative translation adjustment	—	—	—	—	—	(372,368)	—	(372,368)
Net income	—	—	—	—	—	—	1,664,952	1,664,952
Balance as of September 30, 2022	6,311	$6	87,444,818	$87,445	$150,968,638	$(190,167)	$(62,587,700)	$88,278,222

See accompanying notes to condensed consolidated financial statements.

F-6

	Par $0.001 Preferred Stock, Series F Convertible Shares	Preferred Stock, Series F Convertible Amount	Par $0.001 Common Stock	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance as of December 31, 2021	—	$—	75,314,988	$75,315	$127,626,536	$(70,594)	$(51,054,344)	$76,576,913
Settlement of heldback shares from contingent liability related to Measure acquisition	—	—	(498,669)	(499)	2,812,999	—	—	2,812,500
Issuance of Preferred Stock, Series F Convertible, net of issuance costs	10,000	10	—	—	9,919,990	—	—	9,920,000
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(3,689)	(4)	5,950,000	5,950	(5,946)	—	—	—
Dividends of preferred stock series F	—	—	—	—	(94,694)	—	—	(94,694)
Sale of Common Stock, net of issuance costs	—	—	4,251,151	4,251	4,579,090	—	—	4,583,341
Issuance of Common Stock for acquisition of senseFly	—	—	1,927,407	1,927	2,998,073	—	—	3,000,000
Issuance of Restricted Common Stock	—	—	314,941	316	(316)	—	—	—
Exercise of stock options	—	—	185,000	185	74,165	—	—	74,350
Stock-based compensation expense	—	—	—	—	3,058,741	—	—	3,058,741
Amortization of unrecognized periodic pension costs	—	—	—	—	—	100,487	—	100,487
Foreign currency translation adjustment	—	—	—	—	—	(220,060)	—	(220,060)
Net loss	—	—	—	—	—	—	(11,533,356)	(11,533,356)
Balance as of September 30, 2022	6,311	$6	87,444,818	$87,445	$150,968,638	$(190,167)	$(62,587,700)	$88,278,222

See accompanying notes to condensed consolidated financial statements.

F-7

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,910,210)	$(11,533,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,125,209	3,058,741
Depreciation and amortization	3,027,644	2,887,244
Defined benefit plan obligation and other	(188,653)	(148,851)
Amortization of debt discount and warrant modification	612,712	—
Loss (Gain) on debt extinguishment	1,523,867	(6,486,899)
Goodwill impairment	1,500,000	—
Lease impairment	79,287	—
Changes in assets and liabilities:
Accounts receivable, net	223,208	(396,617)
Inventories, net	660,208	(2,221,569)
Prepaid expenses and other current assets	237,815	22,579
Accounts payable	264,123	(281,937)
Accrued liabilities and other liabilities	(28,133)	(193,818)
Contract liabilities	(169,352)	(307,610)
Other	212,606	433,357
Net cash used in operating activities	(8,829,669)	(15,168,736)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(95,004)	(250,379)
Payment of acquisition-related liabilities	—	(6,610,900)
Capitalization of platform development costs	(297,596)	(635,568)
Capitalization of internal use software costs	(171,516)	(565,894)
Net cash used in investing activities	(564,116)	(8,062,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of Common Stock, net of issuance costs	3,817,400	4,583,341
Sale of Preferred Stock, Series F Convertible, net of issuance costs	3,000,000	9,920,000
Exercise of stock options	—	74,350
Repayments on COVID loans	(87,052)	(173,313)
Net cash provided by financing activities	6,730,348	14,404,378

Effects of foreign exchange rates on cash flows	(86,257)	(460,980)

Net decrease in cash	(2,749,694)	(9,288,079)
Cash at beginning of period	4,349,837	14,590,566
Cash at end of period	$1,600,143	$5,302,487

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest cash paid	$—	$—
Income taxes paid	$—	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Preferred Stock, Series F Convertible to Common Stock	$7,305	$5,950
Issuance of Restricted Common Stock	$388	$316
Dividends on Series F Preferred Stock	$170,277	$94,694
Deemed dividend on Series F Preferred stock and warrant	$4,910,894	$—
Stock consideration for senseFly Acquisition	$—	$3,000,000
Settlement of Common Stock from contingent liability related to Measure	$—	$2,812,500

See accompanying notes to condensed consolidated financial statements.

F-8

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 1 – Description of the Business and Basis of Presentation

Description of Business – AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”, “our”, “we”, or “us”), through its wholly-owned subsidiaries, AgEagle Aerial, Inc., DBA MicaSense™, Inc. (“MicaSense”), Measure Global, Inc. (“Measure”), senseFly SA and senseFly Inc. (collectively “senseFly”), is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for its customers in a wide range of industry verticals, including energy/utilities, infrastructure, agriculture and government.

Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

The business acquisitions completed by the Company during the year ended December 31, 2021 of 100% of the outstanding stock of MicaSense, Measure and senseFly, respectively, are collectively referred to as the “2021 Business Acquisitions.”

The Company is currently headquartered in Wichita, Kansas, where it houses its sensor manufacturing operations and Lausanne, Switzerland where it operates its drone manufacturing operations.

Basis of Presentation – The condensed consolidated financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the Company has made all necessary adjustments, which include normal recurring adjustments, for a fair statement of the Company’s consolidated financial position and results of operations for the periods presented. Certain information and disclosures included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules. These condensed consolidated financial statements should be read in conjunction with the audited condensed consolidated financial statements and accompanying notes for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 4, 2023. The results for the three- and nine-month periods ended September 30, 2023 and 2022, are not necessarily indicative of the results to be expected for a full year, any other interim periods or any future year or periods.

F-9

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 1 – Description of the Business and Basis of Presentation - Continued

The condensed consolidated financial statements include the accounts of AgEagle and its wholly-owned subsidiaries, AgEagle Aerial, Inc.; Measure Global, Inc.; senseFly S.A. and senseFly Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

A description of certain of the Company’s accounting policies and other financial information is included in the Company’s audited consolidated financial statements filed with the SEC on Form 10-K for the year ended December 31, 2022. The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such condensed consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.

Liquidity and Going Concern – In pursuit of the Company’s long-term growth strategy and acquisitions, the Company has sustained continued operating losses. During the nine months ended September 30, 2023, the Company incurred a net loss of $17,910,210 and used cash in operating activities of $8,829,669. As of September 30, 2023, the Company has working capital of $2,818,220 and an accumulated deficit of $134,374,548. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital is not guaranteed. There is substantial doubt about the Company’s ability to continue as a going concern as the Company will require additional liquidity to continue its operations and meet its financial obligations for twelve (12) months from the date these condensed consolidated financial statements were issued. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such condensed consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”) in all material respects and have been consistently applied in preparing the accompanying condensed consolidated financial statements.

Risks and Uncertainties – Global economic challenges, including the impact of war, pandemics, rising inflation and supply-chain disruptions and adverse labor market conditions could cause economic uncertainty and volatility. The aforementioned risks and their respective impacts on the UAV industry and the Company’s operational and financial performance remain uncertain and outside of the Company’s control. Specifically, because of the aforementioned continuing risks, the Company’s ability to access components and parts needed in order to manufacture its proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either the Company or any of its third parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, the Company’s supply chain may be further disrupted, limiting its ability to manufacture and assemble products.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the reserve for obsolete inventory, valuation of stock issued for services and stock options, valuation of intangible assets, valuation of goodwill, and the valuation of deferred tax assets.

F-10

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies-Continued

Fair Value Measurements and Disclosures – Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs that are not corroborated by market data.

For short-term classes of our financial instruments, which include cash, accounts receivable, prepaid expenses, notes receivable, accounts payable and accrued expenses, their carrying amounts approximate fair value due to their short-term nature. The outstanding loans related to the COVID Loans and promissory note are carried at face value, which approximates fair value. As of September 30, 2023, and December 31, 2022, the Company did not have any financial assets or liabilities measured and recorded at fair value on the Company’s condensed consolidated balance sheets on a recurring basis.

Inventories – Inventories, which consist of raw materials, finished goods and work-in-process, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. Cost components include direct materials and direct labor. At each balance sheet date, the Company evaluates its inventories for excess quantities and obsolescence. This evaluation primarily includes an analysis of forecasted demand in relation to the inventory on hand, among consideration of other factors. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. Based upon the evaluation, provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the respective inventories. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from the amounts that the Company may ultimately realize upon the disposition of inventories if future economic conditions, customer inventory levels, product discontinuances, sales return levels or competitive conditions differ from the Company’s estimates and expectations.

Cash Concentrations – The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Revenue Recognition and Concentration – Most of the Company’s revenues are derived primarily through the sales of drones, sensors and related accessories, and software subscriptions. All contracts and agreements are at fixed prices and are accounted for in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company generally recognizes revenue on sales to customers, dealers, and distributors upon satisfaction of performance obligations which generally occurs once controls transfer to customers, which is when product is shipped or delivered depending on specific shipping terms and, where applicable, a customer acceptance has been obtained. The fee is not considered to be fixed or determinable until all material contingencies related to the sales have been resolved. The Company records revenue in the statements of operations and comprehensive income (loss) net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances and returns.

The Company’s software subscriptions to its platforms, HempOverview and Ground Control, are offered on a subscription basis. These subscription fees are recognized equally over the membership period as the services are provided.

F-11

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies-Continued

Additionally, customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the term of the sale or performance obligation is completed. As of September 30, 2023 and December 31, 2022, respectively, contract liabilities represent $329,536 and $496,390.

Internal-use Software Costs – Internal-use software costs are accounted for in accordance with ASC Topic 350-40, Internal-Use Software. The costs incurred in the preliminary stages of development are expensed as research and development costs as incurred. Once an application has reached the development stage, internal and external costs incurred to develop internal-use software are capitalized and amortized on a straight-line basis over the estimated useful life of the software (typically three to five years). Maintenance and enhancement costs, including those costs in the post-implementation stages, are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the software that result in added functionality, in which case the costs are capitalized and amortized on a straight-line basis over the estimated useful life of the software. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Amortization expense related to capitalized internal-use software development costs is included in general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss).

As of September 30, 2023 and December 31, 2022, capitalized software costs for internal-use software related to the Company’s implementation of its enterprise resource planning (“ERP”) software, totaled $640,448 and $721,795, respectively, net of accumulated amortization and are included in intangible assets, net on the condensed consolidated balance sheets. The Company placed its ERP into service on May 1, 2022.

Further, capitalized software costs for internal-use software include costs incurred in connection with our HempOverview and Ground Control which we offer to our customers under SaaS arrangements. We account for these capitalized development costs in accordance with ASC 350-40 as our customer do not have the contractual right to take possession of the software at any time during the hosting period without significant penalty nor is it feasible for our customers to run the hosted software on their own. As of September 30, 2023, and December 31, 2022, respectively, capitalized software development costs for our hosted platforms, net of accumulated amortization, totaled $1,100,734 and $1,332,516, respectively, and are included in intangible assets, net on the condensed consolidated balance sheets.

Goodwill and Intangible Assets – The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of customer programs, trademarks, customer relationships, technology and other intangible assets. Customer programs include values assigned to major programs of acquired businesses and represent the aggregate value associated with the customer relationships, contracts, technology and trademarks underlying the associated program and are amortized on a straight-line basis over a period of expected cash flows used to measure fair value, which ranges from four to five years.

As of September 30, 2023 and December 31, 2022, the goodwill balance was $21,679,411 and $23,179,411, respectively. The Company tests its goodwill for impairment, at least annually, unless events or changes in circumstances indicate the carrying value of goodwill may be impaired, the Company may look to perform such test sooner versus on an annual basis. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of our industry, a decline in the Company’s market capitalization, decline in operating performance indicators, competition, or a reorganization of our business. The Company’s goodwill has been allocated to and is tested for impairment at a level referred to as the business segment. The level at which the Company test goodwill for impairment requires it to determine whether the operations below the business segment constitute a self-sustaining business for which discrete financial information is available and segment management regularly reviews the operating results which is referred to as a reporting unit.

We use a quantitative approach when testing goodwill. To perform the quantitative impairment test, we compare the fair value of a reporting unit to it’s carrying value, including goodwill. If the fair value of a reporting unit exceeds it’s carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. We generally estimate the fair value of each reporting unit using a combination of a discounted cash flow (“DCF”) analysis and market-based valuation methodologies such as comparable public company trading values and values observed in recent business acquisitions. Determining fair value requires the exercise of significant judgments, including the amount and timing of expected future cash flows, long-term growth rates, discount rates and relevant comparable public company earnings multiples and relevant transaction multiples.

F-12

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies - Continued

Due to a significant decline in our market capitalization and overall economic conditions, as well as the performance of the business, during the third quarter of 2023 we performed a quantitative goodwill impairment test at September 30, 2023 on both our reporting units that had goodwill balances recorded, SaaS and Sensors. Based on this analysis, we concluded that the carrying value of the SaaS reporting unit exceeded its estimated fair value and we recognized a goodwill impairment charge of $1,500,000 for this excess at September 30, 2023. At December 31, 2022, the Company recorded a goodwill impairment charge of $41,687,871 on two impaired reporting units, SaaS and Drones.

Our goodwill balance, after the impairment, of approximately $21.7 million is allocated to our Sensors and SaaS reporting units as follows: $19 million and $2.7 million, respectively.

As of September 30, 2023 and December 31, 2022, our intangible assets balance was $9,242,659 and $11,507,653, respectively. Finite-lived intangibles are amortized to expense over the applicable useful lives, ranging from five to ten years, based on the nature of the asset and the underlying pattern of economic benefit as reflected by future net cash inflows. We perform an impairment test of finite-lived intangibles whenever events or changes in circumstances indicate their carrying value may be impaired. If events or changes in circumstances indicate the carrying value of a finite-lived intangible may be impaired, the sum of the undiscounted future cash flows expected to result from the use of the asset group would be compared to the asset group’s carrying value. If the asset group’s carrying amount exceeds the sum of the undiscounted future cash flows, we would determine the fair value of the asset group and record an impairment loss in net earnings.

As of September 30, 2023 and December 31, 2022, the Company deemed that no impairment was indicated for the carrying value of the finite-lived intangible assets.

Foreign Currency – The Company translates assets and liabilities of its foreign subsidiary, senseFly S.A., predominately in Swiss Franc to their U.S. dollar equivalents at exchange rates in effect as of the balance sheet date. Translation adjustments are not included in determining net income but are recorded in accumulated other comprehensive income on the condensed consolidated balance sheets. The Company translates the condensed consolidated statements of operations and comprehensive income (loss) of its foreign subsidiary at average exchange rates for the applicable period. Foreign currency transaction gains and losses, arising primarily from changes in exchange rates on foreign currency denominated revenues, certain purchases and intercompany transactions are recorded in other income (expense), net in the condensed consolidated statements of operations and comprehensive income (loss).

Shipping Costs – All shipping costs billed directly to the customer are directly offset to shipping costs resulting in a net expense to the Company, which is included in cost of goods sold in the accompanying condensed consolidated statements of operations and comprehensive income (loss). For the three months ended September 30, 2023 and 2022, shipping costs totaled $68,966 and $75,074, respectively. For the nine-month periods ended September 30, 2023 and 2022, shipping costs totaled $191,447 and $220,049, respectively.

Advertising Costs – Advertising costs are charged to operations as incurred and presented in sales and marketing expenses in the condensed consolidated statements of operations and comprehensive income (loss). For the three months ended September 30, 2023 and 2022, advertising costs were $44,701 and $139,480, respectively; and for the nine months ended were $113,119 and $303,862, respectively.

Vendor Concentrations – As of September 30, 2023 and December 31, 2022, there was one significant vendor that the Company relies upon to perform certain services for the Company’s technology platform. This vendor provides services to the Company, which can be replaced by alternative vendors should the need arise.

Loss Per Common Share and Potentially Dilutive Securities – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus Common Stock, par value $0.001 (“Common Stock”) equivalents (if dilutive) related to warrants, options, and convertible instruments. For the three and nine months ended September 30, 2023 and 2022, the Company has excluded all common equivalent shares outstanding for restricted stock units (“RSUs”) and options to purchase Common Stock from the calculation of diluted net loss per share, because these securities are anti-dilutive for the periods presented. As of September 30, 2023, the Company had 419,722 unvested RSUs, 2,777,732 options outstanding to purchase shares of Common Stock and 48,351,747 common stock warrants, and 6,275 of Series F Preferred Stock convertible into 25,100,000 shares of common stock. As of September 30, 2022, the Company had 629,367 unvested RSUs, 2,484,373 options outstanding to purchase shares of Common Stock and 6,311 shares of Series F Preferred Stock convertible into 10,179,032 shares of Common Stock, and 16,129,032 Common Stock warrants.

F-13

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies – Continued

Segment Reporting – In accordance with ASC Topic 280, Segment Reporting, (“ASC 280”), the Company identifies operating segments as components of an entity for which discrete financial information is available and is regularly reviewed by the chief operating decision maker in making decisions regarding resource allocation and performance assessment. The Company defines the term “chief operating decision maker” to be its chief executive officer.

The Company has determined that it operates in four segments:

●	Drones, which comprises revenues earned from contractual arrangements to develop, manufacture and /or modify complex drone related products, and to provide associated engineering, technical and other services according to customer specifications.

●	Sensors, which comprises the revenue earned through the sale of sensors, cameras, and related accessories.

●	SaaS, which comprises revenue earned through the offering of online-based subscriptions.

●	Corporate, which comprises corporate costs only.

New Accounting Pronouncements – In March 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which addresses areas identified by the FASB as part of its post-implementation review of its previously issued credit losses standard, ASU 2016-13, that introduced the Current Expected Credit Loss (“CECL”) model. ASU 2022-02 eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances disclosure requirements for certain loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, ASU 2022-02 requires a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. ASU 2022-02 is effective for the fiscal years beginning after December 15, 2022, and for periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2022-02 effective January 1, 2023 and it did not have a material impact on the Company’s condensed consolidated financial statements.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future condensed consolidated financial statements.

Note 3 – Balance Sheets

Accounts Receivable, Net

As of September 30, 2023 and December 31, 2022, accounts receivable, net consist of the following:

	September 30, 2023	December 31, 2022
Accounts receivable	$2,110,725	$2,229,840
Less: Provision for doubtful accounts	(95,680)	(16,800)
Accounts receivable, net	$2,015,045	$2,213,040

F-14

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 3 – Balance Sheets – Continued

Inventories, Net

As of September 30, 2023 and December 31, 2022, inventories, net consist of the following:

	September 30, 2023	December 31, 2022
Raw materials	$4,334,765	$5,288,206
Work-in process	714,596	1,106,056
Finished goods	1,412,710	614,400
Gross inventories	6,462,071	7,008,662
Less: Provision for excess and obsolescence reserve	(398,136)	(322,815)
Inventories, net	$6,063,935	$6,685,847

Prepaid and Other Current Assets

As of September 30, 2023 and December 31, 2022, prepaid and other current assets, consist of the following:

	September 30, 2023	December 31, 2022
Prepaid inventories	$171,017	$281,484
Prepaid software licenses and annual fees	244,628	184,429
Prepaid rent	98,751	234,691
Prepaid insurance	199,046	167,794
Prepaid VAT charges	41,030	99,558
Prepaid other and other current assets	77,716	61,592
Prepaid and other current assets	$832,188	$1,029,548

Property and Equipment, Net

As of September 30, 2023 and December 31, 2022, property and equipment, net consist of the following:

	Estimated
	Useful Life	September 30,	December 31,
Type	(Years)	2023	2022
Leasehold improvements	3-5	$106,837	$106,837
Production tools and equipment	5	730,565	632,514
Computer and office equipment	3-5	514,613	507,637
Furniture	5	73,452	77,799
Drone equipment	3	170,109	170,109
Property and equipment		1,595,576	1,494,896
Less: Accumulated depreciation		(997,612)	(703,741)
Property and equipment, net		$597,964	$791,155

F-15

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 3 – Balance Sheets – Continued

Property and Equipment Depreciation Expense

Classification within the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Type	2023	2022	2023	2022
Cost of sales	$—	$61,747	$—	$199,555
General and administrative	93,614	48,429	293,538	138,271
Depreciation expense	$93,614	$110,176	$293,538	$337,826

Intangible Assets, Net

As of September 30, 2023 and December 31, 2022, intangible assets, net, other than goodwill, consist of the following:

Name	Estimated Life (Years)	Balance as of December 31, 2022	Additions	Amortization	Balance as of September 30, 2023
Intellectual property/technology	5-7	$4,473,861	$—	$(606,726)	$3,867,135
Customer base	3-10	2,885,657	—	(853,248)	2,032,409
Tradenames and trademarks	5-10	1,757,891	—	(155,958)	1,601,933
Non-compete agreement	2-4	335,933	—	(335,933)	—
Platform development costs	3	1,332,516	297,596	(529,378)	1,100,734
Internal use software costs	3	721,795	171,516	(252,863)	640,448
Intangibles assets, net		$11,507,653	$469,112	$(2,734,106)	$9,242,659

As of September 30, 2023, the weighted average remaining amortization period in years is 4.07 years. For the three and nine months ended September 30, 2023 and 2022, amortization expense was $919,774 and $932,880, respectively, and $2,734,106 and $2,549,418, respectively.

For the following years ending, the future amortization expenses consist of the following:

	For the Years Ending December 31,
Name	(rest of year) 2023	2024	2025	2026	2027	Thereafter	Total
Intellectual property/technology	$202,242	$808,968	$808,968	$808,968	$808,968	$429,021	$3,867,135
Customer base	284,417	889,364	141,145	141,145	141,145	435,193	2,032,409
Tradenames and trademarks	51,986	207,944	207,944	207,944	207,944	718,171	1,601,933
Platform development costs	190,040	586,950	281,613	42,131	—	—	1,100,734
Internal use software costs	83,192	355,947	180,461	20,848	—	—	640,448
Intangible assets, net	$811,877	$2,849,173	$1,620,131	$1,221,036	$1,158,057	$1,582,385	$9,242,659

F-16

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 3 – Balance Sheets - Continued

Accrued Liabilities

As of September 30, 2023 and December 31, 2022, accrued liabilities consist of the following:

	September 30, 2023	December 31, 2022
Accrued purchases and customer deposits	$220,784	$102,319
Accrued compensation and related liabilities	406,739	774,916
Provision for warranty expense	279,394	288,807
Accrued dividends	342,873	172,596
Accrued interest	236,172	—
Accrued professional fees	138,250	262,737
Other	26,397	79,331
Total accrued liabilities	$1,650,609	$1,680,706

Note 4 – Notes Receivable

Valqari

On October 14, 2020, in connection with, and as an incentive to the entry into a two-year exclusive manufacturing agreement (the “Manufacturing Agreement”) to produce a patented Drone Delivery Station for Valqari, LLC (“Valqari), the Company entered into, as payee, a Convertible Promissory Note pursuant to which the Company made a loan to Valqari in the principal aggregate amount of $500,000 (the “Note”). The Note accrues interest at a rate of three percent per annum.

The Note matured on April 15, 2021 (the “Maturity Date”), at which time all outstanding principal and interest that had accrued, but remained, unpaid was due. The Note provides for an automatic six-month extension of the Maturity Date under the following circumstances (i) Valqari has received in writing, (x) a good faith acquisition offer at a consideration value greater than $15,000,000, (y) such offer, upon consummation, would result in a change in control (as defined in the note) of Valqari, and (z) at such time Valqari, is actively engaged in the negotiation or finalization of such acquisition transaction; or (ii) Valqari has initiated, or is in the process of initiating, a conversion to a “C-Corporation” under the Internal Revenue Code, whereas such conversion will be completed no later than one day prior to the extended Maturity Date. Valqari was not permitted to prepay the Note prior to the Maturity Date.

The Note is subject to customary representations and warranties by Valqari, as well as events of default, which may lead to acceleration of the payment of the Note such as (i) failure to pay all of the outstanding principal, plus accrued interest on the Maturity Date or Extended Maturity Date, (ii) Valqari filing a petition or action under any bankruptcy, or other law, or (iii) an involuntary petition is filed again Valqari under any bankruptcy statute (that is not dismissed or discharged within 60 days). The indebtedness evidenced by the Note is subordinated in right of payment to the prior payment in full of any senior indebtedness (as defined in the Note) in existence on the date of the Note or incurred thereafter.

On the Maturity Date, AgEagle demanded payment of the Note, including accrued interest, however, Valqari alleged that the Maturity Date was automatically extended to October 14, 2021 (“Extended Maturity Date”), for an additional six months. Upon the Extended Maturity Date, AgEagle demanded payment of the Note, including accrued interest; however, Valqari sought a substantial discount on the amount due under the Note to compensate for alleged breaches by AgEagle under the Manufacturing Agreement. AgEagle disputes the allegations of breach and believes that it is owed a net amount by Valqari under the Manufacturing Agreement, in addition to the amount due under the Note. On November 24, 2021, Valqari made a payment of principal on the Note of $315,000. The parties are continuing to negotiate in an attempt to reach an amicable resolution of their disputes; however, AgEagle reserves the right to take legal action to collect the Note in the event that a settlement is not reached.

F-17

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 5 – COVID Loans

In connection with the senseFly Acquisition, the Company assumed the obligations for two COVID Loans originally made by the SBA to senseFly S.A. on July 27, 2020 (“senseFly COVID Loans”). As of senseFly Acquisition Date, the fair value of the COVID Loan was $1,440,046 (“senseFly COVID Loans”). For the three and nine months ended September 30, 2023, senseFly S.A. made the required payments on the senseFly COVID Loans, including principal and accrued interest, aggregating approximately $87,052 for the three and nine months ended September 30, 2022, respectively, no payments of principal and interest were required. As of September 30, 2023, the Company’s outstanding obligations under the senseFly COVID Loans are $815,906. On August 25, 2023, the Company modified one (1) its existing agreements to extend the repayment period of the COVID Loan from a maturity date of December 2023 to June 2025. The other COVID loan remains unchanged.

As of September 30, 2023, scheduled principal payments due under the senseFly COVID Loans are as follows:

Year ending December 31,
2023 (rest of year)	$58,487
2024	306,722
2025	180,064
2026	90,213
2027	180,420
Total	$815,906

Note 6 – Promissory Note and Warrant

On December 6, 2022, the Company entered into a Securities Purchase Agreement (the “Promissory Note Purchase Agreement”) with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of the Promissory Note Purchase Agreement, the Company has agreed to issue to the Investor (i) an 8% original issue discount promissory note (the “Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Promissory Note Warrant”) to purchase up to 5,000,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note is an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Company received net proceeds of $3,285,000 net of the original issue discount of $140,000 and $75,000 of issuance costs. The Promissory Note Warrant was not exercisable for the first six months after issuance and had a five-year term from the initial exercise date of June 6, 2023.

The Company determined the estimated fair value of the common stock warrants issued with the Note to be $1,847,200 using a Black-Scholes pricing model. In accordance with ASC 470-20 Debt, the Company recorded a discount of $1,182,349 on the Note based on the relative fair value of the warrants and total proceeds. At Note issuance, the Company recorded a total discount on the debt of $1,397,350 comprised of the relative fair value of the warrants, the original issue discount, and the issuance costs. The aggregate discount was being amortized into interest expense over the approximate two-year term of the Note. The Company used the following assumptions in determining the fair value of the warrants: expected term of five years, volatility rate of 135.8%, risk free rate of 3.73%, and dividend rate of 0%.

Beginning June 1, 2023, and on the first business day of each month thereafter, the Company shall pay 1/20th ($175,000) of the original principal amount (the “Monthly Amortization Payments”) of the Note plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the maturity date of December 31, 2024 or the occurrence of an Event of Default (as defined in the Note). In addition, to the extent the Company raises any equity capital (by private placement, public offering or otherwise), the Company shall utilize 50% of the net proceeds from such equity financing to prepay the Note, within two business days of the Company’s receipt of such funds. In the event such equity financing is provided by the Investor, pursuant to the terms of that certain Securities Purchase Agreement, dated as June 26, 2022, or otherwise (an “Additional Investment”), the Investor shall agree to accept 50% less warrant coverage in connection with such Additional Investment, up to $3,300,000 of such Additional Investment.

F-18

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 6 – Promissory Note and Warrant – Continued

On August 14, 2023, the Company and Investor entered into a Note Amendment Agreement due to the Company not making the Monthly Amortization Payments for the months of June – August 2023. Pursuant to the Note Amendment Agreement, the parties agreed to amend the Note as follows:

(i)	defer payment of the Monthly Amortization Payments for June 2023, July 2023 and August 2023 in the aggregate amount of $525,000 (the “Deferred Payments”), and the September Monthly Amortization Payment, in the amount of $175,000, until September 15, 2023. As of September 30, 2023, the Deferred Payments per the terms of the Amended Note were not made (see below).

(ii)	increase the principal amount of the Note by $595,000 so that the current principal amount of the Note is $4,095,000.

The Note Amendment Agreement resulted in a debt extinguishment due to the modified terms of the Note being substantially different than the original terms primarily due to the substantial increase in principal of $595,000. In accordance with ASC 470-50-40-2, the Company recorded a loss on debt extinguishment of $1,523,867 for the difference between the reacquisition price of the debt, of $4,095,000 and the net carrying amount of the extinguished debt of $2,571,133 comprised of $3,500,000 of principal less $928,867 of unamortized debt discounts and issuance costs on the original debt.

On September 15, 2023, the Company and Investor entered into a Warrant Exchange Agreement pursuant to which the Company agreed to issue to the Investor 5,000,000 shares of common stock in exchange for the Warrant for no consideration. The Company accounted for the incremental value of the Promissory Note Warrant modification of $190,500 as an increase in additional paid-in capital and interest expense on the condensed consolidated statements of operations and comprehensive income (loss). The incremental value was computed using a Black-Scholes pricing model pre and post modification and the following inputs: stock price $.19, exercise price $.44 (pre modification) and $0 (post modification), volatility of 129%, and discount rate of 4.45%.

On October 5, 2023, the Company and the Investor entered into a Second Note Amendment Agreement (the “Second Amendment”), which provides for the following:

(i)	the Deferred Payments shall be due and payable on December 15, 2023;

(ii)	the Amortization Payments (defined in the Note) scheduled for September 15, 2023, October 1, 2023, and November 1, 2023, shall be deferred and made part of the Amortization Payments commencing in January 2024; and

(iii)	50% of any net proceeds above $2,000,000 from any equity financing between the date of the Second Amendment and December 15, 2023, shall be used to prepay the Note. The Second Amendment also partially waives the Event of Default in Section 3 (a)(vii) of the Note as a result of the resignation of a majority of the officers listed therein.

During the three and nine months ended September 30, 2023, the Company recognized $84,443 and $412,188 respectively, of interest expense related to the amortization of the discounts prior to the debt extinguishment which has been included in interest expense on the condensed consolidated statements of operations and comprehensive income (loss). As of September 30, 2023, the unamortized discount was $0.

During the three and nine months ended September 30, 2023, the Company recorded $75,950 and $236,172, respectively, of interest expense related to the Note in the condensed consolidated statements of operations and comprehensive income (loss), and as of September 30, 2023, there is $236,172 of accrued interest included in accrued liabilities on the unaudited condensed consolidated balance sheets.

F-19

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 6 – Promissory Note and Warrant – Continued

As of September 30, 2023, scheduled principal payments due under the Second Amended Note are as follows:

Year ending December 31,
2023 (rest of year)	$525,000
2024	3,570,000
Total	$4,095,000

Note 7 – Stockholders’ Equity

Common Stock and Warrant Transaction

On June 5, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to issue and sell to Investors (i) 16,720,000 shares of Common Stock (the “Offering Shares”) at $0.25 per share and (ii) warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Warrant Shares” together with the Warrants and Offering Shares, the “Securities”) and raised gross sales proceeds of $4,180,000. The Warrant is for a term of 5.5 years commencing on the closing date but is not exercisable for the first six months after closing. As a result, pursuant to the Purchase Agreement the Company issued 16,720,000 shares of Common Stock for proceeds of $3,817,400, net of issuance costs from the offering and warrants to purchase up to 25,080,000 shares of common stock exercisable at $0.38 per share.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 90 day period following the date of the execution of the Purchase Agreement, the Company will not (i) issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents, subject to certain exceptions, or (ii) file any registration statement or any amendment or supplement thereto relating to the offering or resale of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of Company, subject to certain exceptions. From the date of the execution of the Purchase Agreement until the six (6) month anniversary of the date of closing, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, subject to certain exceptions.

F-20

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

For twelve (12) months following the closing date of the Offering, in the event the Company or any of its subsidiaries proposes to offer and sell shares of Common Stock or common stock equivalents (the “Offered Securities”) to investors primarily for capital raising purposes (each, a “Future Offering”), the Investors shall have the right, but not the obligation, to participate in each such Future Offering in an amount of up to 50% in the aggregate of the Offered Securities.

The Offering Shares were issued pursuant to a prospectus supplement and was filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2023, and the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was filed with the Commission on April 23, 2021, and was declared effective on May 6, 2021. The Warrants were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or applicable state securities laws.

The Warrants were issued on the date of closing. The exercise price of the Warrants and the number of Warrant Shares issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the Warrants, but has no anti-dilution protection provisions. The Warrants will be exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares. The Warrants contain a beneficial ownership limitation, such that none of such Warrants may be exercised, if, at the time of such exercise, the holder would become the beneficial owner of more than 4.99% or 9.99%, as determined by the Investor, of the Company’s outstanding shares of Common Stock following the exercise of such Warrant.

Pursuant to the terms of the Purchase Agreement, the Company filed a registration statement on Form S-1 Registration No. 333-273332), which was declared effective on July 27, 2023, providing for the resale by the Investors of the Warrant Shares issuable upon exercise of the Warrants.

In connection with the Offering, the Company also entered into a Lock-up Agreement with the Investors and each officer and director of the Company (collectively, the “Shareholders”), for the benefit of the Investors, with respect to the shares beneficially owned the Shareholders. The restrictions on the disposition of the shares was for a period of 30 days from the date of the closing of the Offering, except for the continuous use of any existing Rule 10b5-1 trading plan and other customary exceptions.

Preferred Series F Convertible Stock and Warrant Transaction

On June 26, 2022 (the “Series F Closing Date”), the Company entered into a Securities Purchase Agreement (the “Series F Agreement”) with Alpha Capital Anstalt (“Alpha”). Pursuant to the terms of the Series F Agreement, the Board of Directors of the Company (the “Board”) designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. The Company issued to Alpha 10,000 shares of Series F for an aggregate purchase price and gross proceeds of $10,000,000, however the company received proceeds of $9,920,000 net of issuance costs. The 10,000 shares of Series F are convertible into 16,129,032 shares of Common Stock at $0.62 per share, subject to adjustment. Alpha will be entitled to receive cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, payable on January 1, April 1, July 1 and October 1, beginning on the first conversion date and subsequent conversion dates.

In connection with the Series F Agreement, the Company issued a warrant to Alpha to purchase 16,129,032 shares of Common Stock, par value $0.001 per share (“Series F Warrants”) with an exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrant, and the shares of Common Stock underling the Series F Warrant are collectively referred to as the “Series F Warrant Shares”. The Series F Warrant was not exercisable for the first six months after its issuance and has a three-year term from its exercise date. Upon exercise of the Series F Warrants in full by Alpha, the Company would receive additional gross proceeds of approximately $10,000,000.

F-21

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

Alpha has the right, subject to certain conditions, including shareholder approval, which was obtained on February 3, 2023, to purchase up to $25,000,000 of additional shares of Series F and Series F Warrants (collectively the “Series F Option”). The Series F Option will be available for a period of eighteen months after such shareholder approval at a purchase price equal to the average of the volume weighted average price for three trading days prior to the date that Alpha gives notice to the Company that it will exercise the Series F Option.

Commencing from the Series F Closing Date and for a period of six months thereafter, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), Alpha will have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. Preferred Stock has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holders of Preferred Stock without their consent.

On December 6, 2022, upon the issuance of the promissory note and common stock warrants with an exercise price of $0.44 (see Note 6), a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.44 from $0.62 and $0.96, respectively (the “December Down Round Trigger”). The December Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F of $565,161 and $1,680,216, respectively, or aggregate deemed dividend of $2,245,377, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the December Down Round Trigger and the fair value of the Series F Warrants after December Down Round Trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 3 years, volatility of 150%, risk free rate of 3.77%, and dividend rate of 0%.

On March 9, 2023, the Company received an Investor Notice from Alpha to purchase an additional 3,000 shares of Series F Convertible Preferred (the “Additional Series F Preferred”). Each share of Additional Series F Preferred is convertible into 2,381 shares of the Company’s Common Stock per $1,000 Stated Value per share of Series F Preferred Stock, at a conversion price of $0.42 per share and associated common stock warrants to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred and the Additional Warrant.

As a result of issuing the additional 3,000 shares of Series F Convertible Preferred, a down round or anti-dilution trigger event occurred, resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.42 from $0.44 (the “March Down Round Trigger”). The March Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F Preferred Stock of $38,226 and $217,750, respectively, or aggregate deemed dividend of $255,976, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the March Down Round Trigger and the fair value of the Series F Warrants after March Down Round Trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 3 years, volatility of 131%, risk free rate of 4.46%, and dividend rate of 0%.

F-22

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

Upon the issuance of the Offering Shares and Warrants on June 8, 2023, a down round or anti-dilution trigger event occurred resulting in the conversion price of the remaining Series F Preferred Stock and the exercise price of the Series F Warrants adjusting down from $0.42 per share to $0.25 per share (the “June Down Round Trigger”). The June Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F Preferred Stock of $787,823 and $3,867,095, respectively, or an aggregate deemed dividend of $4,654,918, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the down round trigger and the fair value of the Series F Warrants after down round trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 2.5 years, volatility of 106%, risk free rate of 4.28%, and dividend rate of 0%.

All deemed dividends to the Series F stockholder were recorded as additional paid in capital and an increase to accumulated deficit and as an increase to total comprehensive loss attributable to Common Stockholders in computing earnings per share on the condensed consolidated statements of operations and comprehensive income (loss).

During the three and nine months ended September 30, 2023, Alpha converted 750 and 2,588 shares of Series F into 3,000,000 and 7,304,762 shares of Common Stock, respectively. As a result, for the same periods, the Company recorded $49,122 and $170,277 cumulative dividends, respectively, which are included in accrued expenses on the unaudited condensed consolidated balance sheets, at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, beginning on the first conversation date of June 30, 2022.

As of September 30, 2023, the Company has outstanding common stock warrants of 48,351,747 with an exercise prices ranging from $.25 - $.38 and a weighted-average contractual term remaining of 3.79 years that were issued in connection with the transaction discussed above (see also Note 9).

At-the-Market Sales Agreement

In accordance with a May 25, 2021, at-the-market Sales Agreement with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. as sales agents, the Company sold 4,251,151 shares of Common Stock at a share price between $1.04 and $1.18, for proceeds of $4,583,341, net of issuance costs of $141,754, in 2022. For the three and nine months ended September 30, 2023, there were no at-the-market sales.

Acquisition of senseFly

In accordance with the terms of the senseFly S.A. Purchase Agreement, the Company issued 1,927,407 shares of Common Stock to Parrot Drones S.A.S.(“Parrot”) in January 2022 having an aggregate value of $3,000,000, based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to Parrot.

Acquisition of Measure

Pursuant to the terms of the Measure Acquisition Purchase Agreement (the “Purchase Agreement”) the Company issued an aggregate of 5,319,145 shares of the Company’s common stock to the Sellers of Measure as part of the consideration for the acquisition, of which 997,338 shares were held back (the “Heldback Shares”) to cover post-closing indemnification claims and to satisfy any purchase price adjustments (see also disclosure above). Pursuant to the terms of the Purchase Agreement, the Heldback Shares were scheduled to be released in three tranches, on the 12-month, 18-month and 24-month anniversary of the closing date of the acquisition. The Company made a claim for indemnification against the Heldback Shares. Pursuant to the Settlement Agreement entered on August 22, 2022 the Company released all the Measure shares held in escrow along with any disputes regarding the 997,338 Heldback Shares. As a result, 498,669 of the Heldback Shares were released to the Measure Sellers with the remaining 498,669 Heldback Shares being cancelled by the Company which reduced the issued and outstanding common stock and causing an increase to stockholders’ equity of $2,812,500.

F-23

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

Exercise of Common Stock Options

For the three and nine months ended September 30, 2023, there was no exercise of stock options. For the three and nine months ended September 30, 2022, 35,000 and 185,000 shares of Common Stock were issued respectively in connection with the exercise of stock options previously granted at exercise price between $0.31 and $0.41 resulting in gross proceeds of $74,350.

Stock-based Compensation

The Company determines the fair value of awards granted under the Equity Plan based on the fair value of its Common Stock on the date of grant. Stock-based compensation expenses related to grants under the Equity Plan are included in general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss). For the three and nine months ended September 30, 2023, the Company recorded $142,845 and $1,125,209 respectively, of stock-based compensation. For the same periods during 2022, $556,837 and $3,058,741 were recorded, respectively.

Pension Costs

senseFly S.A. sponsors a defined benefit pension plan (the “Defined Benefit Plan”) covering all its employees. The Defined Benefit Plan provides benefits in the event of retirement, death or disability, with benefits based on age and salary. The Defined Benefit Plan is funded through contributions paid by senseFly S.A. and its employees, respectively. The Defined Benefit Plan assets are Groupe Mutuel Prévoyance (“GMP”), which invests these plan assets in cash and cash equivalents, equities, bonds, real estate and alternative investments.

The Projected Benefit Obligation (“PBO”) includes in full the accrued liability for the plan death and disability benefits, irrespective of the extent to which these benefits may be reinsured with an insurer. The actuarial valuations are based on the census data as of December 31, 2022, provided by GMP.

The Defined Benefit Plan has a PBO in excess of Defined Benefit Plan liabilities. For the three and nine months ended September 30, 2023, the amounts recognized in accumulated other comprehensive loss related to the Defined Benefit Plan were $(742) and $43,302, respectively. For the three and nine months ended September 30, 2022, the amounts recognized in accumulated other comprehensive income (loss) related to the Defined Benefit Plan were $97,846 and $100,487, respectively.

Restricted Stock Units

For the nine months ended September 30, 2023, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2022	1,028,960	$2.31
Granted	2,000,645	0.36
Canceled	(152,253)	1.58
Vested and released	(387,456)	0.38
Outstanding as of September 30, 2023	2,489,896	$1.08
Vested as of September 30, 2023	2,070,174	$1.01
Unvested as of September 30, 2023	419,722	$1.43

F-24

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity - Continued

For the nine months ended September 30, 2023, the aggregate fair value of RSU awards at the time of vesting was $710,769.

For the three and nine months ended September 30, 2023, the Company recognized $86,905 and $821,321 of stock compensation expense, respectively, and had approximately $72,542 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately 15 months.

For the nine months ended September 30, 2022, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2021	1,147,250	$3.78
Granted	457,091	1.18
Canceled	(168,250)	2.81
Vested and released	(429,107)	3.44
Outstanding as of September 30, 2022	1,006,984	$2.90
Vested as of September 30, 2022	377,617	$3.72
Unvested as of September 30, 2022	629,367	$2.41

For the nine months ended September 30, 2022, the aggregate fair value of RSU awards at the time of vesting was $538,198.

For the three and nine months ended September 30, 2022, the Company recognized $221,925 and $1,786,517 of stock compensation expense, respectively, and had approximately $540,635 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately 13 months.

Issuance of RSUs to Current Officers and Directors of the Company

On September 29, 2023, upon recommendation of the Compensation Committee of the Board (“Compensation Committee”), in lieu of the payment of $15,000 for each Board member or a total of $45,000 as quarterly cash compensation, three (3) non-executive directors each received 88,235, totaling 264,705 RSUs equal to $45,000, which were immediately vested, also in lieu of the issuance of stock options for the purchase of 30,000 shares of common stock, for each of these three (3) non-executive directors received a total of 90,000 in restricted stock awards, which vested immediately for a fair value of $15,300 in the aggregate or $5,100 each.

On May 11, 2023, upon recommendation of the Compensation Committee of the Board (“Compensation Committee”), the Board granted to the officers of the Company in connection with the 2022 executive compensation plan 968,690 RSUs, which vested immediately.

On March 29, 2023, upon recommendation of the Compensation Committee, the Board granted to the officers of the Company in connection with the 2022 executive compensation plan 640,000 RSUs, which vested immediately.

For the three and nine months ended September 30, 2023, the Company recognized stock-based compensation expense of $60,300 and $700,205, respectively, based upon the market price of its Common Stock between $0.17 and $0.42 per share on the date of grant of these RSUs.

F-25

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

Stock Options

For the nine months ended September 30, 2023, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	2,561,231	$2.18	$1.19	3.33	$31,124
Granted	325,000	0.32	0.15	3.02	—
Expired/Forfeited	(108,499)	4.46	2.47	—	—
Outstanding as of September 30, 2023	2,777,732	$$1.88	$1.02	2.84	$6,194
Exercisable as of September 30, 2023	2,297,691	$2.18	$1.18	2.53	$6,194

For the three and nine months ended September 30, 2023, the Company recognized $55,940 and $303,888, respectively, of stock compensation expense and had approximately $100,971 of total unrecognized compensation cost related to stock options, which will be amortized through September 30, 2025.

For the nine months ended September 30, 2022, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	2,541,667	$2.88	$1.57	4.27	$1,244,029
Granted	395,000	0.76	0.36	3.02	—
Exercised	(185,000)	0.40	0.29	—	10,750
Expired/Forfeited	(267,294)	6.22	3.34	—	—
Outstanding as of September 30, 2022	2,484,373	$2.37	$1.29	3.47	$89,334
Exercisable as of September 30, 2022	1,836,095	$2.42	$1.33	3.16	$89,334

For the three and nine months ended September 30, 2022, the Company recognized $345,606 and $1,272,226, respectively, in stock compensation expense, and had $741,497 of total unrecognized compensation cost related to stock options, which will be amortized over approximately 27 months.

Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or as of September 30, 2023 (for outstanding options), less the applicable exercise price.

F-26

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 7 – Stockholders’ Equity – Continued

For the nine months ended September 30, 2023 and 2022, the significant assumptions relating to the valuation of the Company’s stock options granted were as follows:

	September 30,
	2023	2022
Stock price	$0.32	$0.46
Dividend yield	—%	—%
Expected life (years)	3.02	3.02
Expected volatility	63.64%	69.84. %
Risk-free interest rate	4.22%	3.25%

Issuances of Options to Officers

On September 30, 2023, the Company issued to officers options to purchase 50,000 shares of Common Stock at an exercise price of $0.17 per share, which vests over a period of two years from the date of grant and expires on September 29, 2028. The Company determined the fair market value of these unvested options to be $3,750. For the three and nine months ended September 30, 2023, the Company recognized stock-based compensation expense of $5, respectively, based upon the fair value market price of $0.08.

On June 30, 2023, the Company issued to directors and officers options to purchase 125,000 shares of Common Stock at an exercise price of $0.23 per share, which vests over a period of two years from the date of grant and expires on June 29, 2028. The Company determined the fair market value of these unvested options to be $13,000. For the three and nine months ended September 30, 2023, the Company recognized stock-based compensation expense of $1,625 and $1,642, respectively, based upon the fair value market price of $0.10.

On March 31, 2023, the Company issued to directors and officers options to purchase 150,000 shares of Common Stock at an exercise price of $0.45 per share, which vests over a period of two years from the date of grant, and expire on March 30, 2028. The Company determined the fair market value of these unvested options to be $31,350. For the three and nine months ended September 30, 2023, the Company recognized stock-based compensation expense of $3,919 and $7,880, respectively, based upon the fair value market price of $0.21.

Cancellations of Options

For the three and nine months ended September 30, 2023, as a result of employee terminations and options expirations, stock options aggregating 51,250 and 108,499, respectively, with fair market values of approximately $91,453 and $267,726, respectively, were cancelled. For the three and nine months ended September 30, 2022, as a result of employee terminations and options expirations, stock options aggregating 67,875 and 267,294, respectively, with fair market values of approximately $237,926 and $892,227, respectively, were cancelled.

Note 8 – Leases

Operating Leases

In May 2023, the Company executed a sublease agreement for their facility located in Seattle, Washington; however, the Company remains the primary obligor under the original lease. The sublease commenced June 1, 2023 and requires a total of $433,137 rental payments over a thirty-two-month term. Due to the anticipated sublease income being less than the total rental payments required on the primary lease, we recorded an impairment charge on the right-of-use asset associated with this lease of $79,287 which has been included on the accompanying condensed consolidated statements of operations and comprehensive income (loss) as a lease impairment charge which is included in “Impairment” on the accompanying condensed consolidated statement of operations and comprehensive loss (income). During the nine months ended September 30, 2023, we recognized $24,284 of rental income on the straight-line basis as an offset to rent expenses within general and administrative expenses.

F-27

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 8 – Leases – Continued

For the three and nine months ended September 30, 2023, and 2022, operating lease expense payments were $267,745 and $791,558, respectively, and $326,542 and $1,254,893, respectively. Operating lease expense payments are included in general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss).

As of September 30, 2023 and December 31, 2022, balance sheet information related to the Company’s operating leases is as follows:

Balance Sheet Location	September 30, 2023	December 31, 2022
Right of use assets	$3,498,051	$3,952,317
Current portion of lease liabilities	$840,535	$628,113
Long-term portion lease liabilities	$2,756,056	$3,161,703

As of September 30, 2023, scheduled future maturities of the Company’s lease liabilities are as follows:

Year Ending December 31,
2023 (rest of year)	$312,009
2024	1,032,155
2025	1,038,228
2026	816,405
2027	730,781
Thereafter	182,695
Total future minimum lease payments, undiscounted	4,112,273
Less: Amount representing interest	(515,682)
Present value of future minimum lease payments	$3,596,591
Present value of future minimum lease payments – current	$840,535
Present value of future minimum lease payments – long-term	$2,756,056

As of September 30, 2023 and December 31, 2022, the weighted average lease-term and discount rate of the Company’s leases are as follows:

Other Information	September 30, 2023	December 31, 2022
Weighted-average remaining lease terms (in years)	4.1	4.8
Weighted-average discount rate	6.0%	6.0%

For the three and nine months ended September 30, 2023 and 2022, supplemental cash flow information related to leases is as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Other Information	2023	2022	2023	2022
Cash paid for amounts included in the measurement of liabilities: Operating cash flows for operating leases	$262,445	$326,542	$790,783	$1,245,893

F-28

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 9 – Warrants

Warrants Issued

On June 5, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Investors”) pursuant to which the Company issued warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Offering”) (see Note 7 for further disclosures).

On March 9, 2023, the Company received an Investor Notice from Alpha (described above in Note 8) resulting in the issuance of a Common Stock warrant to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred along with the associated Additional Warrant. On June 5, 2023, upon entering the Purchase Agreement a Down Round was triggered reducing the exercise price of the Additional Warrant to $0.25.

On December 6, 2022, the Company entered into a Promissory Note Purchase Agreement (described above in Note 7), pursuant to which the Company issued the right to purchase up to 5,000,000 shares of Common Stock at an exercise price of $0.44 per share (see Note 8 for further disclosures), subject to standard anti-dilution adjustments. The Promissory Note Warrant was not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023. On September 15, 2023, the Company and the Investor entered into a Warrant Exchange Agreement pursuant to which the Company has agreed to issue to the Investor 5,000,000 shares of common stock in exchange for the Promissory Note Warrant. The Promissory Note Warrant has since been cancelled and is now no longer outstanding.

On June 26, 2022, the Company entered into a Securities Purchase Agreement (described above in Note 7) with Alpha. In connection with the Series F Agreement the Company issued a warrant to Alpha to purchase 16,129,032 shares of Common Stock, par value $0.001 per share Series F Warrant with an exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrants were not exercisable for the first six months after its issuance and have a three-year term from its initial exercise date of December 30, 2022. Upon the issuance of the 5,000,000 shares of Common Stock warrants at $0.44 per share, the Series F Warrant exercise price was reduced to $0.44, the warrants were further reduced in March upon issuance of additional Series F Preferred shares to $0.42 and in June to $0.25 upon entering the Purchase Agreement (see Note 7 for explanation regarding the December, March and June Down Rounds along with any other further disclosures related to Series F Preferred Stock).

A summary of activity related to warrants for the periods presented is as follows:

	Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term
Outstanding as of December 31, 2021	—	$—		—
Issued	21,129,032	0.29	*	—
Exercised	—	—		—
Outstanding as of December 31, 2022	21,129,032	$0.29	*	—
Issued - March 2023	7,142,715	0.25	*	—
Issued - June 2023	25,080,000	0.38		—
Exercised	(5,000,000)	0.44		—
Outstanding as of September 30, 2023	48,351,747	0.32	*	3.81
Exercisable as of September 30, 2023	23,271,747	0.25	*	2.31

*	Reflects the exercise price after the Down Round Trigger events on December 6, 2022, March 9, 2023, and June 6, 2023 (see Note 7).

As of September 30, 2023, the intrinsic value of the warrants was nil.

F-29

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 10 – Commitments and Contingencies

Existing Employment and Board Agreements

The Company has various employment agreements with certain of its executive officers and directors that serve as Board members, which it considers normal and in the ordinary course of business.

The Company has no other formal employment agreements with our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement, or any other termination of our named executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. However, it is possible that the Company will enter into formal employment agreements with its executive officers in the future.

Purchase Commitments

The Company routinely places orders for manufacturing services and materials. As of September 30, 2023, the Company had purchase commitments of $2,126,081. These purchase commitments are expected to be realized during the year ending December 31, 2023. As of December 31, 2022, the Company had purchase commitments of $3,155,867.

SEC Administrative Proceeding

The Securities and Exchange Commission announced on September 27,2023 a cease and desist order against officers, directors, and major shareholders of public companies for failing to timely report information about their holdings and transactions in company stock. The charges stem from an SEC enforcement initiative focused on violations of Section 16(a) of the Exchange Act pursuant to which company insiders are required to file certain reports regarding their holdings and transactions in company stock.

The Company cooperated with the requests for for documents, and information regarding various transactions and disclosures going back to 2018. On September 27 2023, the SEC issued an Order instituting cease-and-desist proceedings against AgEagle and its former Chief Financial Officer. Without admitting or denying the findings, the Company agreed to cease and desist from further Section 13(a) and Section 16(a) violations and to pay $190,000 in civil penalties and, the Company’s former Chief Financial Officer agreed to cease and desist from further Section 16(a) violations and to personally pay $125,000 in civil penalties that will not be indemnified by the Company.

Note 11 – Segment Information

Non-allocated administrative and other expenses are reflected in Corporate. Corporate assets include cash, prepaid expenses, notes receivable, right of use assets and other assets.

As of September 30, 2023, and December 31, 2022, and for the three and nine months ended September 30, 2023 and 2022, respectively, information about the Company’s reportable segments consisted of the following:

Goodwill and Assets

	Corporate	Drones	Sensors	SaaS	Total
As of September 30, 2023
Goodwill	$—	$—	$18,972,896	$2,706,515	$21,679,411
Assets	$2,660,979	$12,383,293	$25,495,556	$5,510,659	$46,050,487

As of December 31, 2022
Goodwill	$—	$—	$18,972,896	$4,206,515	$23,179,411
Assets	$4,785,643	$14,930,789	$26,081,788	$8,386,654	$54,184,874

F-30

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 11 – Segment Information - Continued

Condensed Consolidated Operating Results

	Corporate	Drones	Sensors	SaaS	Total
Three Months Ended September 30, 2023
Revenues	$—	$1,627,177	$1,755,712	$101,043	$3,483,932
Cost of sales	—	990,413	990,457	288,988	2,269,858
Income (loss) from operations	(3,229,837)	(2,288,870)	168,820	(640,226)	(5,990,113)
Other income (expense), net	(2,063,936)	35,322	(960)	(441)	(2,030,015)
Net income (loss)	$(5,293,773)	$(2,253,548)	$167,860	$(640,667)	$(8,020,128)

Three Months Ended September 30, 2022
Revenues	$—	$2,081,410	$3,256,797	$152,507	$5,490,714
Cost of sales	—	1,180,612	1,851,089	375,872	3,407,573
Income (loss) from operations	(2,233,559)	(2,688,835)	592,795	(817,731)	(5,147,330)
Other income (expense), net	6,488,327	327,066	(1,819)	(1,292)	6,812,282
Net income (loss)	$4,254,768	$(2,361,769)	$590,976	$(819,023)	$1,664,952

	Corporate	Drones	Sensors	SaaS	Total
Nine Months Ended September 30, 2023
Revenues	$—	$4,861,260	$5,610,764	$347,189	$10,819,213
Cost of sales	—	2,580,305	3,213,058	801,610	6,594,973
Income (loss) from operations	(7,240,686)	(6,626,668)	328,404	(1,484,110)	(15,023,060)
Other expense, net	(2,559,654)	(326,032)	(960)	(504)	(2,887,150)
Net income (loss)	$(9,800,340)	$(6,952,700)	$327,444	$(1,484,614)	$(17,910,210)

Nine Months Ended September 30, 2022
Revenues	$—	$7,856,573	$6,283,907	$480,085	$14,620,565
Cost of sales	—	4,339,712	3,578,184	704,540	8,622,436
Loss from operations	(8,194,751)	(7,204,483)	(217,328)	(2,401,289)	(18,017,851)
Other income (expense), net	6,491,117	3,114	(3,638)	(6,098)	6,484,495
Net loss	$(1,703,634)	$(7,201,369)	$(220,966)	$(2,407,387)	$(11,533,356)

Revenues by Geographic Area

	Drones	Sensors	SaaS	Total
Three Months Ended September 30, 2023
North America	$547,012	$570,170	$57,447	$1,174,629
Latin America	383,232	80,873	38,196	502,301
Europe, Middle East and Africa	628,768	752,583	661	1,382,012
Asia Pacific	68,165	342,502	4,739	415,406
Other	—	9,584	—	9,584
Total	$1,627,177	$1,755,712	$101,043	$3,483,932

Three Months Ended September 30, 2022
North America	$1,191,083	$1,182,218	$152,507	$2,525,808
Europe, Middle East and Africa	603,443	1,250,610	—	1,854,053
Asia Pacific	286,884	696,954	—	983,838
Other	—	127,015	—	127,015
Total	$2,081,410	$3,256,797	$152,507	$5,490,714

F-31

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 11 – Segment Information - Continued

	Drones	Sensors	SaaS	Total
Nine Months Ended September 30, 2023
North America	$1,701,100	$1,783,481	$303,593	$3,788,174
Latin America	1,256,429	221,334	38,197	1,515,960
Europe, Middle East and Africa	1,714,967	2,611,108	661	4,326,736
Asia Pacific	188,764	949,040	4,738	1,142,542
Other	—	45,801	—	45,801
Total	$4,861,260	$5,610,764	$347,189	$10,819,213

Nine Months Ended September 30, 2022
North America	$4,473,236	$2,350,426	$480,085	$7,303,747
Europe, Middle East and Africa	2,606,120	2,400,744	—	5,006,864
Asia Pacific	777,217	1,241,632	—	2,018,849
Other	—	291,105	—	291,105
Total	$7,856,573	$6,283,907	$480,085	$14,620,565

Note 12 – Subsequent Events

Second Amendment to 8% Original Issue Discount Promissory Note

On October 5, 2023, the Company and Alpha Capital Anstalt (the “Investor”) entered into a Second Note Amendment Agreement (the “Second Amendment”), which provides for the following:(i) the Deferred Payments (defined in the Note Amendment Agreement) shall be due and payable on December 15, 2023; (ii) the Amortization Payments (defined in the Note) scheduled for September 15, 2023, October 1, 2023, and November 1, 2023 shall be deferred and made part of the Amortization Payments commencing in January 2024; and (iii) 50% of any net proceeds above $2,000,000 from any equity financing between the date of the Second Amendment and December 15, 2023, shall be used to prepay the Note. The Second Amendment also partially waives the Event of Default in Section 3 (a)(vii) of the Note as a result of the resignation of a majority of the officers listed therein.

Notice of Special Meeting of Stockholders

On October 10, 2023, the Company filed a Definitive Proxy Statement on Schedule 14A with the SEC, providing notice of a Special Meeting of the Shareholders to be held on November 14, 2023 at 11:00 AM local time at 700 NW 1st Avenue, Suite 1200, Miami, Florida 33136 for the following purposes:

(1) To authorize the Board of Directors (the “Board”), at the discretion of the Board, to file an amendment to the Company’s Articles of Incorporation, as amended to date, to authorize a reverse stock split of the Company’s Common Stock with a ratio in the range between and including 1-for-10 shares and 1-for-20 shares, for the primary purpose of maintaining the Company’s listing on NYSE American (the “Reverse Split Proposal”);

F-32

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(UNAUDITED)

Note 12 – Subsequent Events - Continued

(2) To amend the Company’s 2017 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 10,000,000 shares to 15,000,000 shares before the Reverse Split (the “Plan Amendment Proposal”); and

(3) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing Proposals (the “Adjournment Proposal”).

The Company will also consider any other business that properly comes before the Special Meeting.

Shareholders of record of the Company’s Common Stock at the close of business on October 6, 2023 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As previously reported, on August 15, 2023, AgEagle Aerial Systems Inc. (the “Company”) received notice (“Notice”) from Ms. Nicole Fernandez-McGovern, the Company’s then current Chief Financial Officer, that she will be exiting the Company and the Board accepted her Notice as a voluntary resignation and not of termination for Good Reason. The Board of Directors, under the terms of her employment offer letter, agreed to allow Ms. Fernandez-McGovern to continue as Chief Financial Officer for a period of up to 90 days after the Notice. Ms. Fernandez-McGovern last day was effective October 13, 2023, after approximately 59 days of service.

Effective October 13, 2023, Mr. Mark DiSiena was appointed as the Company’s principal financial and accounting officer and serve as Interim Chief Financial Officer until such time as his successor is determined by the Board of Directors. Mr. DiSiena had been our Company’s financial consultant since October 2, 2023.

In his role as principal financial and accounting officer, he is replacing Ms. Nicole Fernandez-McGovern whose last day of employment, as determined by the Board of Directors was October 13, 2023. Pursuant to the terms of the Statement of Work Agreement by and between the Company and Mr. DiSiena (the “Agreement”), the Company paid Mr. DiSiena $250 per hour not to exceed 40 hours per week, unless written approval is obtained, for services initially provided in his role as a consultant to the Company as outlined in the addendum to the Agreement. This Agreement and the compensation terms thereunder, will continue in effect with Mr. DiSiena’s appointment to the role as Interim Chief Financial Officer.

There is no family relationship between Mr. DiSiena and any other executive officer or director of the Company. There have been no related transactions, and none are currently proposed between or among Mr.DiSiena, the Company, executive officer, director, promoter or control person.

Grant Begley, an independent member of the Board of Directors since June 2016, has been elected Chairman of the Board; and former Chairman Barrett Mooney will continue to serve as AgEagle’s Chief Executive Officer and as a member of the Board.

See also Note 6 – Promissory Note for a Second Note Amendment Agreement executed on October 5, 2023.

F-33

F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AgEagle Aerial Systems, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AgEagle Aerial Systems, Inc. and subsidiaries, (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and comprehensive loss, and cash flows for each of the two years in the period ended December 31, 2022, and the related consolidated notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has experienced cash used from operations in excess of its current cash position, and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-35

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which they relate.

Goodwill and other definite life intangibles – impairment assessment

As described in Note 2 and Note 7, to the consolidated financial statements, management evaluates goodwill on an annual basis, or more frequently if impairment indicators exist, at each reporting unit level. The Company estimates the fair value of goodwill related to each reporting unit using a discounted cash flow analysis. Prior to the impairment, the fair value of the three reporting units amounted to $64.9 million. The determination of fair value of the goodwill requires significant judgement and estimation. The use of a discounted cash flow analysis requires significant estimation of future cash flows and also an estimation of the results of future operational costs. The Company determined that two of the three reporting units had a significant impairment. Accordingly, the Company recorded a $41.7 million impairment charge.

Additionally, the fair value of the related acquired intangible assets was valued using an undiscounted cash flow.

The principal consideration for our determination that performing procedures relating to the valuation of goodwill and other definite lived assets is a critical audit matter is the significant judgement and estimation used by management to determine the fair value of these financial instruments, which in turn led to a high degree of auditor judgement, subjectivity and effort in performing procedures and in evaluating the audit evidence obtained, including the involvement of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.

Our audit procedures related to the impairment assessment of the Company’s reporting units included the following, among others:

●	We evaluated management’s process for determining the fair value of its reporting units.
●	We evaluated the appropriateness of the valuation method utilized.
●	We evaluated management’s ability to accurately forecast future revenue and operational costs by comparing prior year forecasts to actual results in the current year.
●	We tested that the forecasts were reasonable and consistent with the historical performance of the Company.

In addition, for the fair value of goodwill, we evaluated the reasonableness of the discount rate utilized in the discounted cash flow model with the assistance of our internal valuation specialists.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

Orlando, Florida

April 4, 2023

PCAOB ID NUMBER 100

F-36

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$4,349,837	$14,590,566
Accounts receivable, net	2,213,040	2,888,879
Inventories, net	6,685,847	4,038,508
Prepaid and other current assets	1,029,548	1,292,570
Notes receivable	185,000	185,000
Total current assets	14,463,272	22,995,523

Property and equipment, net	791,155	952,128
Right of use asset	3,952,317	2,019,745
Intangible assets, net	11,507,653	13,565,494
Goodwill	23,179,411	64,867,282
Other assets	291,066	282,869
Total assets	$54,184,874	$104,683,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,845,135	$2,526,829
Accrued expenses	1,680,706	1,901,641
Promissory note, net of debt discount	287,381	—
Contract liabilities	496,390	971,140
Current portion of liabilities related to acquisition agreements	—	10,061,501
Current portion of lease liabilities	628,113	1,235,977
Current portion of COVID loan	446,456	451,889
Total current liabilities	5,384,181	17,148,977

Long term portion of liabilities related to acquisition agreements	—	8,875,000
Long term portion of lease liabilities	3,161,703	942,404
Long term portion of COVID loan	446,813	808,021
Defined benefit plan obligation	106,163	331,726
Promissory note, net of debt discount	1,861,539	—
Total liabilities	10,960,399	28,106,128

COMMITMENTS AND CONTINGENCIES (SEE NOTE 14)

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.001 par value, 25,000,000 shares authorized:
Preferred Stock, Series F Convertible, $0.001 par value, 35,000 shares authorized, 5,863 shares issued and outstanding as of December 31, 2022, and no shares issued and outstanding as of December 31, 2021, respectively	6	—
Common Stock, $0.001 par value, 250,000,000 shares authorized, 88,466,613 and 75,314,988 shares issued and outstanding as of December 31, 2022, and 2021, respectively	88,467	75,315
Additional paid-in capital	154,679,363	127,626,536
Accumulated deficit	(111,553,444)	(51,054,344)
Accumulated other comprehensive income (loss)	10,083	(70,594)
Total stockholders’ equity	43,224,475	76,576,913
Total liabilities and stockholders’ equity	$54,184,874	$104,683,041

See Accompanying Notes to Consolidated Financial Statements.

F-37

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31,
	2022	2021
Revenues	$19,094,425	$9,760,952
Cost of sales	10,876,308	5,504,708
Gross Profit	8,218,117	4,256,244

Operating Expenses:
General and administrative	17,757,708	14,957,410
Research and development	8,113,774	4,082,799
Sales and marketing	4,935,601	3,150,886
Goodwill impairment	41,687,871	12,357,921
Total Operating Expenses	72,494,954	34,549,016
Loss from Operations	(64,276,837)	(30,292,772)

Other Income (Expense):
Interest expense	(59,785)	(7,852)
Paycheck Protection Program loan forgiveness	—	108,532
Gain on debt extinguishment	6,463,101	—
Loss on disposal of fixed assets	(25,960)	(3,712)
Other (expense) income, net	(354,242)	87,124
Total Other Income	6,023,114	184,092
Loss Before Income Taxes	(58,253,723)	(30,108,680)
Provision for income taxes	—	—
Net Loss attributable to common stockholders	$(58,253,723)	$(30,108,680)

Net Loss Per Common Share - Basic and Diluted	$(0.70)	$(0.43)

Weighted Average Number of Shares Outstanding During the Period -- Basic and Diluted	83,370,411	70,055,832

Comprehensive Loss:
Net Loss attributable to common stockholders	$(58,253,723)	$(30,108,680)
Amortization of unrecognized periodic pension costs	135,439	(67,903)
Foreign currency cumulative translation adjustment	(54,762)	(2,691)
Total comprehensive loss, net of tax	(58,173,046)	(30,179,274)
Accrued dividends on Series F Preferred Stock	(172,596)	—
Deemed dividends on Series F Preferred Stock	(2,245,377)	—
Total comprehensive loss available to common stockholders	$(60,591,019)	$(30,179,274)

See Accompanying Notes to Consolidated Financial Statements.

F-38

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Shares	Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
Balance as of December 31, 2020	—	$—	58,636,365	$58,636	$47,241,757	$—	$(20,945,664)	$26,354,729
Sale of Common Stock, net of issuance costs	—	—	6,763,091	6,763	37,175,883	—	—	37,182,646
Sales of Common stock from exercise of warrants	—	—	2,516,778	2,517	8,302,851	—	—	8,305,368
Issuance of Common Stock for acquisition of MicaSense	—	—	540,541	541	2,999,459	—	—	3,000,000
Issuance of Common Stock for acquisition of Measure	—	—	5,319,145	5,319	24,369,681	—	—	24,375,000
Issuance of Common stock in exchange for professional services	—	—	550,000	550	2,906,450	—	—	2,907,000
Common stock issued upon exercise of options	—	—	505,167	505	122,465	—	—	122,970
Stock-based compensation expense	—	—	483,901	484	4,507,990	—	—	4,508,474
Defined benefit plan obligation adjustment, net of tax	—	—	—	—	—	(67,903)	—	(67,903)
Foreign currency translation adjustment	—	—	—	—	—	(2,691)	—	(2,691)
Net loss	—	—	—	—	—	—	(30,108,680)	(30,108,680)
Balance as of December 31, 2021	—	$—	75,314,988	$75,315	$127,626,536	$(70,594)	$(51,054,344)	$76,576,913
Settlement of heldback shares from contingent liability related to Measure acquisition	—	—	(498,669)	(499)	2,812,999	—	—	2,812,500
Issuance of Preferred Stock, Series F Convertible, net of issuance cost	10,000	10	—	—	9,919,990	—	—	9,920,000
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(4,137)	(4)	6,804,545	6,805	(6,801)	—	—	—
Dividends on Series F Preferred Stock	—	—	—	—	(172,596)	—	—	(172,596)
Deemed dividend on Series F Preferred Stock	—	—	—	—	2,245,377	—	(2,245,377)	—
Sale of Common Stock, net of issuance costs	—	—	4,251,151	4,251	4,579,090	—	—	4,583,341
Issuance of Common Stock for acquisition of senseFly	—	—	1,927,407	1,927	2,998,073	—	—	3,000,000
Relative fair value of warrants issued with promissory note	—	—	—	—	1,182,349	—	—	1,182,349
Issuance of restricted Common Stock	—	—	482,191	483	(483)	—	—	—
Exercise of stock options	—	—	185,000	185	74,165	—	—	74,350
Stock-based compensation expense	—	—	—	—	3,420,664	—	—	3,420,664
Amortization of unrecognized periodic pension costs	—	—	—	—	—	135,439	—	135,439
Foreign currency cumulative translation adjustment	—	—	—	—	—	(54,762)	—	(54,762)
Net loss	—	—	—	—	—	—	(58,253,723)	(58,253,723)
Balance as of December 31, 2022	5,863	$6	88,466,613	$88,467	$154,679,363	$10,083	$(111,553,444)	$43,224,475

See Accompanying Notes to Consolidated Financial Statements.

F-39

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,253,723)	$(30,108,680)
Adjustments to reconcile comprehensive loss to net cash used in operating activities:
Goodwill impairment	41,687,871	12,357,921
Stock-based compensation	3,420,664	4,508,474
Depreciation and amortization	3,938,860	1,501,826
Common stock issued in exchange for professional services	—	2,907,000
Paycheck Protection Program loan forgiveness	—	(108,532)
Provision for inventory obsolescence	—	305,399
Defined benefit plan obligation	(215,797)	(17,691)
Loss on disposal of fixed assets	25,960	3,712
Amortization on debt discount	46,270	—
Gain on debt extinguishment	(6,463,101)	—
Changes in assets and liabilities:
Accounts receivable, net	637,156	514,265
Inventories, net	(2,605,028)	(1,981,952)
Prepaid expenses and other assets	230,688	(218,493)
Accounts payable	(681,556)	552,741
Accrued expenses and other liabilities	(716,960)	(2,892,728)
Contract liabilities	(472,604)	393,521
COVID loan	(345,484)	(179,910)
Other	(340,886)	—
Net cash used in operating activities	(20,107,670)	(12,463,127)

CASH FLOW FROM INVESTING ACTIVITIES:
Payment on notes receivable	—	315,000
Purchases of fixed assets	(313,769)	(525,312)
Acquisition of MicaSense, net of cash acquired	(3,645,911)	(14,568,897)
Acquisition of Measure, net of cash acquired	—	(14,916,850)
Acquisition of senseFly, net of cash acquired	(2,964,989)	(11,425,493)
Platform development costs	(817,029)	(1,097,808)
Internal use software costs	(618,061)	(278,264)
Net cash used in investing activities	(8,359,759)	(42,497,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of Common Stock, net of issuance costs	4,583,341	37,182,646
Sale of Common Stock from exercise of warrants	—	8,305,368
Sale of Preferred Stock, Series F Convertible, net of issuance costs	9,920,000	—
Promissory note	3,285,000	—
Exercise of stock options	74,350	122,970
Net cash provided by financing activities	17,862,691	45,610,984

Effects of foreign exchange rates on cash flows	364,009	—

Net decrease in cash	(10,240,729)	(9,349,767)
Cash at beginning of year	14,590,566	23,940,333
Cash at end of year	$4,349,837	$14,590,566

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest cash paid	$7,590	$—
Income taxes paid	$—	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock consideration for the senseFly Acquisition	$3,000,000	$—
Conversion of Preferred Stock, Series F Convertible to Common Stock	6,805	—
Dividends on Series F Preferred Stock	$172,596	$—
Deemed dividend on Series F Preferred stock	$2,245,377	$—
Issuance of restricted Common Stock	483	—
Settlement of Common Stock from contingent liability related to Measure	$2,812,500	—
Acquisition liability related to the MicaSense Acquisition	$—	$5,000,000
Stock consideration for the MicaSense Acquisition	$—	$3,000,000
Acquisition liability related to the Measure Acquisition	$—	$5,625,000
Stock consideration for the Measure Acquisition	$—	$24,375,000

See Accompanying Notes to Consolidated Financial Statements.

F-40

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 1 – Description of Business

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”) is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

                AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”). Founded in 2014, MicaSense has been at the forefront of advanced drone sensor development since its founding in 2014, having formed integration partnerships with several leading fixed wing and multi-rotor drone manufacturers. MicaSense’s patented, high precision thermal and multispectral sensors serve the aerial mapping and analytics needs of the agriculture market. MicaSense’s high performance proprietary products have global distribution in over 75 countries.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”). Founded in 2020, Measure serves a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (SaaS), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes.

In October 2021, AgEagle acquired senseFly S.A. and concurrent with the acquisition, AgEagle Aerial, Inc. (“AgEagle Aerial), a wholly-owned subsidiary of the AgEagle, acquired senseFly Inc. Collectively senseFly S.A. and senseFly, Inc. are referred to as “senseFly”. Founded in 2009, senseFly provides fixed-wing drone solutions for commercial and government markets that simplify the collection and analysis of geospatial data, allowing professionals to make better decisions, faster. senseFly develops and produces a proprietary line of eBee-branded, high performance, fixed-wing drones which have flown more than one million flights around the world.

F-41

 AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 1 – Description of Business – Continued

Collectively, MicaSense, Measure and senseFly are referred to as the “2021 Acquired Companies.”

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate business and drone manufacturing operations in Raleigh, North Carolina. In addition, the Company operates business and manufacturing operations in Lausanne, Switzerland in support of our international business activities.

The Company intends to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible IP protection in place, if applicable.

Note 2 – Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”) in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements.

Basis of Presentation and Consolidation - These consolidated financial statements are presented in United States dollars and have been prepared in accordance with US GAAP. The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected December 31st as its fiscal year end. In the opinion of management, the Company has made all necessary adjustments, which include normal recurring adjustments, for a fair statement of the Company’s consolidated financial position and results of operations for the periods presented.

The consolidated financial statements include the accounts of AgEagle and its wholly-owned subsidiaries, AgEagle Aerial, Inc., MicaSense, Measure and senseFly. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern – In pursuit of the Company’s long-term growth strategy and recent acquisitions the Company has sustained continued operating losses. During the year ended December 31, 2022, the Company incurred a net loss of $58,253,723 and used cash in operating activities of $20,107,670. As of December 31, 2022, the Company has working capital of $9,079,091. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern as the Company will require additional liquidity to continue its operations and meet its financial obligations for twelve months from the date these consolidated financial statements were issued. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

F-42

 AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Risks and Uncertainties – Global economic challenges, including the impact of the war in Ukraine, the COVID-19 pandemic, rising inflation and supply-chain disruptions, adverse labor market conditions could cause economic uncertainty and volatility. During the year ended December 31, 2022, the COVID-19 pandemic continued to have a significant negative impact on the unmanned aerial vehicle (“UAV”) systems industry, the Company’s customers and business globally. The aforementioned risks and their respective impacts on the UAV industry and the Company’s operational and financial performance remains uncertain and outside of the Company’s control. Specifically, because of the aforementioned continuing risks, the Company’s ability to access components and parts needed in order to manufacture its proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either the Company or any of its third parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, the Company’s supply chain may be further disrupted, limiting its ability to manufacture and assemble products. The Company expects the pandemic, inflation and supply-chain disruptions and its effects to continue to have a significant negative impact on its business for the duration of the pandemic and during the subsequent economic recovery, which could be for an extended period of time.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the reserve for obsolete inventory, valuation of stock issued for services and stock options, valuation of intangible assets, and the valuation of deferred tax assets.

Accumulated Other Comprehensive Income (Loss) – Accumulated Other Comprehensive Income (Loss) refers to revenues, expenses, gains and losses that under US GAAP are included in accumulated other comprehensive (loss) a component of equity within the Consolidated Balance Sheets, rather than net loss in the consolidated statements of operations and comprehensive loss. Under existing accounting standards, other comprehensive income (loss) may include, among other things, unrecognized gains and losses on foreign currency translation and prior service credit related to benefit plans.

Fair Value Measurements and Disclosures – Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs that are not corroborated by market data.

F-43

 AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

For short-term classes of our financial instruments, which include cash and cash equivalents, accounts receivable, notes receivable and accounts payable and accrued expenses, and which are not reported at fair value, the carrying amounts approximate fair value due to their short-term nature. The outstanding loans related to the business acquisitions and COVID Loans are carried at face value, which approximates fair value, due to the government backed security which requires payments. The promissory note is carried at face value and approximates fair value due to its prevailing interest rate. As of December 31, 2022 and 2021, the Company did not have any financial assets or liabilities measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis.

Cash Concentrations -The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Trade Receivables and Credit Policy – Trade receivables due from customers are uncollateralized customer obligations due under normal and customary trade terms. Trade receivables are stated at the amount billed to the customer. The Company generally does not charge interest on overdue customer account balances. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of trade receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Inventories – Inventories, which consist of raw materials, finished goods and work-in-process, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. Cost components include direct materials and direct labor. At each balance sheet date, the Company evaluates its inventories for excess quantities and obsolescence. This evaluation primarily includes an analysis of forecasted demand in relation to the inventory on hand, among consideration of other factors. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. Based upon the evaluation, provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the respective inventories. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from the amounts that the Company may ultimately realize upon the disposition of inventories if future economic conditions, customer inventory levels, product discontinuances, sales return levels or competitive conditions differ from the Company’s estimates and expectations.

Business Combinations - The Company records acquisitions pursuant to ASC Topic 805, Business Combinations, (“ASC 805”). The Company recognizes, with certain exceptions, 100% of the fair value of assets acquired, liabilities assumed, and non-controlling interests when the acquisition constitutes a change in control of the acquired entity. Shares issued in consideration for a business combination, contingent consideration arrangements and pre-acquisition loss and gain contingencies are all measured and recorded at their acquisition-date fair value. Subsequent changes to fair value of contingent consideration arrangements are generally reflected in earnings. Any in-process research and development assets acquired are capitalized as of the acquisition date. Acquisition-related transaction costs are expensed as incurred. The operating results of entities acquired are included in the accompanying consolidated statements of operations and comprehensive loss from the respective dates of acquisition.

F-44

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Intangible Assets - Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of customer programs, trademarks, customer relationships, technology, and other intangible assets. Customer programs include values assigned to major programs of acquired businesses and represent the aggregate value associated with the customer relationships, contracts, technology, and trademarks underlying the associated program and are amortized on a straight-line basis over a period of expected cash flows used to measure fair value, which ranges from two to ten years.

In accordance with ASC Topic 350-40, Software - Internal-Use Software (“ASC 350-40”), the Company capitalizes certain direct costs of developing internal-use software that are incurred in the application development stage, when developing or obtaining software for internal use. Once an application has reached the development stage, internal and external costs incurred to develop internal-use software are capitalized and amortized on a straight-line basis over the estimated useful life of the software (typically three to five years). Maintenance and enhancement costs, including those costs in the post-implementation stages, are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the software that result in added functionality, in which case the costs are capitalized and amortized on a straight-line basis over the estimated useful life of the software. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Amortization expense related to capitalized internal-use software development costs is included in general and administrative expenses on the consolidated statements of operations and comprehensive loss. As of December 31, 2022 and December 31, 2021, capitalized software development costs for internal-use software, net of accumulated amortization, totaled $721,795 and $278,264, respectively, relate to the Company’s implementation of its enterprise resource planning (“ERP”) software. Internal-use software costs are included in intangibles, net on the consolidated balance sheets.

In accordance with ASC Topic 985-20, Software — Costs of Software to be Sold, Leased or Marketed the company capitalizes software development costs for software to be sold, leased or marketed. Costs associated with the planning and design phase of software development are classified as research and development costs and are expensed as incurred. Once technological feasibility has been established, a portion of the costs incurred in development, including coding, testing and quality assurance, are capitalized until available for general release to customers, and subsequently reported at the lower of unamortized cost or net realizable value. Amortization is recorded per the individual technology software being released and is included in use cost of sales on the consolidated statements of operations and comprehensive loss. Annual amortization is recognized on a straight-line basis over the remaining economic life of the software (typically two years). Unamortized capitalized costs determined to be in excess of the net realizable value of a solution are expensed at the date of such determination. As of December 31, 2022 and December 31, 2021, capitalized software development costs, net of accumulated amortization, totaled $1,332,516 and $995,880, respectively, and are included in intangibles, net on the consolidated balance sheets.

Finite-lived intangible assets are evaluated for impairment periodically, or whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with ASC Topic 360-10-15, Impairment or Disposal of Long-Lived Assets, (“ASC 360-10-15”). In evaluating intangible assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with ASC 360-10-15. To the extent that estimated future undiscounted net cash flows are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value.

F-45

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Asset recoverability is an area involving management judgment, requiring assessment as to whether the carrying values of assets are supported by their undiscounted future cash flows. In estimating future cash flows, certain assumptions are required to be made in respect of highly uncertain matters such as revenue growth rates, operating expenses and terminal growth rates. For the year ended December 31, 2022, the Company determined the value of intangible assets was recoverable. As of December 31, 2022 and 2021, the Company reviewed the indicators for impairment and concluded that no impairment of its finite-lived intangible assets existed.

Goodwill – The assets and liabilities of acquired businesses are recorded in accordance with ASC 805. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable.

During the fourth quarter of 2022 and 2021, respectively, and in accordance with ASC Topic 350, Intangibles – Goodwill and other (“ASC 350”), the Company performed its annual goodwill impairment test using a quantitative approach by comparing the carrying value of the reporting unit, including goodwill, to its fair value. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. The Company estimates the fair value of each reporting unit using a discounted cash flow (“DCF”) (Level 3 input) analysis. Determining fair value requires the exercise of significant judgments, including the amount and timing of expected future cash flows, long-term growth rates, discount rates and relevant comparable public company earnings multiples and relevant trading multiples. The cash flows employed in the DCF analysis are based on estimates of future sales, earnings and cash flows after considering factors such as general market conditions, existing firm orders, expected future orders, changes in working capital, long term business plans and recent operating performance. The DCF analysis used a discount rate of ranging from 26.5%– 41.5%.

Revenue Recognition and Concentration – Most of the Company’s revenues are derived primarily through the sales of drone, sensors and related accessories, and software subscriptions. All contracts and agreements are a fixed price and are accounted for in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company generally recognizes revenue on sales to customers, dealers, and distributors upon satisfaction of performance obligations which generally occurs once controls transfer to customers, which is when product is shipped or delivered depending on specific shipping terms and, where applicable, a customer acceptance has been obtained. The fee is not considered to be fixed or determinable until all material contingencies related to the sales have been resolved. The Company records revenue in the statements of operations net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances and returns.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent the Company’s actual costs vary from the estimates upon which the price was negotiated, it will generate more or less profit or could incur a loss. The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

F-46

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Additionally, customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the term of the sale or performance obligation is completed.

The Company’s software subscriptions to its platforms, HempOverview and Ground Control, are offered on a subscription basis. These subscription fees are recognized ratably over each monthly membership period as the services are provided.

Provision for Warranty Expense - The Company provides warranties against defects in materials and workmanship of its drone systems for specified periods of time. For the years ended December 31, 2022 and 2021, drones and sensors sold are covered by the warranty for a period of up to one year from the date of sale by the Company. Estimated warranty expenses are recorded as an accrued expenses in the consolidated balance sheets with a corresponding provision to cost of sales in the consolidated statements of operations. This estimate is recognized concurrent with the recognition of revenue on the sale to a customer. The Company reserve for warranty expense is based on its historical experience and management’s expectation of future conditions, taking into consideration the location and type of customer and the type of drone, which directly correlate to the materials and components under warranty, the duration of the warranty period, and the logistical costs to service the warranty. An increase in warranty claims or in the costs associated with servicing those claims would likely result in an increase in the reserve and a decrease in gross profit.

Shipping Costs – All shipping costs billed directly to the customer are directly offset to shipping costs resulting in a net expense to the Company, which is included in cost of goods sold in the accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2022, and 2021, shipping costs were $339,773 and $296,100, respectively.

Advertising Costs – Advertising costs are charged to operations as incurred. For the years ended December 31, 2022, and 2021, advertising costs, included in sales and marketing expenses in the consolidated statements of operations and comprehensive loss, were $351,967 and $262,586.

Research and Development – For the years ended December 31, 2022 and 2021, research and development expenses were $8,113,774 and $4,082,799, respectively. Research and development costs are expensed as incurred and are included in the accompanying consolidated statements of operations and comprehensive loss.

Vendor Concentrations - As of December 31, 2022 and 2021, there was one significant vendor that the Company relies upon to perform certain services for the Company’s technology platform. This vendor provides services to the Company, which can be replaced by alternative vendors should the need arise.

Defined Benefit Plan - The Company estimates liabilities and expenses for its defined benefit plan. Estimated amounts are based on historical information, current information, and estimates regarding future events and circumstances. Significant assumptions used in the valuation of these benefit plan liabilities include the expected return on plan assets, discount rate, and rate of increase in compensation levels.

Loss Per Common Share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus Common Stock, par value $0.0001 (“Common Stock”) equivalents (if dilutive) related to warrants, options, and convertible instruments.

F-47

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Potentially Dilutive Securities – The Company has excluded all common equivalent shares outstanding for unvested restricted stock, warrants and options to purchase Common Stock from the calculation of diluted net loss per share, because all such securities are anti-dilutive for the periods presented. As of December 31, 2022, the Company had 557,476 unvested restricted stock units, 21,129,032 common stock warrants and 2,561,231 options outstanding to purchase shares of Common Stock. As of December 31, 2021, the Company had 821,405 unvested restricted stock units and 2,541,667 options outstanding to purchase shares of Common Stock.

Leases – The Company accounts for its operating leases in accordance with ASC Topic 842, Leases (“ASC 842”), which requires that lessees recognize a right-of-use asset and a lease liability for virtually all their leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.

 Income Taxes – The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes, (“ASC 740”) which requires an asset and liability approach for accounting for income taxes. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. All income tax returns not filed more than three years ago are subject to federal and state tax examinations by tax authorities.

 Stock-Based Compensation Awards – The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, Compensation – Stock Compensation (“ASC 718-10”), which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award, which is generally the vesting period. Stock-based compensation expenses are presented in the consolidated statements of operations and comprehensive loss within general and administrative expenses. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Segment Reporting – In accordance with ASC Topic 280, Segment Reporting, (“ASC 280”), the Company identifies operating segments as components of an entity for which discrete financial information is available and is regularly reviewed by the chief operating decision maker in making decisions regarding resource allocation and performance assessment. The Company defines the term “chief operating decision maker” to be its chief executive officer.

F-48

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

The Company has determined that operates in three segments:

●	Drones, which comprises revenues earned from contractual arrangements to develop, manufacture and /or modify complex drone related products, and to provide associated engineering, technical and other services according to customer specifications.

●	Sensors, which comprises the revenue earned through the sale of sensors, cameras, and related accessories.

●	SaaS, which comprises revenue earned through the offering of online-based subscriptions.

Contingencies - In the ordinary course of business, the Company is subject to loss contingencies that cover a range of matters. An estimated loss from a loss contingency, such as a legal proceeding or claim, is accrued if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In determining whether a loss should be accrued, the Company evaluates, among other factors, the degree of probability and the ability to reasonably estimate the amount of any such loss.

Recently Issued and Adopted Accounting Pronouncements

Adopted

During the first quarter of 2022, the Company early adopted Accounting Standards Update (“ASU”) ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The update simplifies the accounting for convertible debt instruments and convertible preferred stock by reducing the number of accounting models and limiting the number of embedded conversion features separately recognized from the primary contract. The guidance also includes targeted improvements to the disclosures for convertible instruments and earnings per share. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 in the first quarter of 2022 using the modified retrospective method. Prior to its adoption of ASU 2020-06, the Company did not have financial instruments that would have required a cumulative effect to be recognized as an adjustment to its opening balance of accumulated deficit.

Pending

In March 2022, the FASB issued Accounting Standards Update (“ASU”) No. 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which addresses areas identified by the FASB as part of its post-implementation review of its previously issued credit losses standard, ASU 2016-13, that introduced the Current Expected Credit Loss (“CECL”) model. ASU 2022-02 eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances disclosure requirements for certain loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, ASU 2022-02 requires a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. ASU 2022-02 is effective for the fiscal years beginning after December 15, 2022 and for periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2022-02 is not expected to have a material impact on the Company’s consolidated financial statements.

F-49

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2 – Summary of Significant Accounting Policies – Continued

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Impact of the War in Ukraine and COVID-19 On Our Business Operations

Global economic challenges, including the impact of the war in Ukraine, the COVID-19 pandemic, rising inflation and supply-chain disruptions, adverse labor market conditions could cause economic uncertainty and volatility. During the year ended December 31, 2022, the COVID-19 pandemic and other supply chain disruptions continued to have a significant negative impact on the UAV industry, our customers and our business globally. The aforementioned risks and their respective impact on the UAV industry and our operational and financial performance remains uncertain and outside of our control. Specifically, as a result of the aforementioned continuing risks, our ability to access components and parts needed in order to manufacture our proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If we or any of our third-parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply-chain may be further disrupted, limiting our ability to manufacture and assemble products. We expect the pandemic, inflation and supply chain disruptions and their effects to continue to have a significant negative impact on our business for the duration of the pandemic and during the subsequent economic recovery, which could be for an extended period.

For the year ended December 31, 2022, our supply chain was adversely impacted by the COVID-19 pandemic and other global economic challenges, causing material delays in the delivery of critical components associated with production of our newly developed sensors, that we began to sell in early 2022. These delays resulted in a significant backlog of purchase orders for our sensors. We continue to take steps to expand our supply sources and manufacturing capabilities in order to resolve the majority of our backlogged sensor orders and be better positioned to meet ongoing global market demand in the foreseeable future. While we believe we have largely overcome our supply chain challenges, this is an ongoing situation we will continue to monitor closely.

Note 3 - Balance Sheet Accounts

Accounts Receivable, net

As of December 31, 2022 and 2021, accounts receivable, net consisted of the following:

	December 31, 2022	December 31, 2021
Accounts receivable	$2,229,840	$2,918,435
Less: Provisions for doubtful accounts	(16,800)	(29,556)
Accounts receivable, net	$2,213,040	$2,888,879

F-50

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 3 - Balance Sheet Accounts– Continued

Inventories, Net

As of December 31, 2022 and 2021, inventories, net consisted of the following:

	December 31,
	2022	2021
Raw materials	$5,288,206	$2,862,293
Work-in process	1,106,056	647,829
Finished goods	614,400	833,785
Gross inventories	7,008,662	4,343,907
Less: Provision for obsolescence	(322,815)	(305,399)
Inventories, net	$6,685,847	$4,038,508

Property and Equipment, Net

As of December 31, 2022 and 2021, property and equipment, net consisted of the following:

	Estimated Useful Life	December 31,
Type	(Years)	2022	2021
Leasehold improvements	3	$106,837	$81,993
Production tools and equipment	5	632,514	417,779
Computer and office equipment	3-5	507,637	559,110
Furniture	5	77,799	77,971
Drone equipment	3	170,109	95,393
Total Property and equipment		$1,494,896	$1,232,246
Less: Accumulated depreciation		(703,741)	(280,118)
Total Property and equipment, net		$791,155	$952,128

For the years ended December 31, 2022 and 2021, depreciation expense is classified within the consolidated statements of operations and comprehensive loss as follows:

	For Year Ended December 31,
Type	2022	2021
Cost of sales	$266,468	$55,613
General and administrative	179,461	129,047
Total	$445,929	$184,660

F-51

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 3 - Balance Sheet Accounts– Continued

Accrued Expenses

As of December 31, 2022 and 2021, accrued expenses consisted of the following as of:

	December 31,
	2022	2021
Accrued compensation and related liabilities	$774,916	$1,039,979
Provision for warranty expense	288,807	286,115
Accrued professional fees	262,737	267,949
Other	354,246	307,598
Total accrued expenses	$1,680,706	$1,901,641

Note 4 – Notes Receivable

Valqari

On October 14, 2020, in connection with, and as an incentive to the entry into a two-year exclusive manufacturing agreement (the “Manufacturing Agreement”) to produce a patented Drone Delivery Station for Valqari, LLC (“Valqari), the Company entered into, as payee, a Convertible Promissory Note pursuant to which the Company made a loan to Valqari (“Valqari”) in the principal aggregate amount of $500,000 (the “Note”). The Note accrues interest at a rate of three percent per annum.

The Note matured on April 15, 2021 (the “Maturity Date”), at which time all outstanding principal and interest that had accrued, but remained, unpaid was due. The Note provides for an automatic six month extension of the Maturity Date under the following circumstances (i) Valqari has received in writing, (x) a good faith acquisition offer at a consideration value greater than $15,000,000, (y) such offer, upon consummation, would result in a change in control (as defined in the note) of Valqari, and (z) at such time Valqari, is actively engaged in the negotiation or finalization of such acquisition transaction; or (ii) Valqari has initiated, or is in the process of initiating, a conversion to a “C-Corporation” under the Internal Revenue Code, whereas such conversion will be completed no later than one day prior to the extended Maturity Date. Valqari was not permitted to prepay the Note prior to the Maturity Date.

The Note is subject to customary representations and warranties by Valqari, as well as events of default, which may lead to acceleration of the payment of the Note such as (i) failure to pay all of the outstanding principal, plus accrued interest on the Maturity Date or Extended Maturity Date, (ii) Valqari filing a petition or action under any bankruptcy, or other law, or (iii) an involuntary petition is filed again Valqari under any bankruptcy statute (that is not dismissed or discharged within 60 days). The indebtedness evidenced by the Note is subordinated in right of payment to the prior payment in full of any senior indebtedness (as defined in the Note) in existence on the date of the Note or incurred thereafter.

F-52

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 4 – Notes Receivable – Continued

On the Maturity Date, AgEagle demanded payment of the Note, including accrued interest, however, Valqari alleged that the Maturity Date was automatically extended to October 14, 2021 (“Extended Maturity Date”), for an additional six months. Upon the Extended Maturity Date, AgEagle demanded payment of the Note, including accrued interest; however, Valqari sought a substantial discount on the amount due under the Note to compensate for alleged breaches by AgEagle under the Manufacturing Agreement. AgEagle disputes the allegations of breach and believes that it is owed a net amount by Valqari under the Manufacturing Agreement, in addition to the amount due under the Note. On November 24, 2021, Valqari made a payment of principal on the Note of $315,000. The parties are continuing to negotiate in an attempt to reach an amicable resolution of their disputes; however, AgEagle reserves the right to take legal action to collect the Note in the event that a settlement is not reached.

MicaSense

On November 16, 2020, AgEagle, as payee, executed a promissory note with Parrot Drones S.A.S. in connection with its acquisition for 100% of the capital stock of MicaSense (the “MicaSense Acquisition”). As of June 30, 2021, Parrot Drones S.A.S. promised to pay to the Company the principal amount of $100,000 provided, however, that such principal amount was offset and reduced by all amounts paid or due in connection with the purchase price upon closing of the MicaSense Acquisition. (See Note 5)

senseFly

On August 25, 2021, AgEagle Aerial, as payee, executed a promissory note in connection with its acquisition for 100% of the capital stock of senseFly (the “senseFly Acquisition”). As of September 30, 2021, Parrot Drones S.A.S. promised to pay to the Company the principal amount of $200,000 provided, however, that such principal amount was off-set and reduced by all amounts paid or due in connection with the purchase price upon closing of the senseFly Acquisition. (See Note 5)

Note 5 – Business Acquisitions

In line with the Company’s strategic growth initiatives, the Company acquired three companies during the year ended December 31, 2021. The financial results of each of these acquisitions are included in the consolidated financial statements beginning on the respective acquisition dates. Each transaction qualified as an acquisition of a business and was accounted for as a business combination. All acquisitions resulted in the recognition of goodwill. The Company paid these premiums resulting in such goodwill for several reasons, including growing the Company’s customer base, acquiring assembled workforces, expanding its presence in certain markets, and expanding and advancing its product and service offerings. The Company recorded the assets acquired and the liabilities assumed at their acquisition date fair value, with the difference between the fair value of the net assets acquired and the acquisition consideration reflected as goodwill.

The identifiable intangible assets for acquisitions are valued using the excess earnings method discounted cash flow approach for customer relationships, the relief from royalty method for trade names and technology, the “with or without” method for covenants not to compete and the replacement cost method for the internal property software by incorporating Level 3 inputs, as described under the fair value hierarchy of ASC 820. These unobservable inputs reflect the Company’s assumption about which assumptions market participants would use in pricing an asset on a non-recurring basis. These assets will be amortized over their respective estimated useful lives.

F-53

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

For the years ended December 31, 2022 and 2021, transaction costs related to business combinations totaled $0 and $636,673, respectively. These costs are included within general and administrative expenses in the consolidated statements of operations.

MicaSense

On January 27, 2021 (the “MicaSense Acquisition Date”), the Company entered into a stock purchase agreement (the “MicaSense Purchase Agreement”) with Parrot Drones S.A.S. and Justin B. McAllister (the “MicaSense Sellers”) pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of MicaSense from the MicaSense Sellers (the “MicaSense Acquisition”). The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt, and subject to a customary working capital adjustment. A portion of the consideration comprises shares of Common stock of the Company, having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common stock to the MicaSense Sellers. On April 27, 2021, the Company issued 540,541 restricted shares of its Common Stock. The consideration is also subject to a $4,750,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback was scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on March 31, 2022 and March 31, 2023. The first installment of $2,375,000 was paid on March 31, 2022 (see below disclosure - Liabilities Related to Business Acquisition Agreements for waiver of the second installment).

On May 10, 2021, the Company filed a Form S-3 Registration Statement (the “MicaSense Registration Statement”) with the Securities and Exchange Commission (“SEC”), covering the resale of the Shares. The MicaSense Registration Statement was declared effective on June 1, 2021 (File Number: 333-255940). In addition, the Company shall use its best efforts to keep the MicaSense Registration Statement effective and in compliance with the provisions of the Securities Act (including by preparing and filing with the SEC such amendments, including post-effective amendments, and supplements to the MicaSense Registration Statement and the prospectus used in connection therewith as may be necessary) until all Shares and other securities covered by the MicaSense Registration Statement have been disposed. The MicaSense Sellers reimbursed the Company for reasonable legal fees and expenses incurred by the Company in connection with such registration.

The MicaSense Purchase Agreement contains certain customary representations, warranties, and covenants, including representations and warranties by the MicaSense Sellers with respect to MicaSense’s business, operations and financial condition. The MicaSense Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of the MicaSense Sellers, and the agreement of the MicaSense Sellers not to compete with certain aspects of the business of MicaSense following the closing of the transaction. The completion of the transactions contemplated by the MicaSense Purchase Agreement is subject to customary closing conditions, including, among others: (i) the absence of a material adverse effect on MicaSense, (ii) the delivery by the parties of certain ancillary documents, including the Registration Rights Agreement, and (iii) the execution by a key employee of MicaSense of an employment agreement. Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties, and covenants in the MicaSense Purchase Agreement.

F-54

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

The Company performed a valuation analysis of the fair market value of the assets acquired and liabilities assumed. Using the total consideration for the MicaSense Acquisition, the Company determined the allocations to such assets and liabilities. The final purchase price allocation, and the necessary detailed valuations and calculations have been finalized.

The following table summarizes the allocation of the purchase price as of the MicaSense Acquisition Date:

Calculation of Goodwill:
Net purchase price, including debt paid at close	$23,375,681

Plus: fair value of liabilities assumed:
Current liabilities	702,925
Fair value of liabilities assumed	$702,925

Less: fair value of assets acquired:
Cash	$885,273
Other tangible assets	1,165,666
Identifiable intangible assets	3,061,803
Fair value of assets acquired	$5,112,742

Net nonoperating assets	25,000
Adjustments for seller transaction expenses related to purchase price allocation	32,032
Goodwill	$18,972,896

The Company recorded revenue from MicaSense of $6,793,727 and an operating loss of $1,266,599 during the period from the MicaSense Acquisition Date through December 31, 2021.

Measure

On April 19, 2021 (the “Measure Acquisition Date”), the Company entered into a stock purchase agreement (the “Measure Purchase Agreement”) with Brandon Torres Declet (“Mr. Torres Declet”), in his capacity as Measure Sellers’ representative, and the sellers named in the Measure Purchase Agreement (the “Measure Sellers”) pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of Measure from the Measure Sellers (the “Measure Acquisition”). The aggregate purchase price for the shares of Measure is $45,000,000, less the amount of Measure’s debt and transaction expenses, and subject to a customary working capital adjustment. The purchase price comprised $15,000,000 in cash, and shares of Common stock of the Company, having an aggregate value of $30,000,000 based on a volume weighted average trading price of the Common stock over a seven consecutive trading day period prior to the date of issuance of the shares of Common stock to the Measure Sellers. The Company issued 5,319,154 shares of Common Stock, in the aggregate, to the Measure Sellers, of which 997,338 Common Stock shares with an aggregate value of $5,625,000 were held in escrow to cover any post-closing indemnification claims and to satisfy any purchase price adjustments (the “Heldback Shares”). The 5,319,145 of common stock shares issued as consideration resulted in an increase to stockholder’s equity of $24,375,000 and an acquisition related liability of $5,625,000 for the Heldback Shares which was recorded on the Measure Acquisition Date. Further, the Company paid $5,000,000 of the cash portion of the purchase price ninety days after the closing date of the transaction. As of December 31, 2021, the Company completed the payment of the cash portion of the purchase price. The holdback was scheduled to be released October 19, 2022, (see disclosure below - Liabilities Related to Business Acquisition Agreements) less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the Measure Purchase Agreement.

F-55

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

The Measure Purchase Agreement contains certain customary representations, warranties, and covenants, including representations and warranties by the Measure Sellers with respect to Measure’s business, operations and financial condition. The Measure Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of the Measure Sellers, and the agreement of the Measure Sellers not to compete with certain aspects of the business of Measure following the closing of the transaction. The completion of the transactions contemplated by the Purchase Agreement is subject to: (i) the absence of a material adverse effect on Measure, (ii) the delivery by the parties of certain ancillary documents, and (iii) the execution by key employees of Measure of employment offer letters. Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties, and covenants in the Purchase Agreement.

The Shares issuable to the Measure Sellers pursuant to the Measure Purchase Agreement were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. None of the Shares have been registered under the Securities Act, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

The Company performed a valuation analysis of the fair market value of the assets to be acquired and liabilities to be assumed. Using the total consideration for the Measure Acquisition, the Company determined the allocations to such assets and liabilities. The final purchase price allocation, and the necessary detailed valuations and calculations have been finalized.

The following table summarizes the allocation of the preliminary purchase price as of the Measure Acquisition Date:

Calculation of Goodwill:
Net purchase price, including debt paid at close	$45,403,394

Plus: fair value of liabilities assumed:
Deferred revenue	319,422
Other tangible liabilities	272,927
Fair value of liabilities assumed	$592,349

Less: fair value of assets acquired:
Cash	486,544
Other tangible assets	312,005
Identifiable intangibles	2,668,689

Fair value of assets acquired	$3,467,238

Net nonoperating assets	39,775
Goodwill	$42,488,730

The Company recorded revenue from Measure of $414,388 and an operating loss of $2,257,257 during the period from the Measure Acquisition Date through December 31, 2021.

F-56

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

Measure

On April 19, 2022, in accordance with the terms of the Measure Purchase Agreement, the Company delivered a notice of indemnification to the representative of the Measure Sellers seeking the right to set off certain operating losses from the holdback amount. The Company claimed that the operating losses incurred by Measure from the Measure Acquisition Date through April 19, 2022, resulted from breaches of certain representations and warranties made by the Measure Sellers. The Company claimed that it had sustained operating losses in excess of $13 million as a result of the Measure Sellers’ breaches and claimed the entire holdback amount to be applied against these operating losses. On August 22, 2022, the parties entered into a Memorandum of Understanding and Mutual Release (the “Settlement Agreement”) providing for the full and final settlement of all disputes about the Heldback Shares. Pursuant to the Settlement Agreement, the Company released 498,669 of the 997,338 Heldback Shares to the Measure Sellers with the remaining 498,669 Heldback Shares being released from escrow and cancelled by the Company.

senseFly

On October 18, 2021 (the “senseFly Acquisition Date”), the Company entered into a stock purchase agreement (the “senseFly S.A. Purchase Agreement”) with Parrot Drones S.A.S. pursuant to which the Company acquired 100% of the issued and outstanding capital stock of senseFly S.A. from Parrot Drones S.A.S. The aggregate purchase price for the shares of senseFly S.A. is $21,000,000, less the amount of senseFly S.A.’s debt and subject to a customary working capital adjustment. The consideration is also subject to a $4,565,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback was scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on December 31, 2022 and December 31, 2023 in accordance with the terms of the senseFly S.A. Purchase Agreement.

On October 18, 2021, AgEagle Aerial and the Company entered into a stock purchase agreement (the “senseFly Inc. Purchase Agreement”) with Parrot Inc. pursuant to which AgEagle Aerial agreed to acquire 100% of the issued and outstanding capital stock of senseFly Inc. from Parrot Inc. The aggregate purchase price for the shares of senseFly Inc. is $2,000,000, less the amount of senseFly Inc.’s debt and subject to a customary working capital adjustment. The consideration is also subject to a $435,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback was scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on December 31, 2022 and December 31, 2023 in accordance with the terms of the senseFly Inc. Purchase Agreement.

A portion of the consideration under the senseFly S.A. Purchase Agreement comprises shares of Common Stock of the Company, par value $0.001, having an aggregate value of $3,000,000, based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to Parrot Drones S.A.S. The shares of Common Stock are issuable ninety days after the closing date of the transaction. In accordance with the terms of the senseFly S.A. Purchase Agreement, the Company issued 1,927,407 shares of Common Stock to Parrot in January 2022.

F-57

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

Pursuant to the terms of the senseFly S.A. Purchase Agreement and a Registration Rights Agreement, dated as of October 19, 2021, the Company filed a Form S-3 Registration Statement (the “senseFly Registration Statement”) with the SEC covering the resale of the Common Stock issued to Parrot Drones S.A.S. The senseFly Registration Statement was declared effective on February 9, 2022. The Company agreed to use its best efforts to keep the senseFly Registration Statement effective and in compliance with the provisions of the Securities Act (including by preparing and filing with the SEC such amendments, including post-effective amendments, and supplements to the senseFly Registration Statement and the prospectus used in connection therewith as may be necessary) until all the shares of Common Stock and other securities issued to Parrot Drones S.A.S. and covered by such Registration Statement have been disposed. Parrot Drones S.A.S. reimbursed the Company $50,000 for reasonable legal fees and expenses incurred by the Company in connection with such registration.

Pursuant to the senseFly S.A. Purchase Agreement, Parrot S.A.S., senseFly S.A. and the Company entered into a six-month transition services agreement and a technology license and support agreement during which time Parrot Drones S.A.S. will provide senseFly S.A. with certain information technology and related transition services. Under the technology license and support agreement, Parrot Drones S.A.S. granted to senseFly S.A. a non-exclusive worldwide perpetual license, subject to certain termination rights of the parties, with respect to certain technology used in the fixed-wing drone manufacturing business of senseFly S.A.

The Company performed a valuation analysis of the fair market value of the assets to be acquired and liabilities to be assumed. Using the total consideration for the SenseFly Acquisition, the Company determined the allocations to such assets and liabilities. The final purchase price allocation, and the necessary detailed valuations and calculations have been finalized.

The following table summarizes the allocation of the preliminary purchase price as of the senseFly Acquisition Date:

Calculation of Goodwill:
Net purchase price	$20,774,526

Plus: fair value of liabilities assumed:
Current liabilities	3,913,386
Defined benefit plan obligation	278,823
Debt assumed at close	2,461,721
Fair value of liabilities assumed	$6,653,930

Less: fair value of assets acquired:
Cash	$859,044
Other tangible assets	6,327,641
Identifiable intangible assets	7,335,570
Fair value of assets acquired	$14,522,255

Net nonoperating assets	250,624
Goodwill	$12,655,577

F-58

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

The Company recorded revenue from senseFly of $2,428,858 and a net loss of $1,819,377 during the period from the senseFly Acquisition Date through December 31, 2021.

Liabilities Related to Business Acquisition Agreements

On July 22, 2022, the Company, the MicaSense Buyer and Parrot entered into a Waiver Agreement (the “MicaSense Waiver Agreement”) pursuant to which (i) Parrot agreed to waive the obligation of the Company and the MicaSense Buyer to pay Parrot $2,351,202, or the portion of the holdback amount due on March 31, 2023 (the “MicaSense Remaining Holdback Payment”), and (ii) upon the Company’s payment to Parrot of $1,175,601 (the “MicaSense Final Purchase Price Payment,” representing 50% of the MicaSense Remaining Holdback Payment), the Company and MicaSense Buyer will be released from any further obligation or liability for payment of any holdback amount under the MicaSense Purchase Agreement. On July 29, 2022, the Company made the MicaSense Final Purchase Price Payment to Parrot in full satisfaction of its payment obligations under the MicaSense Purchase Agreement, except for $23,798 owed to Justin McCallister.

On July 22, 2022, the Company and Parrot entered into a Waiver Agreement (the “senseFly S.A. Waiver Agreement”) pursuant to which (i) Parrot agreed to waive the obligation of the Company to pay Parrot a portion of the holdback amount due on December 31, 2022 and December 31, 2023 (collectively, the “senseFly S.A. Remaining Holdback Payments”); (ii) the parties agreed to waive Parrot’s obligation to reimburse the Company for a portion of the legal costs and expenses incurred by the Company related to the filing of a registration statement in connection with the transactions contemplated by the senseFly S.A. Purchase Agreement; and (iii) upon the Company’s payment to Parrot of $2,257,500 (“the senseFly S.A. Final Purchase Price Payment,” representing 50% of the senseFly S.A. Remaining Holdback Payments less 50% of the registration statement expenses), the Company will be released from any further obligation or liability for payment of any holdback amount under the senseFly S.A. Purchase Agreement. On July 29, 2022, the Company made the senseFly S.A. Final Purchase Price Payment to Parrot in full satisfaction of its payment obligations under the senseFly S.A. Purchase Agreement and the senseFly S.A. Waiver Agreement.

On July 22, 2022, the Company, the senseFly Inc. Buyer, and Parrot Inc. entered into a Waiver Agreement (the “senseFly Inc. Waiver Agreement”) pursuant to which (i) Parrot Inc. agreed to waive the obligation of the Company and the senseFly Inc. Buyer to pay Parrot Inc. a portion of the holdback amount due on December 31, 2022 and December 31, 2023 (collectively, the “senseFly Inc. Remaining Holdback Payments”); (ii) upon the Company’s payment to Parrot Inc. of $217,500 (the “senseFly Inc. Final Purchase Price Payment,” representing 50% of the senseFly Inc. Remaining Holdback Payments), the Company and the senseFly Inc. Buyer will be released from any further obligation or liability for any remaining holdback amount under the senseFly Inc. Purchase Agreement. On July 29, 2022, the Company made the senseFly Inc. Final Purchase Price Payment to Parrot Inc. in full satisfaction of its payment obligations under the senseFly Inc. Purchase Agreement and the senseFly Inc. Waiver Agreement.

F-59

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

Pursuant to the terms of the Measure Acquisition Purchase Agreement (the “Purchase Agreement”) the Company issued an aggregate of 5,319,145 shares of the Company’s common stock to the Sellers of Measure as part of the consideration for the acquisition, of which 997,338 shares were held back (the “Heldback Shares”) to cover post-closing indemnification claims and to satisfy any purchase price adjustments (see also disclosure above). Pursuant to the terms of the Purchase Agreement, the Heldback Shares were scheduled to be released in three tranches, on the 12-month, 18-month and 24-month anniversary of the closing date of the acquisition. The Company made a claim for indemnification against the Heldback Shares. Pursuant to the Settlement Agreement entered on August 22, 2022, the Company released all the Measure shares held in escrow along with any disputes regarding the 997,338 Heldback Shares. As a result, 498,669 of the Heldback Shares were released to the Measure Sellers with the remaining 498,669 Heldback Shares being cancelled by the Company which reduced the issued and outstanding common stock and causing an increase to stockholders’ equity of $2,812,500.

During the year ended December 31, 2022, the Company recognized a debt extinguishment gain in connection with the settlement of the acquisition related liabilities disclosed above in the amount of $6,463,101 which has been presented on the consolidated statement of operations and comprehensive loss.

As of December 31, 2022 and December 31, 2021, liabilities related to business acquisition agreements consist of the following:

	December 31, 2022	December 31, 2021
Holdback related to MicaSense Acquisition Agreement	$23,798	$4,821,512
Holdback related to Measure Acquisition	—	5,625,000
Holdback related to senseFly Acquisition	—	8,489,989
Total acquisition agreement related liabilities	23,798	18,936,501
Less: Current portion business acquisition agreement-related liabilities	(23,798)	(10,061,501)
Long term portion of business acquisition agreement-related liabilities	$—	$8,875,000

The remaining liability related to MicaSense Acquisition Agreement is currently classified within accrued liabilities on the consolidated balance sheets.

Pro-Forma Information (Unaudited)

The acquisitions of MicaSense and Measure were completed in the first quarter of 2021, while the acquisition of senseFly was completed during the fourth quarter of 2021. The 2021 Acquired Companies have complementary businesses with their products and services providing a full stack solution for the commercial drone industry. The Company has combined legacy MicaSense, Measure and senseFly pro-forma supplemental information as follows.

The unaudited pro forma information for the years ended December 31, 2021, was calculated after applying the Company’s accounting policies and the impact of acquisition date fair value adjustments. The pro forma financial information presents the combined results of operations of MicaSense, Measure and senseFly as if these acquisitions had occurred on January 1, 2021, after giving to certain pro-forma adjustments. The pro-forma adjustments reflected herein include only those adjustments that are factually supportable and directly attributable to the acquisitions.

F-60

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5 – Business Acquisitions – Continued

These pro forma adjustments include:

	For the Year Ended December 31, (Unaudited)
	2022	2021
Revenues	$—	$19,564,651
Net loss	$—	$(36,395,212)

Note 6 – Intangibles, Net

As of December 31, 2022, intangible assets, net, other than goodwill, consist of following:

Name	Estimated Life (Years)	Balance as of December 31, 2021	Additions	Amortization	Balance as of December 31, 2022
Intellectual property/technology	5-7	$5,427,294	$—	$(953,433)	$4,473,861
Customer base	3-10	4,047,319	—	(1,161,662)	2,885,657
Tradenames and trademarks	5-10	1,985,236	—	(227,345)	1,757,891
Non-compete agreement	2-4	831,501	—	(495,568)	335,933
Platform development costs	3	995,880	817,029	(480,393)	1,332,516
Internal use software costs	3	278,264	618,061	(174,530)	721,795
Total intangible assets, net		$13,565,494	$1,435,090	$(3,492,931)	$11,507,653

As of December 31, 2021, intangible assets, net other than goodwill, consist of the following:

Name	Estimated Life (Years)	Balance as of December 31, 2020	Additions	Amortization	Balance as of December 31, 2021
Intellectual property/technology	5-7	$231,146	$5,671,026	$(474,878)	$5,427,294
Customer base	3-10	38,400	4,411,499	(402,580)	4,047,319
Tradenames and trademarks	5-10	31,040	2,082,338	(128,142)	1,985,236
Non-compete agreement	2-4	67,042	901,198	(136,739)	831,501
Platform development costs	3	72,899	1,097,808	(174,827)	995,880
Internal use software costs	3	—	278,264	—	278,264
Total intangible assets, net		$440,527	$14,442,133	$(1,317,166)	$13,565,494

The weighted average remaining amortization period in years is 4.5 years. Amortization expense for the years ended December 31, 2022 and 2021 was $3,492,931 and $1,317,166, respectively. For the year ended December 31, 2022, amortization expense of $480,393 related to the platform development costs was included as part of the cost of goods sold.

F-61

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 6 – Intangibles, Net-Continued

 For the following years ending, the future amortization expenses consist of the following:

	For the Years Ending December 31,
	2023	2024	2025	2026	2027	Thereafter	Total
Intellectual property/ technology	$808,968	$808,968	$808,968	$808,968	$808,968	$429,021	$4,473,861
Customer base	1,137,663	889,364	141,145	141,145	141,145	435,195	2,885,657
Tradenames and trademarks	207,944	207,944	207,944	207,944	207,944	718,171	1,757,891
Non-compete agreement	335,933	—	—	—	—	—	335,933
Platform development costs	662,350	487,751	182,415	—	—	—	1,332,516
Internal use software costs	298,775	298,775	124,245	—	—	—	721,795
Total Intangible Assets, Net	$3,451,633	$2,692,802	$1,464,717	$1,158,057	$1,058,057	$1,582,387	$11,507,653

Note 7 – Goodwill

Goodwill represents the difference between the purchase price and the estimated fair value of net assets acquired, when accounted for by the acquisition method of accounting. As of December 31, 2022, the goodwill balance relates to a business acquisition completed in 2015 and to the 2021 Acquired Companies, respectively. (See Note 5)

The annual impairment assessment conducted during the fourth quarter of 2022 indicated that the fair value of the sensors reporting unit exceeded its respective carrying amount, while the fair value of the SaaS and the Company’s Drone reporting units were less than carrying value. The impairment assessment of the SaaS and the Company’s Drone reporting units considered lower than forecasted sales and profitability along with declining markets conditions, declining stock price and changes in our technologies. Accordingly, the Company recorded an impairment charge to SaaS and Drones these reporting units of $29,032,294 and $12,655,577, respectively during the fourth quarter ended December 31, 2022.

As of December 31, 2022 and 2021, the change in the carrying value of goodwill for our operating segments (as defined in Note 17), are listed below:

	Drones	Sensors	SaaS	Total
Balance as of December 31, 2020	$—	$—	$3,108,000	$3,108,000
Acquisitions	12,655,577	18,972,896	42,488,730	74,117,203
Impairment	—	—	(12,357,921)	(12,357,921)
Balance as of December 31, 2021	$12,655,577	$18,972,896	$33,238,809	$64,867,282
Impairment	(12,655,577)	—	(29,032,294)	(41,687,871)
Balance as of December 31, 2022	$—	$18,972,896	$4,206,515	$23,179,411

F-62

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 8 – COVID Loan

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was enacted, which included amongst its many provisions, the creation of the Paycheck Protection Program (“PPP”). As part of the PPP, qualifying businesses were eligible to receive Small Business Administration (“SBA”) loans for use by such businesses for funding payroll, rent and utilities during a designed twenty-four week period through October 21, 2020 (“PPP Loan”). PPP Loans are unsecured, nonrecourse, accrue interest at a rate of one percent per annum, and mature on May 6, 2022. A portion or all of a PPP Loan is forgivable to the extent that an eligible business meets its obligations under the PPP. Additionally, any amounts owed, including unforgiven amounts under the PPP, are payable over two years, though may be extended up to five years upon approval by the SBA.

On May 6, 2020, AgEagle received a PPP Loan in the amount of $108,532. During the quarter ended June 30, 2021, the outstanding principal and accrued interest under the PPP Loan were forgiven by the SBA.

In connection with the senseFly Acquisition, the Company assumed the obligations for two COVID Loans originally made by the SBA to senseFly S.A. on July 27, 2020. As of senseFly Acquisition Date, the fair value of the COVID Loan was $1,440,046 (“senseFly COVID Loans”). During the years ended December 31, 2022 and 2021, senseFly S.A. made the required payments on the senseFly COVID Loans, including principal and accrued interest, aggregating approximately $345,484 and $356,000, respectively. As of December 31, 2022, the Company’s outstanding obligations under the senseFly COVID Loans are $893,269.

Note 8 – COVID Loan-Continued

As of December 31, 2022, scheduled principal payments due under the senseFly COVID Loans are as follows:

Year ending December 31,
2023	$446,456
2024	89,363
2025	89,363
2026	89,363
2027	89,363
Thereafter	89,361
Total	$893,269

F-63

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 9 – Promissory Note Issuance

On December 6, 2022, the Company entered into a Securities Purchase Agreement (the “Promissory Note Purchase Agreement”) with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of the Promissory Note Purchase Agreement, the Company has agreed to issue to the Investor (i) an 8% original issue discount promissory note (the “Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Promissory Note Warrant”) to purchase up to 5,000,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note is an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Company received net proceeds of $3,285,000 net of the original issue discount of $140,000 and $75,000 of issuance costs. The Promissory Note Warrant is not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023. If at the time of the exercise, there is no effective registration statement registering, or the prospectus contained therein, is not available for the issuance of the Shares, then the Promissory Note Warrant may be exercised, in whole or in part, by means of a “cashless exercise.” The Shares issuable to the Investor upon exercise of the Promissory Note Warrant will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Neither the Shares nor the Promissory Note Warrant has been registered under the Securities Act, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

The Company determined the estimated fair value of the common stock warrants issued with the Note to be $1,847,200 using a Black-Scholes pricing model. In accordance with ASC 470-20 Debt, the Company recorded a discount of $1,182,349 on the Note based on the relative fair value of the warrants and total proceeds. At Note issuance, the Company recorded a total discount on the debt of $1,397,350 comprised of the relative fair value of the warrants, the original issue discount, and the issuance costs. The aggregate discount will be amortized into interest expense over the approximate two-year term of the Note.

During the year ended December 31, 2022, the Company recognized $46,270 of interest expense related to the amortization of the discounts which has been included in interest expense on the consolidated statements of operations. As of December 31, 2022, the unamortized discount is $1,351,080. The Company used the following assumptions in determining the fair value of the warrants: expected term of five years, volatility rate of 135.8%, risk free rate of 3.73%, and dividend rate of 0%.

Beginning June 1, 2023, and on the first business day of each month thereafter, the Company shall pay 1/20th of the original principal amount of the Note plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the maturity date of December 31, 2024 or the occurrence of an Event of Default (as defined in the Note). In addition, to the extent the Company raises any equity capital (by private placement, public offering or otherwise), the Company shall utilize 50% of the net proceeds from such equity financing to prepay the Note, within two business days of the Company’s receipt of such funds. In the event such equity financing is provided by the Investor, pursuant to the terms of that certain Securities Purchase Agreement, dated as June 26, 2022, or otherwise (an “Additional Investment”), the Investor shall agree to accept 50% less warrant coverage in connection with such Additional Investment, up to $3,300,000 of such Additional Investment.

F-64

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 9 – Promissory Note Issuance-Continued

As of December 31, 2022, scheduled principal payments due under the Note and amortization of the discount are as follows:

Year Ending December 31,	Principal Payments	Discount Amortization	Balance, Net of Discount
2023	$962,921	$675,540	$287,381
2024	2,537,079	675,540	1,861,539
	$3,500,000	$1,351,080	$2,148,920

Note 10 – Equity

 Capital Stock Issuances

Preferred Series F Convertible Stock

On June 26, 2022 (the “Series F Closing Date”), the Company entered into a Securities Purchase Agreement (the “Series F Agreement”) with Alpha Capital Anstalt (“Alpha”). Pursuant to the terms of the Series F Agreement, the Board of Directors of the Company (the “Board”) designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. The Company issued to Alpha 10,000 shares of Series F for an aggregate purchase price and gross proceeds of $10,000,000, however the company received proceeds of $9,920,000 net of issuance costs. The shares of Series F are convertible into 16,129,032 shares of Common Stock at $0.62 per share, subject to adjustment. Alpha will be entitled to receive cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, payable on January 1, April 1, July 1 and October 1, beginning on the first conversion date and subsequent conversion dates.

 In connection with the Series F Agreement the Company issued a warrant to Alpha to purchase 16,129,032 shares of Common Stock, par value $0.001 per share (“Series F Warrants”) with an exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrant, and the shares of Common Stock underling the Series F Warrant are collectively referred to as the “Series F Warrant Shares”. The Series F Warrant is not exercisable for the first six months after its issuance and has a three-year term from its exercise date. Upon exercise of the Series F Warrants in full by Alpha, the Company would receive additional gross proceeds of approximately $10,000,000.

Alpha has the right, subject to certain conditions, including shareholder approval, to purchase up to $25,000,000 of additional shares of Series F and Series F Warrants (collectively the “Series F Option”). The Series F Option will be available for a period of eighteen months after such shareholder approval at a purchase price equal to the average of the volume weighted average price for three trading days prior to the date that Alpha gives notice to the Company that it will exercise the Series F Option.

Commencing from the Series F Closing Date and for a period of six months thereafter, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), Alpha will have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. The Preferred Stock has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holders of Preferred Stock without their consent.

F-65

 AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

As of December 31, 2022, Alpha had converted 4,137 shares of Series F into 6,804,545 shares of Common Stock and recorded $172,596 cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, beginning on the first conversation date of June 30, 2022. See Note 18 – Subsequent Events.

On December 6, 2022, upon the issuance of the promissory note and common stock warrants with an exercise price of $0.44 (see Note 9), a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.44 from $0.62 and $0.96, respectively (the “Down Round Trigger”). The Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F of $565,161 and $1,680,216, respectively, or aggregate deemed dividend of $2,245,377, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the Down Round Trigger and the fair value of the Series F Warrants after Down Round Trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 3 years, volatility of 150%, risk free rate of 3.77%, and dividend rate of 0%.

The deemed dividend on the Series F was determined by computing the additional incremental shares, if converted, resulting from the reduction in the conversion price and the market price of common stock of $0.42 on the date the Down Round Trigger occurred.

The deemed dividend to the Series F stockholder was a recorded as additional paid in capital and an increase to accumulated deficit and as an increase to total comprehensive loss attributable to Common Stockholders in computing earnings per share on the consolidated statements of operations.

At-the-Market Sales Agreement

In accordance with a May 25, 2021 at-the-market Sales Agreement with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. as sales agents, the Company sold 4,251,151 shares of Common Stock at a share price between $1.04 and $1.18, for aggregate proceeds of $4,583,341, net of issuance costs of $141,754 during the year ended December 31, 2022. During the period from May 29, 2021, through December 31, 2021, we raised $30,868,703 by utilizing our ATM Offering with co-agents Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates.

Securities Purchase Agreement Dated December 31, 2020

For the year ended December 31, 2021, we raised capital of $6,313,943 as a result of the sale of 1,057,214 shares of Common Stock in connection with a securities purchase agreement (the “December Purchase Agreement”) entered on December 31, 2020.

F-66

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Securities Purchase Agreement Dated August 4, 2020 / Exercise of Warrants

On August 4, 2020, the Company and an Investor entered into a securities purchase agreement (the “August Purchase Agreement”) pursuant to which the Company agreed to sell to the Investor in a registered direct offering 3,355,705 shares of Common Stock and warrants to purchase up to 2,516,778 shares of Common Stock at an exercise price of $3.30 per share (the “August Warrants”), for proceeds of $9,900,000, net of issuance costs of $100,000. Upon exercise of the Warrants in full by the Investor, the Company would receive additional gross proceeds of $8,305,368. The shares of Common Stock of the Company underlying the Warrants are referred to as “August Warrant Shares.”

The purchase price for each share of Common Stock is $2.98. Net proceeds from the sale were used for working capital, capital expenditures and general corporate purposes. The shares of Common Stock, the August Warrants and the August Warrant Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239157), which was declared effective on June 19, 2020. On February 8, 2021, the Company received $8,305,368 in additional gross proceeds associated with the exercise of all the August Warrants.

Acquisition of MicaSense

On April 27, 2021, the Company issued 540,541 shares of Common Stock in connection with the MicaSense Purchase Agreement based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of these shares of Common Stock at the fair market value of $3,000,000.

Acquisition of Measure

Pursuant to the terms of the Measure Acquisition Purchase Agreement (the “Purchase Agreement”) the Company issued an aggregate of 5,319,145 shares of the Company’s common stock to the Sellers of Measure as part of the consideration for the acquisition, of which 997,338 shares were held back (the “Heldback Shares”) to cover post-closing indemnification claims and to satisfy any purchase price adjustments (see Note 5), based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of these shares of Common Stock at the fair market value of $24,375,000.

Pursuant to the terms of the Purchase Agreement, the Heldback Shares were scheduled to be released in three tranches, on the 12-month, 18-month and 24-month anniversary of the closing date of the acquisition. The Company made a claim for indemnification against the Heldback Shares. Pursuant to the Settlement Agreement entered on August 22, 2022, the Company released all the Measure shares held in escrow along with any disputes regarding the 997,338 Heldback Shares. As a result, 498,669 of the Heldback Shares were released to the Measure Sellers with the remaining 498,669 Heldback Shares being cancelled by the Company which reduced the issued and outstanding common stock and causing an increase to stockholders’ equity of $2,812,500.

F-67

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Acquisition of senseFly

In accordance with the terms of the senseFly S.A. Purchase Agreement, the Company issued 1,927,407 shares of Common Stock to Parrot in January 2022 having an aggregate value of $3,000,000, based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to Parrot (see also Note 5).

Consulting Agreement

On May 3, 2019, the Company entered into a consulting agreement with GreenBlock Capital LLC (“Consultant”) for purposes of advising on certain business opportunities. On October 31, 2019, the consulting agreement was terminated; however, the Consultant continued to be entitled to receive up to 2,500,000 restricted Common Stock after termination of the consulting agreement, if the achievement of milestones that commenced during the term of the consulting agreement were completed within twenty-four months. Subsequent to the aforementioned termination of the consulting agreement, the Consultant sent a demand letter to the Company alleging a breach of this agreement due to the Company’s non-issuance of additional restricted shares of its Common Stock in connection with the Consultant’s alleged achievement of the milestones. As of December 31, 2020, and as a result of this demand, the Company recorded a contingent loss of $1,500,000, based upon the fair market value of $6.00 per share of its Common Stock, which was recorded within professional fees on the consolidated statements of operations and comprehensive loss. For the years ended December 31, 2022 and 2021, the Company recorded additional stock-based compensation expense of $0 and $1,407,000, respectively, which reflected the issuance of 550,000 additional restricted shares of Common Stock that were subsequently issued on May 12, 2021, as settlement for the claims made under the demand, which resulted in a liability amount of $2,907,000 for purposes of payment of the settlement.

Exercise of Common Stock Options

For the year ended December 31, 2022, 185,000 Common Stock shares were issued in connection with the exercise of stock options previously granted at an average per share exercise price between $0.31 and $0.41 resulting in gross proceeds of $74,350. For the year ended December 31, 2021, 505,167 Common Stock shares were issued in connection with the exercise of stock options previously granted at an average per share exercise price between $0.15 and $2.65 resulting in gross proceeds of $122,970.

F-68

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Stock-Based Compensation

The Company determines the fair value of awards granted under the Equity Plan based on the fair value of its Common Stock on the date of grant. Stock-based compensation expenses related to grants under the Equity Plan are included in general and administrative expenses on the consolidated statements of operations and comprehensive loss.

2017 Omnibus Equity Incentive Plan

On March 26, 2018, the 2017 Omnibus Equity Incentive Plan (the “Equity Plan”) became effective. Under the Equity Plan, the Company may grant equity-based and other incentive awards to officers, employees, and directors of, and consultants and advisers to, the Company. The purpose of the Equity Plan is to help the Company attract, motivate, and retain such persons and thereby enhance shareholder value. The Equity Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to awards outstanding on that date). The Board in its discretion may terminate the Equity Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. On June 18, 2019, at the Annual Meeting of Shareholders of the Company, the shareholders approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 2,000,000 to 3,000,000.

On July 15, 2020, the Company held its 2020 annual meeting of stockholders and approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 3,000,000 to 4,000,000. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The number of shares for which awards which are options or stock appreciation rights (“SARs”) may be granted to a participant under the Equity Plan during any calendar year is limited to 500,000. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Equity Plan in any single calendar year shall be $500,000.

On June 16, 2021, the Company held its 2021 annual meeting of stockholders and approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 4,000,000 to 10,000,000. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The number of shares for which awards which are options or SARs may be granted to a participant under the Equity Plan during any calendar year is limited to 500,000. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Equity Plan in any single calendar year shall be $500,000.

The Company determines the fair value of awards granted under the Equity Plan based on the fair value of its Common Stock on the date of grant.

Stock-based compensation expenses related to grants under the Equity Plan are included in general and administrative expenses on the consolidated statements of operations.

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AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Restricted Stock Units

For the year ended December 31, 2022, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2021	1,147,250	$3.78
Granted	749,067	0.93
Canceled	(271,000)	2.79
Vested and released	(596,357)	3.18
Outstanding as of December 31, 2022	1,028,960	$2.31
Vested as of December 31, 2022	471,484	$3.23
Unvested as of December 31, 2022	557,476	$1.53

 For the year ended December 31, 2022, the aggregate fair value of RSUs at the time of vesting was $697,361.

As of December 31, 2022, the Company had $425,878 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately sixteen months. During the year ended December 31, 2022, the company recognized $1,780,234 of stock compensation related to restricted stock units.

For the year ended December 31, 2021, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2020	100,000	$1.34
Granted	1,392,402	3.99
Canceled	(91,667)	5.40
Vested and released	(253,485)	3.39
Outstanding as of December 31, 2021	1,147,250	$3.78
Vested as of December 31, 2021	325,845	$5.34
Unvested as of December 31, 2021	821,405	$3.16

For the year ended December 31, 2021, the aggregate fair value of RSUs at the time of vesting was $5,555,503.

As of December 31,2021, the Company had approximately $2,138,000 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately twenty-two months. During the year ended December 31, 2021, the company recognized $2,851,253 of stock compensation related to restricted stock units.

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AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Issuance of RSUs to Officers

Brandon Torres-Declet

On June 13, 2022, the Company released 354,107 shares of Common Stock to its former chief executive officer, Mr. Brandon Torres Declet (“Mr. Torres Declet”). The issuance of Common Stock included, in connection with the Measure Acquisition, an award of 125,000 RSUs issued in 2021, an award of 75,000 RSUs issued in connection with the 2021 executive compensation plan, an award of 111,607 RSUs as agreed upon in a separation agreement, and 42,500 shares in satisfaction of a performance bonus for 2021 approved by the Compensation Committee of the Board of Directors in 2022.

For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $125,000, based upon the market price of its Common Stock of $1.12 per share on the date of grant for the 111,607 RSUs issued as part of the separation agreement. Additionally, for the 42,500 RSUs, the Company recognized stock-based compensation expense of $48,025 based upon the market price of its Common Stock of $1.13 per share on the date of grant. For the year ended December 31, 2021, the Company recognized stock-based compensation expense of $545,216, based upon the market price of its Common Stock of $5.40 and $2.94 per share on the date of grant for the 125,000 and 75,000 shares, respectively, granted in 2021.

Michael Drozd

On May 24, 2021, and as a part of a separation agreement between the Company and Mr. J. Michael Drozd (“Mr. Drozd”), the Company’s former Chief Executive Officer, the Company issued to Mr. Drozd 145,152 RSUs, which vested immediately. These RSUs were valued at, and for the year ended December 31, 2021, the Company recognized stock-based compensation expense of $680,765 based upon the market price of the Company’s Common Stock of $4.69 per share on the date of grant of these RSUs.

On April 19, 2021, the Board, upon recommendation of the Compensation Committee of the Board (“Compensation Committee”), approved awards of 100,000 RSUs to Mr. Drozd, and in accordance with his applicable amended respective employment letter. The Company determined the fair market value of these RSUs to be $540,000 based on the market price of the Company’s Common Stock on the date of grant of $5.40. These RSUs vest equally on a pro-rata basis over one year of continued employment. Upon Mr. Drozd’s separation from the Company, 91,667 RSUs were canceled and only 8,333 were released and issued. For the year ended December 31, 2021, the Company recognized $44,998 in stock-based compensation expense related to these awards.

Jesse Stepler

On April 19, 2021, the Board approved, in connection with the Measure Acquisition, an award of 10,000 RSUs to Mr. Jesse Stepler upon his appointment of as senior management of Measure. The Company determined the fair market value of these RSUs to be $54,000 based on the market price of the Company’s Common Stock on the date of grant. These RSUs vest equally on a pro-rata basis over one year of continued employment. For the year ended December 31, 2021, the Company recognized $37,824 in stock-based compensation expenses related to this award.

F-71

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Issuances to Current Officers of Company

On April 11, 2022, the Company granted an officer 46,367 RSUs, which vested immediately. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $46,831, based upon the market price of its Common Stock of $1.01 per share on the date of grant of these RSUs. Additionally, on the same date, the Company granted the same officer 46,367 RSUs, which vests over a period from the date of grant through the first anniversary of the senseFly Acquisition Date. For year ended December 31, 2022, the Company recognized stock-based compensation expense of $46,831, based upon the market price of its Common Stock of $1.01 per share on the date of grant of these RSUs.

On March 1, 2022, upon recommendation of the Compensation Committee of the Board (“Compensation Committee”) the Board, in connection 2021 executive compensation plan granted an officer of the Company was granted 62,500 RSUs, which vested immediately. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $68,750, based upon the market price of its Common Stock of $1.10 per share on the date of grant of these RSUs.

On January 1, 2022, upon recommendation of the Compensation Committee, the Board issued to an officer two grants of 50,000 RSUs each, in connection with a bonus way forward plan. These two grants vest over nine and twenty-one months, respectively, from the date of grant. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $44,840 and $78,500, based upon the market price of its Common Stock of $1.57 per share on the date of grant of these RSUs.

On November 1, 2021, upon recommendation of the Compensation Committee, the Board issued to Ms. Nicole Fernandez-McGovern, CFO and EVP of Operations of the Company, a grant of 75,000 RSUs in connection with senseFly Acquisition achievement. The Company determined the fair market value of these RSUs to be $220,500 based on the market price of the Company’s Common Stock on the grant date of $2.94. For the year ended December 31, 2022, the Company recognized $146,951 in stock-based compensation expense related to the RSU awards. For the year ended December 31, 2021, the Company recognized $72,362 in stock-based compensation expense related to the RSU awards.

On May 4, 2021, upon recommendation of the Compensation Committee, the Board issued to Ms. Fernandez-McGovern of 111,250 RSUs, which vested immediately in connection with 2020 Compensation Plan. These RSUs were valued at, and for the year ended December 31, 2021, and the Company recognized stock-based compensation expense of $640,800 based upon the market price of the Company’s Common Stock of $5.76 per share on the date of grant of these RSUs.

On April 19, 2021, the Board, upon recommendation of the Compensation Committee, approved awards of 125,000 RSUs to Ms. Fernandez-McGovern in accordance with her applicable amended respective employment letters. The Company determined the fair market value of these RSUs to be $675,000 based on the market price of the Company’s Common Stock on the date of grant of $5.40. These RSUs vest equally on a pro-rata basis over one year of continued employment. For the year ended December 31, 2022, the Company recognized $202,147 in stock-based compensation expense related to the RSU awards. For the year ended December 31, 2021, the Company recognized $472,853 in stock-based compensation expense related to the RSU awards.

F-72

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

Stock Options

For the year ended December 31, 2022, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	2,541,667	$2.88	$1.57	4.27	$1,244,029
Granted	512,065	0.66	0.32	3.02	—
Exercised	(185,000)	0.40	0.29	—	—
Expired/Forfeited	(307,501)	6.47	3.46	—	—
Outstanding as of December 31, 2022	2,561,231	$2.18	$1.19	3.33	$31,124
Exercisable as of December 31, 2022	2,046,309	$2.37	$1.30	3.06	$31,124

As of December 31, 2022, the Company has $376,797 of total unrecognized compensation cost related to stock options, which will be amortized over approximately twenty-four months. During the year ended December 31, 2022, the Company recognized $1,640,430 of stock compensation related to stock options.

Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or as of December 31, 2022 (for outstanding options), less the applicable exercise price.

F-73

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

For the year ended December 31, 2021, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	2,255,267	$1.46	$0.82	5.31	$10,247,548
Granted	1,049,500	5.31	2.85	3.01	—
Exercised	(513,500)	0.24	0.15	—	675,363
Expired/Forfeited	(249,600)	5.50	2.96	—	7,277
Outstanding as of December 31, 2021	2,541,667	$2.88	$1.57	4.27	$1,244,029
Exercisable as of December 31, 2021	1,548,083	$1.97	$1.10	4.14	$1,178,340

As of December 31, 2021, the Company had approximately $2,036,000 of total unrecognized compensation cost related to stock options, which will be amortized over approximately twenty-four months. During the year ended December 31, 2021, the Company recognized $1,657,221 of stock compensation related to stock options.

Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or as of December 31, 2021 (for outstanding options), less the applicable exercise price.

For the year ended December 31, 2022, and 2021, the significant weighted average assumptions relating to the valuation of the Company’s stock options granted were as follows:

	Year Ended December 31,
	2022	2021
Stock price	$0.66	$5.31
Dividend yield	—%	—%
Expected life (years)	3.02	3.01
Expected volatility	69.49%	83.88%
Risk-free interest rate	3.47%	0.47%

Issuances of Options to Officers and Directors

For the year ended December 31, 2022, the Company issued to directors and officers options to purchase 512,065 shares of Common Stock at exercise prices ranging from $0.17 to $0.56 per share, which expire on dates between January 3, 2025 and December 31, 2027. The Company determined the fair market value of these unvested options to be $162,663. In connection with the issuance of these options, the Company recognized $60,515 in stock-based compensation expense for the year ended December 31, 2022.

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AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 10 – Equity-Continued

For the year ended December 31, 2021, the Company issued to directors and officers to purchase 580,000 shares of Common Stock at exercise prices ranging from $0.84 to $3.37 per share, which vest over a period of two years from the date of grant and expire on dates between January 3, 2025, and December 31, 2026. The Company determined the fair market value of these unvested options to be $1,231,400. In connection with the issuance of these options to officers and directors, for the year ended December 31, 2022, the Company recognized stock-based compensation expense of $678,660. For the year ended December 31, 2021 the Company recognized stock-based compensation expense of $286,312.

Prior to January 1, 2021, the Company previously issued to directors and officers options to purchase 2,743,580 shares of Common Stock at exercise prices ranging from $0.04 to $3.18 per share, with vesting periods ranging from immediate vesting to periods of up to three years from the grant dates, and expire on dates between March 30, 2023, and December 29, 2029. In connection with the issuance of these options to employees and directors, for the year ended December 31, 2022, the Company recognized stock-based compensation expense of $453,356, for the year ended December 31, 2021 the Company recognized stock-based compensation expense of $684,950.

Cancellations of Options

During the year ended December 31, 2022, as a result of employee terminations and options expirations, stock options aggregating 307,501, with estimated values of approximately $1,063,673, were cancelled. During the year ended December 31, 2021, 257,932 options were cancelled with a grant-date fair value $764,034 due to employee terminations.

Note 11 – Retirement Plans

Defined Benefit Plan

senseFly S.A. sponsors a defined benefit pension plan (the “Defined Benefit Plan”) covering all its employees. The Defined Benefit Plan provides benefits in the event of retirement, death or disability, with benefits based on age and salary. The Defined Benefit Plan is funded through contributions paid by senseFly S.A. and its employees, respectively. The Defined Benefit Plan assets are Groupe Mutuel Prévoyance (“GMP”), which invests these plan assets in cash and cash equivalents, equities, bonds, real estate and alternative investments.

The Projected Benefit Obligation (“PBO”) includes in full the accrued liability for the plan death and disability benefits, irrespective of the extent to which these benefits may be reinsured with an insurer. The actuarial valuations are based on the census data as of December 31, 2022, provided by GMP.

The Company recognizes the overfunded or underfunded status of the Defined Benefit Plan as an asset or liability in its consolidated balance sheets and recognizes changes in the funded status of the Defined Benefit Plan in the year in which the changes occur through accumulated other comprehensive income or loss. The Defined Benefit Plan’s assets and benefit obligations are remeasured as of December 31st each year.

F-75

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 11 – Retirement Plans- Continued

The net periodic benefit cost of the Defined Benefit Plan for the period from January 1, 2022 through December 31, 2022 was as follows:

2022
Service cost	$392,171
Interest cost	11,412
Expected return on plan assets	(102,712)
Amortization of prior service cost (credit)	(2,074)
(Gain) loss recognized due to settlements and curtailments	(23,862)
Net periodic pension benefit cost	$274,935

The PBO is the present value of benefits earned to date by plan participants, including the effect of assumed future salary increases. The changes in the projected benefit obligation for the period from January 1, 2022 through December 31, 2022 were as follows:

2022
PBO, beginning of period	$4,209,784
Service cost	392,171
Interest cost	11,412
Plan participation contributions	238,623
Actuarial (gains) / losses	(643,244)
Benefits paid through plan assets	229,285
Curtailments, settlements and special contractual termination benefits	(1,077,952)
Foreign currency exchange rate changes	(60,459)
PBO, end of period	3,299,621
Component representing future salary increases	(115,814)
Accumulated benefit obligation (“ABO”), end of period	$3,183,807

For the period from January 1, 2022 through December 31, 2022, the change in fair value of the Pension Plan assets were as follows:

2022
Fair value of plan assets, beginning of period	$3,878,058
Expected return on plan assets	102,712
Gain / (losses) on plan assets	(460,646)
Employer contributions	357,934
Plan participant contributions	238,623
Benefits paid through plan assets	229,285
Settlements	(1,002,215)
Foreign currency exchange rate changes	(47,347)
Fair value of plan assets, end of period	$3,296,404

F-76

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 11 – Retirement Plans- Continued

senseFly S.A.’s investment objectives are to ensure that the assets of its Defined Benefit Plan are invested to provide an optimal rate of investment return on the total investment portfolio, consistent with the assumption of a reasonable risk level, and to ensure that pension funds are available to meet the plans’ benefit obligations as they become due. senseFly S.A. believes that a well-diversified investment portfolio will result in the highest attainable investment return with an acceptable level of overall risk. Investment strategies and allocation decisions are also governed by applicable governmental regulatory agencies. senseFly’s investment strategy with respect to the Defined Benefit Plan is to invest in accordance with the following allocation: 27.5% in equities, 35.4% in bonds, 17.3% in real estate, 11.3% in alternative investments and 8.5% in cash and cash equivalents.

The following tables present the fair value of the Defined Benefit Plan assets by major categories and by levels within the fair value hierarchy as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Cash and equivalents	$279,883	$-	$-	$279,883
Equity securities	906,136	-	-	906,136
Bonds	1,167,789	-	-	1,167,789
Real estate	-	570,490	-	570,490
Alternative investments	-	372,105	-	372,105
Total fair value of plan assets	$2,353,808	$942,596	$-	$3,296,404

The following table shows the unfunded status of the Defined Benefit Plan, defined as plan assets less the projected benefit obligation as of December 31, 2022:

Fair value of plan assets	$3,296,404
Less: PBO	(3,299,621)
Underfunded status, end of period	$(3,217)

As of December 31, 2022, the underfunded status is included in other liabilities on the consolidated balance sheet.

The Defined Benefit Plan has a PBO in excess of Defined Benefit Plan assets. For the period from January 1, 2022 through December 31, 2022, the amounts recognized in accumulated other comprehensive loss related to the Defined Benefit Plan were as follows:

2022
Net prior service (cost) / credit	$13,941
Net gain / (loss)	121,498
Accumulated other comprehensive income (loss), net of tax	$135,439

The net prior service credit included in accumulated other comprehensive loss as of December 31, 2022, is expected to be recognized as a component of net periodic benefit cost during the year ending December 31, 2023.

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AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 11 – Retirement Plans- Continued

The actuarial assumptions for the Defined Benefit Plan were as follows:

Benefit obligations:
Discount rate	2.25%
Estimated rate of compensation increase	1.25%
Periodic costs:
Discount rate	2.25%
Estimated rate of compensation increase	1.25%
Expected average rate of return on plan assets	3.85%

The following table shows expected benefit payments from the Defined Benefit Plan for the next five fiscal years and the aggregate five years thereafter:

Year ending December 31:	Expected Plan Benefit Payments
2023	$407,493
2024	391,408
2025	372,105
2026	351,731
2027	331,356
2028-2032	1,380,114
Total expected benefit payments by the plan	$3,234,208

Defined Contribution Plan

The Company sponsors the AgEagle Aerial Systems 401(k) Plan (the “401(k) Plan”) that covers substantially all eligible employees in the United States. The Company matches contributions made by eligible employees, subject to certain percentage limits of the employees’ earnings. For the years ended December 31, 2022 and 2021, the Company’s employer contribution to the 401(k) Plan totaled $149,543 and $11,127, respectively.

F-78

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 12 – Warrants

Warrants Issued

On December 6, 2022, the Company entered into a purchase agreement, described above in Note 9, pursuant to which the Company agreed to issue to the Investor in a registered direct offering a warrant to purchase up to 5,000,000 shares of Common Stock at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Warrant is not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023.

In connection with the sales of Series F Preferred Stock (see Note 10), the Company issued a warrant to the investor to purchase 16,129,032 shares of Common Stock, par value $0.001 per share, Series F Warrants with an initial exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrants are not exercisable for the first six months after its issuance and have a three-year term from its initial exercise date of December 30, 2022. Upon the issuance of the 5,000,000 shares of Common Stock warrants at $0.44 per share, above, the Series F Warrant exercise price was reduced to $0.44 (see Note 10 for further disclosures).

Upon exercise of the Series F Warrants in full by the investor, the Company would receive additional gross proceeds of approximately $7,100,000.

Warrant Conversions

On February 8, 2021, the Company received $8,305,368 in additional gross proceeds associated with the exercise of 2,516,778 of warrants issued at a price of $3.30 in connection with a securities purchase agreement dated August 4, 2020.

As of December 31, 2021, there were no warrants outstanding. As of December 31, 2022, the intrinsic value of the warrants was nil.

A summary of activity related to warrants for the periods presented is as follows:

	Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term
Outstanding as of December 31, 2020	2,516,778	$3.30		0.83
Issued	—	—		—
Exercised	(2,516,778)	3.30		—
Outstanding as of December 31, 2021	—	$—		—
Issued	21,129,032	$0.44	*	-
Exercised	—	—		—
Outstanding as of December 31, 2022	21,129,032	$0.44	*	3.06
Exercisable as of December 31, 2022	—	—		—

*	Reflects the exercise price after the Down Round Trigger event on December 6, 2022 (see Notes 9 and 10).

F-79

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 13 – Leases

Operating Leases

The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right-of-use asset and a lease liability at the lease commencement date. Leases with an initial term of twelve months or less, but greater than one month, are not recorded on the balance sheet for select asset classes. The lease liability is measured at the present value of future lease payments as of the lease commencement date, or the opening balance sheet date for leases existing at adoption of ASC 842. The right-of-use asset recognized is based on the lease liability adjusted for prepaid and deferred rent and unamortized lease incentives.

Right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease terms at the commencement dates. The Company uses its incremental borrowing rates as the discount rate for its leases, which is equal to the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The incremental borrowing rate for all existing leases as of the opening balance sheet date was based upon the remaining terms of the leases; the incremental borrowing rate for all new or amended leases is based upon the lease terms. The lease terms for all the Company’s leases include the contractually obligated period of the leases, plus any additional periods covered by options to extend the leases that the Company is reasonably certain to exercise.

Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received. The components of a lease are split into three categories: lease components, non-lease components and non-components; however, the Company has elected to combine lease and non-lease components into a single component. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expense on the consolidated statement of operations. Variable lease payments are expensed as incurred.

The Company has an operating lease in Wichita, Kansas, which serves as its corporate offices. The lease commencement date was November 1, 2020, and will expire on October 31, 2023, unless sooner terminated or extended. The estimated cash rent payments due through the expiration of this operating lease total $82,500.

As a result of the MicaSense Acquisition, the Company assumed an operating lease for office space in Seattle, Washington that expires in January 2026 with a 3% per year increase, and two months of abated rent for December 2020 and January 2021. The estimated cash rent payments due through the expiration of this operating lease total approximately $682,000.

As a result of the Measure Acquisition, the Company assumed the operating leases for office space in Washington, D.C. and Austin, Texas. The prior operating lease in Washington, D.C. expired in September 2021 and the operating lease in Austin, Texas expired in December 2021. The Company signed a new operating lease agreement for its office space in Washington, D.C. in July 2021, beginning on October 1, 2021 and expired in December 2022 and was not renewed. Additionally, the Company signed a new operating lease agreement for its office space in Austin, Texas commencing in August 2021 and expired in December 2022 and was not renewed. No cash rent payments are due through the expiration of these two operating leases.

F-80

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 13 – Leases

As a result of the senseFly Acquisition, the Company assumed the operating leases for office spaces in Raleigh, North Carolina and Lausanne, Switzerland. The operating lease in Raleigh will expire in June 2023 and while the operating lease in Lausanne was set to expire in April 2023; the Company was required to notify the landlord of its intention to not renew the lease in March 2022. The Company neglected to provide such notification; therefore, a five year renewal option was automatically triggered in March 2022. Therefore, the Lausanne lease is now set to expire in April 2028. The estimated cash rent payments due through the expiration of these three operating leases total approximately $4,384,689.

As of December 31, 2022 and 2021, balance sheet information related to the Company’s operating leases is as follows:

		December 31,
	Balance Sheet Location	2022	2021
Right of use asset	Right of use asset	$3,952,317	$2,019,745
Current portion of operating lease liability	Current portion of operating lease liabilities	$628,113	1,235,977
Long-term portion of operating lease liability	Long-term portion of operating lease liabilities	$3,161,703	$942,404

For the years ended December 31, 2022 and 2021, operating lease expense payments were $1,287,143 and $532,892, respectively, and are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

As of December 31, 2022, scheduled future maturities of the Company’s lease liabilities are as follows:

Year Ending December 31,
2023	$840,348
2024	945,271
2025	951,344
2026	742,855
2027	723,901
Thereafter	180,970
Total future minimum lease payments, undiscounted	4,384,689
Less: Amount representing interest	(594,873)
Present value of future minimum lease payments	$3,789,816
Present value of future minimum lease payments – current	$628,113
Present value of future minimum lease payments – long-term	$3,161,703

F-81

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 13 – Leases

As of December 31, 2022 and 2021, the weighted average lease-term and discount rate of the Company’s leases are as follows:

	Year ended December 31,
	2022	2021
Other Information
Weighted-average remaining lease terms (in years)	4.8	2.3
Weighted-average discount rate	6.0%	6.0%

For the years ended December 31, 2022 and 2021, supplemental cash flow information related to leases is as follows:

	Year ended December 31,
	2022	2021
Other Information
Cash paid for amounts included in the measurement of liabilities:
Operating cash flows for operating leases	$1,614,468	$532,892
Lease liabilities related to the acquisition of right of use assets:
Operating leases	$—	$2,196,370

Note 14 – Commitments and Contingencies

Board Appointments and Departures

Ms. Kelly J. Anderson

Appointment as Board Member and Chairman of the Audit Committee

On December 6, 2022, the Board of Directors of AgEagle appointed Kelly J. Anderson as a Board member to fill the vacancy created by the recent resignation of Luisa Ingargiola, effective December 5, 2022. Ms. Anderson qualifies as an independent director under the corporate governance standards of the NYSE American and meets the financial sophistication requirements of the NYSE American. She also meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Also effective on December 5, 2022, Ms. Anderson was appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee and was appointed to chair the Company’s Audit Committee.

As compensation for services as an independent director, Ms. Anderson shall receive an annual cash fee of $60,000, payable quarterly; and a quarterly grant of 25,000 stock options with an exercise price at the current market price of the Company’s Common Stock at the time of issuance (the “Quarterly Options”). The Quarterly Options are exercisable for a period of five years from the date of grant and vest in equal quarterly installments over a period of two years from the date of grant.

F-82

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 14 – Commitments and Contingencies-Continued

Ms. Luisa Ingargiola

Departure of Board Member

On November 18, 2022, Ms. Luisa Ingargiola resigned as a director, a member of the Compensation Committee and Nominating and Corporate Governance committee, and the chair of the Audit Committee of AgEagle. Ms. Ingargiola’s resignation from the Company’s Board of Directors was not a result of any disagreement with management or any matter relating to the Company’s operations, policies or practices.

Executive Appointments and Departures

Mr. Michael O’Sullivan

Appointment as Chief Commercial Officer

On April 11, 2022, Michael O’Sullivan (“Mr. O’Sullivan”) was appointed as the Company’s Chief Commercial Officer, Mr. O’Sullivan will receive an annual base salary of 250,000 CHF per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan and as approved by the Compensation Committee, Mr. O’Sullivan will be eligible to receive an annual cash bonus of up to 30% of his then-current base salary and RSUs with a fair value of up to 150,000 CHF, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. Furthermore, Mr. O’Sullivan is entitled to a service-based bonus, comprised of a cash bonus of 87,500 CHF and RSUs with a fair value of 87,500 CHF. Upon execution of his employment agreement with the Company, Mr. O’Sullivan was immediately granted RSUs with a fair value of 43,750 CHF, as part of his service-based bonus. The remaining RSUs with a fair value of 43,750 CHF and the cash payment of 87,500 CHF will vest in October 2022. In addition, Mr. O’Sullivan is entitled to receive a quarterly grant of 10,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

Mr. O’Sullivan is provided with severance benefits in the event of termination without cause or for good reason, as defined in his employment offer letter. Upon execution of a severance agreement entered into between Mr. O’Sullivan and the Company, Mr. O’Sullivan will be entitled to the following benefits: (i) three months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) three months of paid Garden Leave, which is paid in the form of salary continuation, in accordance with the laws of Switzerland; and (iii) a grant of fully-vested RSUs with a fair market value of 150,000 CHF on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. O’Sullivan’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

F-83

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 14 – Commitments and Contingencies-Continued

Mr. Barrett Mooney

Appointment as Chief Executive Officer and Chairman of the Board

On January 17, 2022, Mr. Barrett Mooney, the Company’s Chairman of the Board and the Chief Executive Officer immediately preceding Mr. Michael Drozd, was reappointed to serve as the Chief Executive Officer of the Company and to continue in his role as Chairman of the Board. In his role as Chief Executive Officer, Mr. Mooney will receive an annual base salary of $380,000 per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan, approved by the Compensation Committee, Mr. Mooney is entitled to receive an annual bonus comprised of up to 35% of his base salary in cash and 350,000 in RSUs, based upon his performance as determined by certain metrics established by the Board and Mr. Mooney. In addition, Mr. Mooney is entitled to receive a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the issuance date, vesting over two years, and exercisable for a period of five years.

Mr. Mooney is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Mr. Mooney and the Company, Mr. Mooney will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested RSUs with a fair market value of $190,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. Mooney’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

In the event the Board of Directors (the “Board”) determines in its discretion that Mr. Mooney must relocate his principal place of performance of her duties, the Company shall pay and/or reimburse his expenses in connection with such relocation.

Mr. Torres Declet

Resignation as Chief Executive Officer

On January 17, 2022, the Company and Mr. Brandon Torres Declet mutually agreed to Mr. Torres Declet’s resignation as Chief Executive Officer and as a director of the Company. In connection with his departure, and in accordance with his employment agreement with the Company, Mr. Torres Declet will receive base salary continuation equal to six months of his then annual salary, reimbursement of COBRA health insurance premiums for a period of six months at the same rate as if Mr. Torres Declet were an active employee of the Company, and a grant of fully-vested restricted shares of Common Stock of the Company with a fair market value of $125,000 on the date of termination of employment, resulting in the issuance of 111,607 RSUs.

F-84

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 14 – Commitments and Contingencies-Continued

Appointment as Chief Executive Officer and Chief Operating Officer

On April 19, 2021, in connection with the Measure Acquisition, the Board approved the appointment of Mr. Torres Declet as the Company’s Chief Operating Officer. Mr. Declet also served as the President of Measure. Prior to joining the Company, Mr. Declet, co-founded Measure, and since 2014, served as its President. In his position as Chief Operating Officer, Mr. Declet received an annual base salary of $225,000 per year, subject to increases at the discretion of the Board. Mr. Declet was eligible for an annual cash bonus of up to 20% of his then-current base salary, as determined by the Board in its good faith discretion, based on the achievement of a combination of personal and Company objectives. Mr. Declet was also eligible to participate in any benefit plans offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. Mr. Declet would be awarded a one-time grant of 125,000 RSUs that vest on a pro rata basis over one year commencing on the date of closing of the Measure Acquisition. Additionally, Mr. Declet was entitled to be granted, on a quarterly basis, non-qualified options to acquire 25,000 shares of Company Common Stock.

On May 24, 2021, Mr. Torres Declet was appointed to serve as the new Chief Executive Officer of the Company. Mr. Torres Declet did not continue to serve as the Company’s Chief Operating Officer. On June 11, 2021, the Board upon recommendation of the Compensation Committee, approved an increase in Mr. Torres Declet’s annual base salary from $225,000 to $235,000, effective as of May 24, 2021, commensurate with his new position as Chief Executive Officer. Mr. Torres Declet was entitled to receive an annual 20% bonus, comprised of a mix of cash and RSUs, based upon his performance as determined by certain metrics established by the Board and Mr. Torres Declet.

On November 12, 2021, the Board, in connection with the 2021 senseFly Acquisition and the 2021 Executive Bonus Compensation Plan, approved a bonus of $10,000 cash and 75,000 RSUs to Mr. Torres Declet.

On February 7, 2022, the Company’s Board, upon recommendation of the Compensation Committee, approved the 2021 Executive Bonus Award comprising of $5,000 in cash bonus and the issuance of 42,500 RSUs for Mr. Torres Declet, the Company’s Chief Executive Officer.

Mr. J. Michael Drozd

Resignation as Chief Executive Officer

On May 24, 2021, the Company and Mr. J. Michael Drozd (“Mr. Drozd”) mutually agreed to Mr. Drozd’s resignation as Chief Executive Officer, effective immediately (the “Termination Date”). Mr. Drozd resigned to pursue new career opportunities. In connection with his departure, Mr. Drozd and the Company entered into a separation agreement and General Release, dated June 11, 2021 (“Separation Agreement”), pursuant to which, among other things, the Company agreed to and did pay Mr. Drozd the following: (i) his regular base salary at the annual rate of $235,000 through the Termination Date; (ii) an annual performance bonus comprised of $37,130 in cash and 118,500 shares of the Company’s Common Stock, (iii) severance pay equal to six months of his base salary as of the Termination Date; (iv) reimbursement for six months’ of COBRA health insurance premiums at the same rate as if Mr. Drozd were an active employee of the Company; (v) cash payment equal to three days of accrued and unused vacation days; and (vi) 26,652 fully-vested RSUs with a fair value of $125,000 at the date of grant. Additionally, Mr. Drozd’s then outstanding and unvested equity awards continued to be governed by the terms of the applicable award agreements, except that 8,333 of the 100,000 RSUs granted to him on April 19, 2021, in accordance with his employment agreement with the Company, vested on the effective date of the Separation Agreement.

F-85

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 14 – Commitments and Contingencies-Continued

Nicole Fernandez-McGovern

Employment Arrangements for Nicole Fernandez-McGovern, Chief Financial Officer

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved changes in the compensation of Mrs. Nicole Fernandez-McGovern (“Mrs. Nicole Fernandez-McGovern”) and entered into an agreement whereby (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company common stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Mrs. Fernandez-McGovern’s current base salary and potential bonus payments have not been changed however she is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered between Mrs. Fernandez-McGovern and the Company, Mrs. Fernandez-McGovern will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested RSUs with a fair market value of $125,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mrs. Fernandez-McGovern’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

In the event the Board of Directors (the “Board”) determines in its discretion that Mrs. Fernandez-McGovern must relocate her principal place of performance of her duties, the Company shall pay and/or reimburse her expenses in connection with such relocation.

Approval of 2022 Executive Compensation Plan and Awards to Ms. Fernandez-McGovern

On February 7, 2022, the Company’s Board, upon recommendation of the Compensation Committee, approved the 2021 Executive Bonus Award comprising of $10,000 in cash bonus and the issuance of 62,500 RSUs for Mrs. Nicole Fernandez-McGovern, the Company’s Chief Financial Officer.

Additionally, on February 7, 2022, the Company’s Board, upon recommendation of the Compensation Committee, approved the adoption of its 2022 Executive Compensation Plan pursuant to which, if all performance milestones related to the Company’s operational, financial, and strategic targets are met, Mrs. Fernandez-McGovern will be eligible to receive the following:(i) an annual cash bonus of up to 35% of her then-current base salary and RSUs with a fair value of up to $300,000, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. (ii) a service-based bonus, comprised of a cash bonus of $50,000 and RSUs with a fair value of $50,000, which is payable in October 2022, and (iii) a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

F-86

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 14 – Commitments and Contingencies-Continued

On November 12, 2021, the Board, in connection with the 2021 senseFly Acquisition and the 2021 executive compensation plan, approved a spot bonus of cash bonus of $10,000 and 75,000 RSUs to Mrs. Fernandez-McGovern.

The Company has various employment agreements with various employees of the Company which it considers normal and in the ordinary course of business along with agreements for all its directors which it has previously disclosed.

The Company has no other formal employment agreements with our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement, or any other termination of our named executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. However, it is possible that the Company will enter into formal employment agreements with its executive officers in the future.

Purchase Commitments

The Company routinely places orders for manufacturing services and materials. As of December 31, 2022, the Company had purchase commitments of approximately $3,155,867. These purchase commitments are expected to be realized during the year ending December 31, 2023.

Note 15 – Related Party Transactions

The following reflects the related party transactions during the years ended December 31, 2022 and 2021, respectively:

Mrs. Fernandez-McGovern is one of the principals of Premier Financial Filings, a full-service financial printer. Premier Financial Filings provided contracted financial services to the Company. For the years ended December 31, 2022 and 2021, the expenses related to services provided by Premier Financial Filings to the Company, were $18,371 and $33,930, respectively. These expenses are included within general and administrative expenses in the Company’s consolidated statements of operations.

One of the Company’s directors, Mr. Thomas Gardner, is one of the principals of NeuEon, Inc, which provides services to the Company as the Chief Technology Officer. For the years ended December 31, 2022 and 2021, the expenses related to services provided by NeuEon Inc. to the Company were $153,750 and $293,750, respectively. These expenses are included within the general and administrative expenses in the Company’s consolidated statements of operations.

Following his resignation as Chief Executive Officer in May 2020, Mr. Mooney agreed to provide consulting services to the Company, as needed, at a fixed fee of $4,500 per month on a month-to-month basis, plus reimbursement for travel expenses. On July 20, 2020, the Board, upon recommendation of the Compensation Committee, increased Mr. Mooney’s monthly fee for consulting services to $10,000 from $4,500 per month. For the years ended December 31, 2022 and 2021, the Company recognized $0 and $25,000 of expenses, which are included in the general and administrative expenses in the Company’s consolidated statement of operations.

F-87

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 16 – Income Taxes

Prior to April 15, 2015, AgEagle Aerial Inc. was treated as a disregarded entity for income tax purposes. Income taxes, if any, were the responsibility of the sole member. Effective April 22, 2015, the Company elected to be classified as a corporation for income tax purposes. On March 26, 2018, the Company’s predecessor company, EnerJex Resources, Inc. (“EnerJex”), consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2017, pursuant to which AgEagle Merger Sub, Inc., a wholly-owned subsidiary of EnerJex, merged with and into AgEagle Aerial Systems Inc., a then privately held company (“AgEagle Sub”), with AgEagle Sub surviving as a wholly-owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems Inc. AgEagle Sub changed its name initially to “Eagle Aerial, Inc. and then to” AgEagle Aerial, Inc. Following the Merger, AgEagle Aerial Inc. became a wholly owned subsidiary of AgEagle Aerial Systems, Inc., and the group files a consolidated U.S. federal income tax return as well as income tax returns in various states.

As of December 31, 2022 and 2021, the total of all net deferred tax assets was $11,170,665 and $8,820,453, respectively. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets the Company has established a valuation allowance of $11,170,665 and $8,820,453 as of December 31, 2022 and 2021, respectively. The change in the valuation allowance during the years ended December 31, 2022 and 2021 was $2,350,212 and $5,542,986, respectively.

On March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, provides for an acceleration of alternative minimum tax credit refunds, the deferral of certain employer payroll taxes, the availability of an employee retention credit, and expands the availability of net operating loss usage. In addition, other governments in state and local markets in which we operate also enacted certain relief measures.

On December 27, 2020, the Consolidations Appropriations Act, 2021 (“CAA”) was signed into law and included in the government appropriations and additional economic stimulus. The CAA enhances and expands certain provisions of the CARES Act. The CAA modifies the tax deductibility of expenses relating to the PPP loan forgiveness, Employee Retention Credit eligibility and extends other CARES Act provisions. We continue to monitor new and updated legislation, however the provisions enacted have not had a material impact on our consolidated financial statements.

As of December 31, 2022, the Company has a federal and state net operating loss carry forward of approximately $38,733,732 and $17,975,553, respectively. Of those balances, the Company has $7,661,107 of federal net operating losses expiring in 2035-2037 and the remaining amounts have no expiration. The Company has a foreign net operating loss carry forwards of $11,428,419 which expire in 2028-2029. The Company has state net operating carry forwards of $13,113,999 which expire between 2024-2041, and the remaining amounts have no expiration.

The timing and manner in which we can utilize our net operating loss carry forward and future income tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding the change in ownership of corporations. Such limitations may have an impact on the ultimate realization of our carry forwards and future tax deductions. Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on a corporation’s ability to utilize net operating losses if it experiences an “ownership change.” In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by us at the time of the change that are recognized in the five-year period after the change. The Company has not conducted a formal ownership change analysis as required under Section 382; however, we intend to do so if we anticipate recognizing tax benefits associated with the net operating loss carryforwards.

F-88

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 16 – Income Taxes-Continued

As of December 31, 2022, the Company determined it is more likely than not that it will not realize our temporary deductible differences and net operating loss carryforwards, and as such, has provided a full valuation allowance on our net deferred tax asset.

During the years ended December 31, 2022 and 2021, the Company did not recognize any uncertain tax positions, interest or penalty expense related to income taxes. AgEagle files U.S. federal and state income tax returns, as required by law. The federal return generally has a three-year statute of limitations, and most states have a four-year statute of limitations; however, the taxing authorities can review the tax year in which the net operating loss was generated when the loss is utilized on a tax return. We currently do not have any open income tax audits. The Company is open to federal and state examination on the 2019 through 2021 income tax returns filed.

For the years ended December 31, 2022 and 2021, a reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company’s effective rate is as follows:

	2022		2021
	Amount	Rate	Rate	Amount
Computed tax at the expected statutory rate	$(12,233,282)	21.00%	$(6,337,648)	21.00%
State and local income taxes, net of federal	(193,910)	0.33%	(249,537)	0.83%
Permanent differences	8,892,114	(15.26)%	1,821,323	(6.04)%
Other adjustments	(57,579)	0.09%	409,229	(1.36)%
Stock compensation	172,056	(0.30)%	—	—
Return to provision adjustment	369,793	(0.63)%	(11,518)	(0.04)%
Purchase accounting	—	-	(1,298,228)	4.30%
Foreign tax differential	700,596	(1.20)%	123,393	(0.41)%
Change in valuation allowance	2,350,212	(4.03)%	5,542,986	(18.37)%
Income tax expense (benefit)	$—	0.00%	$—	0.00%

As of December 31, 2022 and 2021, the temporary differences, tax credits and carryforwards that gave rise to the following deferred tax assets (liabilities):

	2022	2021
Property and equipment	$(100,019)	$(75,342)
Other current liabilities	-	28,284
Intangible assets	(1,036,649)	(1,399,267)
Equity compensation	1,001,945	742,175
Other accrued expenses	758,951	237,508
Net operating loss carry forward	8,820,107	8,900,739
Tax credits	1,726,330	386,356
Total deferred tax assets	11,170,665	8,820,453
Valuation allowance	(11,170,665)	(8,820,453)
Net deferred tax assets	$—	$—

F-89

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 16 – Income Taxes-Continued

The Company’s provision is primarily driven by the full valuation allowance in 2022 and 2021.

	2022	2021
Current
U.S. Federal	$—	$—
U.S. State	5,750	—
U.S. Foreign	—	—
Total current provision	5,750	—
Deferred	—	—
U.S. Federal	—	—
U.S. State	—	—
U.S. Foreign	—	—
Total deferred benefit	—	—
Change in valuation allowance	—	—
Total provision for income taxes	$5,750	$—

The Company’s income (loss) before provision for incomes taxes consisted of the following amounts:

	For the Year ended December 31,
	2022	2021
United States	$(48,536,722)	$(28,467,858)
International	(9,717,001)	(1,640,822)
Total net income (loss) before income taxes	$(58,253,723)	$(30,108,680)

F-90

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 17 – Segment Information

The Company conducts the business through the following three operating segments: Drones, Sensors and SaaS.

The accounting policies of the operating segments are the same as those described in Note 2. Non-allocated administrative and other expenses are reflected in Corporate. Corporate assets include cash, prepaid expenses, notes receivable, right of use asset and other assets.

As of December 31, 2022 and 2021 and for the years then ended operating information about the Company’s reportable segments consisted of the following:

Goodwill and Assets

	Corporate	Drones	Sensors	SaaS	Total
As of December 31, 2022
Goodwill	$—	$—	$18,972,896	$4,206,515	$23,179,411
Assets	$4,785,643	$14,930,789	$26,081,788	$8,386,654	$54,184,874

As of December 31, 2021
Goodwill	$—	$12,655,577	$18,972,896	$33,238,809	$64,867,282
Assets	$14,516,466	$27,073,211	$25,548,066	$37,545,298	$104,683,041

Net (Loss) Income

	Corporate	Drones	Sensors	SaaS	Total
Year ended December 31, 2022
Revenue	$—	$9,840,321	$8,655,434	$598,670	$19,094,425
Cost of sales	—	4,762,888	5,086,993	1,026,427	10,876,308
Loss from operations (1)	(10,177,362)	(22,004,223)	10,958	(32,106,210)	(64,276,837)
Other income (expense), net	6,416,717	(356,095)	(30,893)	(6,615)	6,023,114
Net loss	$(3,760,645)	$(22,360,318)	$(19,935)	$(32,112,825)	$(58,253,723)

Year ended December 31, 2021
Revenue	$—	$2,428,858	$6,793,727	$538,367	$9,760,952
Cost of sales	—	1,474,368	3,303,286	727,054	5,504,708
Loss from operations (2)	(11,976,556)	(1,803,370)	(1,266,599)	(15,246,247)	(30,292,772)
Other income (expense), net	121,926	(16,007)	26,786	51,387	184,092
Net loss	$(11,854,630)	$(1,819,377)	$(1,239,813)	$(15,194,860)	$(30,108,680)

(1)	Includes goodwill impairment $41,687,871 for the Drone and SaaS reporting segments
(2)	Includes goodwill impairment $12,357,921 for the SaaS reporting segment

F-91

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 17 – Segment Information-Continued

Revenues by Geographic Area

	Drones	Sensors	SaaS	Total
Year ended December 31, 2022
North America	$5,320,034	$3,173,347	$598,670	$9,092,051
Europe, Middle East and Africa	3,537,463	3,309,039	—	6,846,502
Asia Pacific	982,824	1,756,253	—	2,739,077
Other	—	416,795	—	416,795
Total	$9,840,321	$8,655,434	598,670	$19,094,425

Year ended December 31, 2021
North America	$527,292	$2,235,143	$538,367	$3,300,802
Europe, Middle East and Africa	1,074,413	2,587,399	—	3,661,812
Asia Pacific	257,021	1,224,719	—	1,481,740
Other	570,132	746,466	—	1,316,598
Total	$2,428,858	$6,793,727	$538,367	$9,760,952

Note 18 – Subsequent Events

On January 24, 2023, the board of directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) approved and adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”) which became effective immediately. The Amended Bylaws, among other things, lowered the quorum requirement for all meetings of shareholders from the holders of a majority to the holders of 33-1/3%, of the issued and outstanding shares of the Company’s common stock entitled to vote at all such meetings.

At a Special Meeting of the Shareholders of AgEagle, held on February 3, 2023 in Miami, Florida, the Company’s shareholders of record as of the close of business on December 9, 2022 and entitled to vote, approved the issuance of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of the Company’s Common Stock outstanding upon the purchase of Series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”), convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii). Since the approval of the reverse stock split proposal required the affirmative vote of a majority of shares issued and outstanding, and the Company has not obtained the requisite vote for approval of the reverse stock split proposal, the only proposal adopted by the shareholders at the Special meeting was the shares issuance proposal.

On March 9, 2023, the Company received an Investor Notice to purchase an additional 3,000 shares of Series F Convertible Preferred (the “Additional Series F Preferred”) convertible into 2,381 shares of the Company’s Common Stock per $1,000 Stated Value per share of Preferred Stock, at a conversion price of $0.42 per share and associated Common Stock warrant to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred and the Additional Warrant.

Note 18 – Subsequent Events-Continued

The Additional Series F Preferred and the Additional Warrant were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Additional Series F Preferred nor the Additional Warrant has been registered under the Securities Act, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. The Company is obligated to file a registration statement on Form S-3 (or Form S-1, if the Company is not eligible to use a Form S-3) to register the shares underlying the Additional Series F Preferred and the Additional Warrant no later than ten days after filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

F-92

16,319,165 WARRANT SHARES

AGEAGLE AERIAL SYSTEMS INC.

PROSPECTUS